UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

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Merck & Co., Inc.

2000 Galloping Hill Road

Kenilworth, NJ 07033 U.S.A.

Merck & Co., Inc.

Kenneth C. Frazier Chairman, President and Chief Executive Officer	2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

April 13, 2015

Dear Shareholders:

It is my pleasure to invite you to the 2015 Annual Meeting of Shareholders of Merck & Co., Inc. (“Merck”), which will be held on Tuesday, May 26, 2015, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The attached Notice of Annual Meeting of Shareholders and proxy statement will serve as your guide to the business to be conducted and provide details regarding admission to the meeting.

In 2014 we made important progress in advancing our global initiative to transform the way Merck operates in recognition of the evolution underway in healthcare markets around the world. We’ve sharpened our commercial and R&D focus, redesigned our operating model and reduced our cost base. In addition, we accelerated our business development activity, drawing on the best assets and science external to Merck, and our recent acquisitions of Idenix, Cubist and Oncoethix are proof points. Further, the sale of our Consumer Care business to Bayer resulted from a rigorous portfolio review and generated capital to fund acquisitions like these and to return cash to shareholders through our dividend and share repurchases.

We continue to firmly believe that the best way to create intrinsic, long-term value for society and our shareholders is through the discovery and development of transformational medicines and vaccines. Our success and our future will be predicated on what has long defined Merck: innovating at the intersection of scientific opportunity and global unmet medical need. We intend to stay at the forefront of biopharmaceutical science and remain steadfastly committed to making real and meaningful differences in the lives of patients and delivering value for our customers and shareholders.

Through our pipeline and commercial portfolio, Merck is focused on many of the most urgent global health challenges facing humankind, and we are poised to play a leading role in addressing them. We now have more than 10 Phase 3 programs targeting many of the world’s most urgent public health issues, and Merck scientists are heavily engaged in the most innovative areas in biomedical research today:

The top area is immuno-oncology, which is using the body’s own immune system to fight cancer. Merck’s KEYTRUDA, the first anti-PD-1 treatment approved in the U.S. for advanced melanoma, is now being studied in over 30 cancers in more than 20 combination settings.

We are also concentrating on the major global health challenges of Hepatitis C, cardio-metabolic disease, resistant microbial infection and Alzheimer’s disease.

Further, we entered into an exclusive worldwide license agreement with NewLink Genetics to research, develop, manufacture and distribute its investigational Ebola vaccine candidate.

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In addition, we continue to address some of the most critical areas of growing and unmet medical need:

Diabetes is a growing global epidemic with over 100 million patients. Merck maintains a leadership position with the JANUVIA franchise, which continues to be an important treatment option for type 2 diabetes patients.

Vaccines have provided numerous innovations to improve global health. As just one example, our GARDASIL 9 vaccine, recently approved by the U.S. Food and Drug Administration, improves the coverage against cancer-causing human papillomavirus (HPV) to nearly 90 percent.

In summary, in 2014 Merck colleagues worked with passion and diligence to help ensure we can continue delivering on our mission to save and improve lives around the world for years to come. Going forward, we will continue to focus our resources on those internal and external opportunities that can generate the greatest benefit to patients, customers and shareholders.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as described in this proxy statement as promptly as possible. Merck began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2014 Annual Report on Form 10-K, and proxy card/voting instruction form to shareholders and to employee benefit and stock purchase plans participants on April 13, 2015. Your vote is important. We urge you to exercise your right to do so.

Sincerely,

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PARTICIPATE IN THE FUTURE OF MERCK & CO., INC. CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate as a shareholder. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except on ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Abstentions	Votes required for approval
PROPOSAL 1	Election of Directors	Page 26	FOR each Nominee	No
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	Page 36	FOR	No		Majority
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2015	Page 68	FOR	Yes	Do not count for all seven proposals	of shares cast required for all seven proposals
PROPOSAL 4	Amendment and Restatement of the 2010 Incentive Stock Plan	Page 70	FOR	No
PROPOSAL 5	Amendment and Restatement of the Executive Incentive Plan	Page 76	FOR	No
PROPOSALS 6 - 7	Shareholder Proposals	Pages 78-80	AGAINST each proposal	No

Vote right away

Advance Voting Methods and Deadlines

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR	BY MAILING YOUR PROXY CARD
SMARTPHONE

Registered Owners	Registered Owners in	Scan this QR code 24/7	Cast your ballot,
Visit 24/7	the U.S. or Canada dial toll-free 24/7	to vote with your mobile device	sign your proxy card
www.proxyvote.com	1-800-690-6903	(may require free software)	and send by free post

You will need the 16 digit number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 25, 2015.

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If your shares are held in a stock brokerage account or by a bank or other nominee, you’re ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

Voting at the Meeting

All shareholders of record may vote in person at the 2015 Annual Meeting of Shareholders. Meeting details are provided below. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question “How do I vote?” on page 81 of “Questions and Answers About the Annual Meeting and Voting”.

Merck & Co., Inc. 2015 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 26, 2015, at 9:00 a.m., local time

Location:	Bridgewater Marriott
700 Commons Way
Bridgewater, New Jersey 08807

Record Date:	March 31, 2015

Admission

All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket and photo identification. You may request a ticket by writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., by faxing your request to 908-735-1224, or by calling 908-740-4000. If you are a shareholder of record (your shares are held in your name), you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Bank, N.A. If you are a beneficial owner (your shares are held through a broker, bank, or nominee), you must provide current evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee. Your request for an admission ticket must be received on or before May 18, 2015.

Webcast

If you are unable to attend the meeting, you will be able to view and listen to the meeting via the internet. We will broadcast the meeting as a live webcast through our website. The webcast will remain available for replay for one month following the meeting. Visit our Investor Relations website at http://www.merck.com/investors/webcasts-and-presentations.html and click on “Shareholder Meetings”.

Questions and Answers About the Annual Meeting and Voting

Please see the “Questions and Answers About the Annual Meeting and Voting” section beginning on page 81 for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

Governance Highlights (page 14)

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and facts:

11 of our 12 Director Nominees are Independent	Risk Oversight by Full Board and Committees
Annual Election of Directors	Strong Governance and Disclosure of Corporate Political Spending
Strong Independent Lead Director	Active Board Participation in CEO Succession Planning
Annual Board and Committee Evaluation Process	Board Oversight of Company Strategy
Active Shareholder Engagement	Diverse Board in Terms of Gender, Ethnicity, Experience and Skills
Majority Voting for All Directors	The Threshold to Call a Special Meeting is 15% of Shareholders
No Shareholder Rights Plan (‘‘Poison Pill’’)	Transparent Public Policy Engagement
No Supermajority Voting Provisions	Longstanding Commitment to Corporate Responsibility
Annual “Say on Pay” Advisory Votes	Policy Providing for Return of Incentive Compensation (“Clawback Policy”)
Board and Committee Authority to Retain Independent Advisors	Share Ownership Requirements for Executives and Directors and Share Retention Policy for Executives
Robust Code of Ethics	Hedging, Short Sale and Pledging Policies
Regular Executive Sessions of Independent Directors	Strong Alignment Between Pay and Performance for Incentive Plans

Voting Matters

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

		Board vote	See page number
		recommendation	for more detail
Management Proposals
PROPOSAL 1	Election of Directors	FOR each Nominee	26
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	FOR	36
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2015	FOR	68
PROPOSAL 4	Proposal to Amend and Restate the 2010 Incentive Stock Plan	FOR	70
PROPOSAL 5	Proposal to Amend and Restate the Executive Incentive Plan	FOR	76
Shareholder Proposals
PROPOSAL 6	Shareholder Proposal Concerning Shareholders’ Right to Act by Written Consent	AGAINST	78
PROPOSAL 7	Shareholder Proposal Concerning Accelerated Vesting of Equity Awards	AGAINST	80

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Nominees for Director (page 28)

The following table provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each Directors’ background, skill set and areas of experience can be found beginning on page 28.

		Director	Occupation and			Other Public
Name	Age	since	Experience	Independent	Committee Memberships	Company Boards
Leslie A. Brun	62	2008	Chairman and Chief Executive Officer, Sarr Group, LLC		• Audit (Chair) • Governance, Public Policy and Corporate Responsibility	• Automatic Data Processing, Inc. • Broadridge Financial Solutions, Inc. • CDK Global, Inc.
Thomas R. Cech, Ph.D.	67	2009	Distinguished Professor, University of Colorado		• Audit • Research
Kenneth C. Frazier	60	2011	Chairman, President and Chief Executive Officer, Merck & Co., Inc.			• Exxon Mobil Corporation
Thomas H. Glocer	55	2007	Retired Chief Executive Officer, Thomson Reuters Corporation		• Compensation and Benefits (Chair) • Governance, Public Policy and Corporate Responsibility	• Morgan Stanley
William B. Harrison, Jr.	71	1999	Retired Chairman and Chief Executive Officer, JPMorgan Chase & Co.		• Governance, Public Policy and Corporate Responsibility (Chair) • Compensation and Benefits
C. Robert Kidder	70	2005	Former Chairman and Chief Executive Officer, 3Stone Advisors LLC		• Audit • Research	• Advanced Drainage Systems, Inc. • Morgan Stanley
Rochelle B. Lazarus	67	2004	Chairman Emeritus, Ogilvy & Mather		• Governance, Public Policy and Corporate Responsibility	• The Blackstone Group L.P. • General Electric
Carlos E. Represas	69	2009	Retired Executive Vice President and Head of the Americas, Nestlé, S.A.		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Bombardier Inc. • Swiss Re Group
Patricia F. Russo	62	1995	Former Chief Executive Officer and Director, Alcatel-Lucent		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Alcoa Inc. • General Motors Company • Hewlett-Packard Company • KKR Management LLC (the managing partner of KKR & Co., L.P.)
Craig B. Thompson, M.D.	62	2008	President and Chief Executive Officer, Memorial Sloan-Kettering Cancer Center		• Research (Chair)	• Charles River Laboratories International, Inc.
Wendell P. Weeks	55	2004	Chairman, Chief Executive Officer and President, Corning Incorporated		• Audit • Research	• Corning Incorporated

Peter C. Wendell	64	2003	Managing Director, Sierra Ventures		• Compensation and Benefits • Research

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Select Performance and Compensation Highlights for 2014 (page 37)

(For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.)

Business Highlights.

•	Met our financial goal for revenue and delivered non-GAAP EPS at the high end of our 2014 guidance range

•	Strong growth of key brands, including JANUVIA/JANUMET, REMICADE, SIMPONI and ISENTRESS

•	Received six product approvals in the U.S., more than in any previous year at Merck, including novel medicines such as KEYTRUDA (first anti-PD-1 therapy approved in the U.S.), BELSOMRA, ZONTIVITY and GARDASIL 9

•	Accelerated KEYTRUDA and Hepatitis C virus clinical development programs

•	Strengthened product portfolio and pipeline by acquiring Cubist Pharmaceuticals, Idenix and Oncoethix

•	Divested Consumer Care business to Bayer for more than $14 billion

•	Reduced non-GAAP operating expenses by approximately $1.3 billion compared to 2013 while continuing to invest for future growth

Shareholder Value Creation.

•	Returned $12.9 billion to shareholders through dividends and share repurchases (10% more than in 2013)

•	Increased the dividend paid by 2.3% during 2014

•	Drove a total shareholder return of 17%

Delivering Shareholder Value	2014 Total Shareholder Return

Pay is Aligned to 2014 Company Performance (page 38)

The Company’s operating performance was above target in 2014 and our variable incentives demonstrate strong linkage between pay and performance.

•	Annual Incentive – Strong 2014 performance resulted in above-target achievement (135 points vs. a target of 100 points) of the financial and research-based objectives of our new 2014 Company Scorecard, which focuses on our critical business drivers: revenue, EPS and pipeline milestones. These results, combined with individual performance, led to average annual incentive payouts for the Named Executive Officers of 148% of target in 2014 vs. 71% of target in 2013, when the Scorecard result was 72 points. The 2014 Company Scorecard is described in more detail beginning on page 42.

•	Long-Term Incentive – Final payout of the 2012-2014 Performance Share Unit (“PSU”) award cycle was 102% of target. Additional details about our PSU program and the 2012-2014 PSU award cycle are provided on page 46.

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2014 Executive Total Compensation Mix (page 41)

Under our executive compensation program, a significant portion (89% and 82%, respectively) of the CEO’s and other Named Executive Officers’ annual target total direct compensation is variable based on our operating performance and/or our stock price, as shown below:

Understanding the Increase in Disclosed Compensation (page 39)

While target compensation was unchanged for all Named Executive Officers in 2014, the revision to our Performance Share Unit program to create a stronger linkage to operational excellence and shareholder value over the long term created a pay disclosure impact, but not an actual cash or value impact. The charts below illustrate this impact using CEO salary, annual cash incentive and stock compensation.

2013 vs. 2014 CEO Compensation

($ millions)

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Response to Advisory Vote and Shareholder Feedback (pages 22 and 38)

In 2014, shareholders continued their support of our executive compensation programs with approximately 96% of the votes cast for approval of the “say on pay” proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Benefits Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers.

For additional information, see the CD&A in this proxy statement.

Beyond consideration of the annual “say on pay” vote, Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is pro-active and cross functional. During 2014, we held discussions with our largest shareholders on topics such as management and shareholder proposals, including written consent and special shareholders meetings; Board-related matters, including Board composition; executive compensation; and other governance matters. These discussions provided valuable insights into shareholder views. As a result of the feedback we received in advance of the 2014 proxy season, the Board of Directors approved an amendment to the Company’s By-Laws in early 2014 to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the combined voting power of the outstanding shares of the Company’s stock.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

2010 Incentive Stock Plan Amendment and Restatement (page 70)

We ask that our shareholders re-approve the 2010 Incentive Stock Plan, the operative terms of which are identical to the terms shareholders approved in 2010. We are seeking shareholder approval so that grants of Performance Share Units and Restricted Stock Units to the Named Executive Officers (other than the CFO) will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

Executive Incentive Plan Amendment and Restatement (page 76)

We ask that our shareholders approve an amended and restated Executive Incentive Plan (the “EIP”), which was last submitted to shareholders in 1994. The EIP reflects minor changes described on page 76 of this proxy statement and is intended to continue to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code. This allows EIP payments to the Named Executive Officers (other than the CFO) to be deductible for federal income tax purposes.

Auditors (page 68)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015. Below is summary information about PricewaterhouseCoopers LLP’s fees for services provided in 2014 and 2013.

Type of Fees (in Millions)	2014	2013
Audit Fees	$28.9	$28.7
Audit-Related Fees	10.1	5.5
Tax Fees	6.6	7.0
All Other Fees	1.8	2.8
TOTAL FEES	$47.4	$44.0

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Merck & Co., Inc.

2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

May 26, 2015

To the Shareholders:

The shareholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, May 26, 2015, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The purposes of the meeting are to:

•	elect 12 directors;

•	consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015;

•	consider and act upon a proposal to amend and restate the 2010 Incentive Stock Plan;

•	consider and act upon a proposal to amend and restate the Executive Incentive Plan;

•	consider and act upon a shareholder proposal concerning shareholders’ right to act by written consent;

•	consider and act upon a shareholder proposal concerning accelerated vesting of equity awards; and

•	transact such other business as may properly come before the meeting.

Only shareholders listed on the Company’s records at the close of business on March 31, 2015, are entitled to vote.

Merck began mailing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2014 Annual Report on Form 10-K, and proxy card/voting instruction form to shareholders and to employee benefit and stock purchase plans participants on April 13, 2015.

April 13, 2015

By order of the Board of Directors,

Geralyn S. Ritter
Senior Vice President, Corporate Secretary and Assistant General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2015:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, proxy statement and the 2014 Annual Report on Form 10-K and the means to vote by internet are available free of charge at: www.proxyvote.com.

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CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board selects and oversees senior management, who are charged by the Board with conducting the daily business of the Company.

The Board has adopted corporate governance principles (the “Policies of the Board”), which, in conjunction with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its Committees. Among the subjects addressed by the Policies of the Board are the philosophy and functions of the Board, composition of the Board including Lead Director responsibilities, qualifications of members, assessment of the Board, committee responsibilities, director transition and retirement, service on other boards, director compensation, stock ownership guidelines, chairmanship of meetings, director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board in response to changing regulatory requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials

The following materials relating to corporate governance at Merck are available on our website at
www.merck.com/about/leadership

•	Restated Certificate of Incorporation of Merck & Co., Inc.

•	By-Laws of Merck & Co., Inc.

•	Policies of the Board—a statement of Merck’s corporate governance principles
•	Merck Board Committee Charters

•	Shareholder Communications with the Board

•	Merck Code of Conduct—Our Values and Standards

Board’s Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees (Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management will set aside a specific period to review and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance will include basic research and clinical development; global marketing and sales; manufacturing strategy, capability and capacity; and the public policy and political environments that affect the Company’s business and operations. Specific operating priorities will be developed to effectuate the Company’s long-range plan. Some of the priorities will be short-term in focus; others will be based on longer-term planning horizons. Senior management will review the conclusions reached at its summer meeting with the Board at one or more meetings that usually occur in the fall. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.

At subsequent Board meetings, the Board continues to review substantively the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, in the winter, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and important areas of the business (for example, oncology) for extended, focused Board input and discussion. These time frames are flexible, however, and the

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Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Independence of Directors

The Policies of the Board require that a substantial majority of the members of the Board of Directors be independent members. In making independence determinations, the Board observes all criteria for independence established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent, an outside director must meet the bright line independence tests established by the NYSE and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders.

In accordance with the NYSE Corporate Governance Listing Standards, in determining the independence of any director who will serve on the Compensation and Benefits Committee, the Board also considers all factors specifically relevant to determining whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation and Benefits Committee.

Categorical Independence Standards

The Board has adopted categorical standards as part of the Policies of the Board to assist it in making independence determinations. The standards as set forth in the Policies of the Board are available on our website at www.merck.com/about/leadership.

The Governance, Public Policy and Corporate Responsibility Committee reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed all relationships between the Company and each Director and Director nominee and has determined that, with the exception of Kenneth C. Frazier, who is a Company employee, each non-management Director (Leslie A. Brun, Thomas R. Cech, Thomas H. Glocer, William B. Harrison, Jr., C. Robert Kidder, Rochelle B. Lazarus, Carlos E. Represas, Patricia F. Russo, Craig B. Thompson, Wendell P. Weeks, and Peter C. Wendell) has only immaterial relationships with the Company, and accordingly each is independent under these standards. The Board has also determined that each member of the Audit Committee; the Governance, Public Policy and Corporate Responsibility Committee; and the Compensation and Benefits Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where each of the Directors serves or served in the past, and that in the ordinary course of business, transactions may occur between the Company and such organizations. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence. In particular, the Board examined payments for advertising and marketing-related services made by the Company to Ogilvy & Mather (“Ogilvy”), for which Ms. Lazarus served as Chairman until July 2012, and previously also served as Chief Executive Officer, as well as to WPP Group, plc, of which Ogilvy is a subsidiary.

Also, as previously disclosed, the Company and Corning Incorporated (“Corning”), for which Mr. Weeks serves as Chairman, Chief Executive Officer and President, are parties to a Joint Research and Development Agreement (“R&D Agreement”) aimed at developing new glass materials. The R&D Agreement was reviewed by the Board’s Committee on Corporate Governance (the “Committee”) and reviewed and approved by the Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to this agreement. The Committee has conducted regular oversight of the R&D Agreement. In 2014, Merck and Corning entered into two follow-on agreements: a multi-year component supply agreement (“Supply Agreement”) with minimum volume commitments and a royalty agreement (“Royalty Agreement”), which Royalty Agreement also amended the R&D Agreement. Both agreements were reviewed and approved by the Committee and the entire Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to these

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agreements. As previously disclosed, prior to 2014 Merck reimbursed Corning $8 million for development costs incurred under the R&D Agreement. In 2014, Merck reimbursed Corning an additional $14 million for development costs incurred based on the achievement of certain agreed milestones under the R&D Agreement. An additional $8 million of reimbursable costs remain to be paid upon the achievement of final milestones set forth in the R&D Agreement. In addition to the reimbursable development expenses referred to above, in March 2014, Merck reimbursed Corning for approximately $0.4 million of intellectual property filing costs it incurred prior to 2014 under the R&D Agreement. Merck is presently reviewing the intellectual property filing costs incurred by Corning in 2014 and expects to reimburse Corning approximately an additional $0.5 million in such costs in early 2015. Merck also expects to reimburse Corning for additional intellectual property filing costs in the future. Merck made purchases from Corning totaling approximately $0.4 million under the Supply Agreement in 2014. Also, commencing in 2017, the Company expects to receive royalties under the Royalty Agreement. In addition, in 2014 the Company made purchases from Corning in the ordinary course of business unrelated to the Supply Agreement.

Dr. Cech and Dr. Thompson are employed at medical institutions with which the Company engages in ordinary course of business transactions in the form of purchases and sales.

The Board reviewed all transactions with each of these entities and determined that the individual Director had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company.

Board Leadership Structure

The Board of Directors is currently led by Kenneth C. Frazier, who serves as the Chairman of the Board, and by William B. Harrison, Jr., an independent Director, who serves as the Board’s Lead Director in accordance with the Policies of the Board. The Board, comprised entirely of independent Directors other than Mr. Frazier, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually.

Lead Director

The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities as set out in the Policies of the Board. These include:

Board Meetings and	•	The authority to call meetings of the independent members of the Board.
Executive Sessions	•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.
Communicating with Management	•	Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chair/CEO.
Agendas	•	Approving meeting agendas for the Board and conferring with management on the supporting material to be sent to the Board for meetings.
Meeting Schedules	•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
Communicating with	•	Being available for consultation and direct communication with major shareholders, as appropriate.
Shareholders and Stakeholders	•	Serving as a liaison between the Board and shareholders on investor matters.
Board Performance Evaluation	•	Leading the annual performance evaluation of the Board.
Chair and CEO Performance Evaluations	•	Leading the annual performance evaluation of the Chair/CEO.
CEO Succession	•	Leading the CEO succession planning process.

The Board of Directors has four standing committees, each of which is comprised solely of independent directors and is led by an independent chair. The role of these committees is described beginning on page 20.

The Board believes that the Company and its shareholders are well-served by the Board’s current leadership structure. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors provides a formal structure for strong independent oversight of the Chairman and Chief Executive Officer and the rest of our management team.

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Succession Planning

The Board regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that Directors have substantial opportunities over the course of the year to engage with possible succession candidates.

The Board also considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In director succession planning, the Governance, Public Policy and Corporate Responsibility Committee and Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience and attributes that would be beneficial to the Board’s oversight role. For more information, see “Criteria and Director Nomination Process” on page 26.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s and Committees’ effectiveness. As part of the evaluation, each Director completes a written questionnaire developed by the Governance, Public Policy and Corporate Responsibility Committee to provide feedback on the effectiveness of the Board, the Committees, as well as each individual Director’s own contributions. The Lead Director and Chair of the Governance, Public Policy and Corporate Responsibility Committee also conducts an interview with each Board member designed to gather additional suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. The collective ratings and comments of the Directors are compiled and then presented by the Lead Director to the Committee and to the full Board for discussion and action.

Each year, the Lead Director conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board, Committee and individual Director performance and suggestions for improvement.

Risk Oversight

The Board of Directors has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

The Board of Directors established the ERM process to ensure a complete Company-wide approach to risk over five distinct but overlapping core areas:

Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Reputation and Responsibility	Risks that may impact our reputation or the well-being of the Company or its employees

The goal of the ERM process is to provide an ongoing process, implemented at all levels of the Company across each business unit and corporate function, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Where the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Committee to the full Board of Directors for its consideration.

The Audit Committee periodically reviews the ERM process to ensure that it is robust and functioning effectively.

In addition to the ERM process, each committee of the Board oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Executive Committee and the heads of business units and corporate functions. For instance, the Audit Committee oversees risk relating to Finance, IT, Business Integrity and Sarbanes-Oxley reporting through its interactions with the CFO, CIO, Chief Compliance Officer, Controller, and Head of Internal Audit. A committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.

The separate ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

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Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written policy (the “Policy”) governing the review and approval of any transactions that Company management determines would be required to be publicly disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”).

The Policy requires that related person transactions, and any material amendments or modifications to such transactions shall be subject to review, approval or ratification by the Board, or a committee of the Board, and monitoring in accordance with the standards set forth in the Policy and available on our website at www.merck.com/about/leadership. The Policy is administered by the Governance, Public Policy and Corporate Responsibility Committee and is contained in the Policies of the Board.

The following process and guidelines are followed by the Governance, Public Policy and Corporate Responsibility Committee in determining whether to approve a related person transaction:

•	Company management is responsible for identifying transactions that are or would be related person transactions requiring review under this Policy through annual submission of and any interim update to Director and Officer questionnaires (“D&O Questionnaire”) or conflict of interest certifications, review of existing or proposed transactions with any shareholders owning five percent or greater of the Company’s outstanding common stock as of the date upon which we received notice of such party’s status as a related person, and through other disclosures to and reviews by management. Management is required to provide the Governance, Public Policy and Corporate Responsibility Committee all material information relevant to all related person transactions, with the exception of related person transactions that are excluded from the reporting requirements under Item 404(a), which shall not be subject to review, approval or ratification by the Governance, Public Policy and Corporate Responsibility Committee pursuant to this policy.

•	Charitable contributions, grants or endowments by the Company to a university or other academic institution at which a related person’s only interest is as a professor of such university or other academic institution and the aggregate amount involved does not exceed 0.5% of the recipient organization’s total annual revenues shall be deemed pre-approved pursuant to this policy. Notwithstanding the foregoing, a charitable contribution, grant or endowment shall not be deemed pre-approved where the related person has any role in the proposal or review of the contribution, grant or endowment or will specifically benefit from it personally or professionally.

•	The members of the Governance, Public Policy and Corporate Responsibility Committee review the material facts of related person transactions, and the disinterested members of the Committee shall either approve or disapprove of the transactions. The Committee only approves the transaction(s) if it determines that such transaction(s) is fair and reasonable. If advance approval by the Committee is not feasible, then the related person transaction is considered and, if the Committee determines it to be appropriate, ratified by the disinterested members of the Committee. If after considering the relevant facts and circumstances in connection with such transaction, the Committee determines that it cannot ratify the related person transaction, then the Committee takes such course of action as it deems appropriate under the circumstances.

•	As necessary, the Committee reviews approved (including pre-approved) or ratified related person transactions throughout the duration of the term of the transaction, but no less than annually, to ensure that such transaction remains fair and reasonable.

•	In determining whether a related person transaction is fair and reasonable, the Committee considers all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances; (iv) the extent of the related person’s interest in the transaction; (v) the potential for the transaction to lead to an actual or apparent conflict of interest; and (vi) the impact on a director’s independence in the event the related person is a director or director nominee, an immediate family member of a director or director nominee, or an entity in which a director or director nominee is a partner, shareholder or executive officer.

Certain Related Person Transactions

Each Director, Director nominee and executive officer of Merck annually completes and submits to the Company a D&O Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction, or proposed transaction, with Merck, or has a relationship with a company which had or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any

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transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which is comprised of independent directors, for its review.

Upon review by the Governance, Public Policy and Corporate Responsibility Committee of the report of related person transactions, no transactions concerning our Directors, executive officers or immediate family members of these individuals require disclosure under Item 404(a).

Board Meetings and Committees

In 2014, the Board of Directors met eight times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

Non-management Directors of the Company met in eight executive sessions in 2014. Mr. Harrison, Lead Director of the Board, presided over the executive sessions. Eleven of the twelve Directors attended the 2014 Annual Meeting of Shareholders.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors: Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. Additional information about the committees is provided below.

Members of the individual standing committees, as of April 1, 2015, are named below:

Governance, Public
		Compensation	Policy and Corporate
Board Member	Audit	and Benefits	Responsibility	Research
Leslie A. Brun(1)	Chair
Thomas R. Cech
Thomas H. Glocer		Chair
William B. Harrison, Jr.(2)			Chair
C. Robert Kidder
Rochelle B. Lazarus
Carlos E. Represas
Patricia F. Russo
Craig B. Thompson				Chair
Wendell P. Weeks
Peter C. Wendell

Number of meetings in 2014	8	6	4	4

(1)	Audit Committee Financial Expert as defined under SEC rules

(2)	Lead Director of the Board

All of our standing committees are governed by Board-approved charters. The committees evaluate their performance and review their charters annually.

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Audit Committee

The primary functions of this Committee are to:

•	oversee our accounting, financial reporting process, internal controls and audits, and consult with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied;

•	appoint, evaluate and retain our independent auditors;

•	maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•	monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reports on these items to the Board; and

•	oversee the ERM process.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 69 of this proxy statement and the approval of the annual internal audit plan as executed by the Internal Audit organization. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under Shareholder Communications with the Board on page 23 of this proxy statement.

The Audit Committee’s Report is included on page 68 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

Financial Expert on Audit Committee

The Board has determined that Mr. Leslie A. Brun, who currently is the Chairman and Chief Executive Officer of Sarr Group, LLC (an investment holding company), is the Audit Committee financial expert. The Board made a qualitative assessment of Mr. Brun’s level of knowledge and experience based on a number of factors, including his formal education, extensive finance, management, investment banking, commercial banking and financial advisory experience, as well as his track record of achievement and sound judgment as demonstrated by his service as the Chairman and CEO of Sarr Group, LLC and former Chairman and founder of Hamilton Lane (a leading advisory and management firm). Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and Head of Investor Relations, CCMP Capital Advisors, LLC (a global private equity firm), Managing Director and co-founder of the investment banking group of Fidelity Bank, Vice President in the Corporate Finance Division of E.F. Hutton & Co., Vice President of Lloyds International Corporation and Assistant Vice President and Chief Credit Officer of Chemical Bank in Seoul, South Korea.

The Governance, Public Policy and Corporate Responsibility Committee

The primary functions of this Committee are to:

•	consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping the corporate governance of the Company;

•	assess the size, structure and composition of the Board and Board committees, coordinate evaluation of Board performance, and review Board compensation, related person transactions, D&O indemnity and Fiduciary Liability insurance coverage for the Company’s Officers and non-employee Directors;

•	act as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors as further described on page 26 and oversee the Board’s Incumbent Director Resignation Policy as further described on page 27;

•	advise the Board of Directors and management on company policies and practices that pertain to our responsibilities as a global corporate citizen, our obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and our commitment to high standards of ethics and integrity; and

•	review social, political and economic trends that affect our business; review the positions and strategies that we pursue to influence public policy; monitor and evaluate our corporate citizenship programs and activities, including the support of charitable, political and educational organizations and political candidates and causes; and review legislative, regulatory, privacy and other matters that could impact our shareholders, customers, employees and communities in which we operate.

The Governance, Public Policy and Corporate Responsibility Committee Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on our website www.merck.com/about/leadership.

Compensation and Benefits Committee

The primary functions of this Committee are to:

•	establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain and motivate executives on behalf of the Company and to attract the talent necessary to successfully execute the Company’s long-term strategic plan;

•	discharge the Board’s responsibilities for compensating our executives;

•	oversee and monitor

	–	competence and qualifications of our senior management,

	–	senior management succession,

	–	soundness of the organizational structure, and

	–	other related matters necessary to ensure the effective management of the business; and

•	review the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

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More specifically, the Compensation and Benefits Committee (the “C&B Committee”) annually reviews and approves corporate goals and objectives relevant to the total direct compensation opportunity—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the Chairman and Chief Executive Officer (“CEO”) and other executive officers; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target total direct compensation and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A beginning on page 37. The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s total direct compensation.

The C&B Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

The C&B Committee Report is included on page 51 of this proxy statement.

Role of Compensation Consultants

The C&B Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&B Committee has retained Frederic W. Cook & Co., Inc. (“Cook”) as its compensation consultant.

Independence of Compensation Consultant

The C&B Committee annually reviews the services provided by Cook and believes that Cook is independent in providing executive compensation consulting services. The C&B Committee conducted a specific review of its relationship with Cook in 2014, and determined that Cook’s work for the C&B Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and the NYSE. In making this determination, the C&B Committee reviewed information provided by Cook on the following factors:

•	The provision of other services to Merck by Cook;

•	The amount of fees received from Merck by Cook as a percentage of the total revenue of Cook;

•	The policies and procedures of Cook that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the C&B Committee’s advisor with a member of the C&B Committee;

•	Any stock of Merck owned by the C&B Committee’s advisor or the advisor’s immediate family members; and

•	Any business or personal relationship of the C&B Committee’s advisor or any other employee at Cook with an executive officer of Merck.

In particular, the C&B Committee noted that (i) Cook provided no other services to Merck, other than occasional non-material assistance to the Human Resources staff related to Cook’s compensation committee-related duties; and (ii) Cook’s work is performed directly on behalf of the C&B Committee, working in cooperation with management, to assist the C&B Committee with executing its responsibilities.

Services performed during 2014

During 2014, Cook supported the C&B Committee by:

•	Reviewing our competitive market data with respect to the CEO’s and senior executives’ compensation;

•	Providing guidance and analysis on executive compensation plan design, market trends and best practices;

•	Assisting in determining Chairman and CEO target total direct compensation and payouts under the Executive Incentive Plan; and

•	Assisting with the preparation of public filings related to executive compensation, including the CD&A and the accompanying tables and footnotes.

Since 2010, the Company’s Human Resources department has retained Pay Governance LLC to provide various services pertaining to executive compensation. Pay Governance LLC had no direct role with the C&B Committee’s deliberations or decisions.

Compensation and Benefits Committee Interlocks and Insider Participation

Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Mr. Carlos E. Represas, Ms. Patricia F. Russo, and Mr. Peter C. Wendell served on the C&B Committee during 2014. There were no C&B Committee interlocks or insider (employee) participation during 2014.

Research Committee

The primary functions of the Committee are to:

•	assist the Board in its oversight of matters pertaining to our strategies and operations for the research and development of pharmaceutical products and vaccines;

•	identify areas and activities that are critical to the success of our drug and vaccine discovery, development and licensing efforts, as well as evaluate the effectiveness of our drug and vaccine discovery, development and licensing strategies and operations;

•	keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•	assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

The Research Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

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Shareholder Engagement

Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is pro-active and cross functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and other subject-matter experts within the Company engage with our shareholders to remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board.

In addition, we conduct an extensive shareholder outreach program with our largest shareholders twice a year focused on governance and executive compensation. We believe that it is most productive to discuss governance and compensation issues well in advance of the months leading up to the Annual Meeting, which allows management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the best interest of the Company.

During 2014, we held discussions with many of our shareholders in the spring before the 2014 Annual Meeting of Shareholders and once again in the late fall. In addition, we also participated in several other ad hoc meetings during the year, including at the invitation of shareholders. We also regularly seek to take advantage of other engagement opportunities and events.

Given our large shareholder base, we concentrate our shareholder outreach efforts on our largest 25-30 shareholders that represent approximately 40-45% of our ownership. In 2014, among the specific matters we discussed were as follows:

•	management and shareholder proposals, including written consent and special shareholders meetings;

•	Board-related matters, including Board composition, leadership, succession planning and shareholder-director engagement;

•	executive compensation, including changes in our executive compensation program; and

•	other governance matters including any policy changes recently adopted or under consideration at our shareholders.

These discussions provided valuable insights into shareholder views of our current governance practices and executive compensation programs as well as the shareholders’ voting processes and policies. We were pleased that in the aggregate, our top shareholders expressed no consistent concerns about our Board, corporate governance or executive compensation practices. The feedback received was summarized and presented to the Corporate Governance, Public Policy and Corporate Responsibility Committee, the C&B Committee and full Board. We have also incorporated certain suggestions to enhance or clarify our disclosures into this proxy statement.

Our Board also considered shareholder-director engagement and has confirmed the availability of the Board’s independent Lead Director or other members of the Board for consultation with major shareholders in appropriate situations. We will continue to engage with shareholders on a regular basis to better understand and consider their views.

Action by Written Consent

As discussed above, during our shareholder engagement in 2014, we continued our discussions regarding shareholder views on the right to act by written consent. As a matter of policy, some investors support written consent proposals under any circumstances; however, similar to feedback we received in 2013, most of our largest investors continue to believe that shareholder interests are appropriately protected by a well-structured right to call a special meeting. Based on feedback we received in 2013, the Board took action in early 2014 to amend the Company’s By-Laws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. As discussed further in the Board of Directors’ Statements in Opposition to shareholder Proposal 6 on page 78, we believe that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at relatively low thresholds, best protects the interests of all shareholders in a fair and balanced manner.

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Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties who wish to do so may communicate directly with members of the Board by writing to the following address:

Board of Directors
Merck & Co., Inc.
2000 Galloping Hill Road, K1-4157
Kenilworth, NJ 07033 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Corporate Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or Chair of the relevant committee. Examples of communications that would be considered inappropriate for submission to members of the Board include the following:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the Governance, Public Policy and Corporate Responsibility Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&B Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on our website as noted on page 14.

Information on communications to the Board may also be found on our website at http://www.merck.com/contact.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Company is committed to participating constructively and responsibly in the policymaking process, and to providing information and analysis on the issues that affect our business and patient care. As described on our website, our participation in the public policy debate is focused on two key objectives: encouraging innovation and improving patient access to quality healthcare. The Company’s public policy positions are determined by senior management with oversight by the Board’s Governance, Public Policy and Corporate Responsibility Committee. The Company’s political contributions are made in accordance with Company policies and procedures also overseen by senior management. The Board’s Governance, Public Policy and Corporate Responsibility Committee monitors all such contributions.

The Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures (http://www.merck.com/about/views-and-positions/home.html and http://www.merckresponsibility.com/our-approach/public-policy-advocacy).

In addition, the Company strictly complies with the disclosure obligations imposed by the numerous federal, state and local laws that regulate the Company’s political contributions and expenditures at all levels.

Commitment to Corporate Responsibility

The Company has robust corporate governance and oversight processes related to our corporate responsibility approach and our philanthropic giving. The Board’s Governance, Public Policy and Corporate Responsibility Committee regularly reviews aspects of the Company’s progress towards achieving our corporate responsibility objectives as well as the Company’s charitable giving priorities and programs. The Company publicly discloses and regularly updates information regarding its charitable contributions at http://www.merckresponsibility.com/ethics-transparency/transparency-disclosures/.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Guidelines

The Company imposes stock ownership guidelines for Directors and executive officers. Guidelines for Directors are discussed in the Director Compensation section, beginning on page 34 and ownership requirements for executive officers are discussed in the Compensation Discussion and Analysis section, beginning on page 50.

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation Table; and (c) all Directors and executive officers as a group. Unless otherwise noted, the information is stated as of February 28, 2015, and the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	(a)	Right to Acquire Beneficial Ownership Under Options/Stock Units Exercisable/Distributable Within 60 Days(b)	Percent of Class	Phantom Stock Units(c)
Kenneth C. Frazier	441,781		2,207,337	*	—
Leslie A. Brun	100		10,000	*	24,129
Thomas R. Cech	100		5,000	*	19,544
Thomas H. Glocer	5,100		15,000	*	37,160
William B. Harrison, Jr.	6,400		30,000	*	69,244
C. Robert Kidder	10,339	(d)	5,000	*	18,081
Rochelle B. Lazarus	6,352	(d)	20,000	*	54,229
Carlos E. Represas	11,500	(d)	—	*	23,649
Patricia F. Russo	13,148		5,000	*	18,081
Craig B. Thompson	3,352		5,000	*	18,081
Wendell P. Weeks	200	(d)	25,000	*	58,174
Peter C. Wendell	1,000		25,000	*	59,357
Robert M. Davis	—		—	*	—
Bruce N. Kuhlik	143,670		206,284	*	—
Roger M. Perlmutter	25,000		75,174	*	—
Adam H. Schechter	92,992	(d)	643,370	*	—
Peter N. Kellogg	295,770		331,000	*	—
All Directors and Executive Officers as a Group	1,386,974		4,784,126	*	399,729
*	Less than 1% of the Company’s outstanding shares of common stock.

(a)	Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, as applicable, as of January 8, 2015, for the accounts of individuals as follows: Mr. Frazier—3,545 shares and all Directors and executive officers as a group—13,385 shares.

(b)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2015, through the exercise of outstanding stock options.

(c)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.

(d)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 1,022 shares held in a trust for the benefit of Mr. Kidder’s children; 1,757 shares held by Ms. Lazarus’ spouse; 11,500 shares held in a trust for the benefit of Mr. Represas’ family; 70,794 shares held in a trust for the benefit of Mr. Schechter’s family; and 100 shares held in a custodial account for Mr. Weeks’ minor child.

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Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	188,561,141	(a)	6.60%
Capital World Investors
333 South Hope Street
Los Angeles, CA 90071	170,766,040	(b)	5.90%
Wellington Management Group LLP
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210	156,621,508	(c)	5.49%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	155,705,154	(d)	5.46%
(a)	As reported on Amendment No. 5 to Schedule 13G/A (the “BlackRock filing”) filed with the SEC on February 9, 2015. According to the BlackRock filing, of the 188,561,141 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2014, BlackRock has the sole power to vote or direct the vote with respect to 156,376,520 shares, sole power to dispose or to direct the disposition of 188,507,715 shares, and shared voting and shared dispositive power with respect to 53,426 shares.

(b)	As reported on Amendment No. 5 to Schedule 13G/A (the “Capital World filing”) filed with the SEC on February 13, 2015. According to the Capital World filing, as of December 31, 2014, Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), may be deemed to have the beneficial ownership of 170,766,040 shares of Merck common stock as a result of CRMC acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World disclaims beneficial ownership of the shares pursuant to Rule 13d-4. Capital World has sole voting authority and sole dispositive power over the shares.

(c)	As reported on Amendment No. 1 to Schedule 13G/A (the “Wellington filing”) filed with the SEC on February 12, 2015. According to the Wellington filing, as of December 31, 2014, Wellington Management Group LLP (“Wellington”), in its capacity as investment adviser, may be deemed to have the beneficial ownership of 156,621,508 shares of Merck common stock which are held of record by clients of Wellington. Wellington has the shared power to vote or direct the vote with respect to 48,833,608 shares and the shared power to dispose or to direct the disposition of 156,621,508 shares. Wellington does not have sole voting or dispositive power with respect to any other shares.

(d)	As reported on Schedule 13G (the “Vanguard filing”) filed with the SEC on February 11, 2015. According to the Vanguard filing, of the 155,705,154 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”), as of December 31, 2014, Vanguard has the sole power to vote or direct the vote with respect to 4,932,731 shares, sole power to dispose or to direct the disposition of 151,030,521 shares, and shared power to dispose or to direct the disposition of 4,674,633 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the U.S. Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than 10% of Merck common stock.

Based solely upon a review of the copies of the forms furnished to us during fiscal year 2014, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and Directors were complied with during the 2014 fiscal year.

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PROPOSAL 1. ELECTION OF DIRECTORS

Criteria and Director Nomination Process

The Governance, Public Policy and Corporate Responsibility Committee acts as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors. In this capacity, the Committee concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended to it by Board members, management, shareholders or search consultants utilizing qualifications which are set forth in the Policies of the Board, available on our web site at http://www.merck.com/about/leadership/home.html.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

(a)	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

(b)	have demonstrated ability and sound judgment that usually will be based on broad experience;

(c)	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

(d)	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

(e)	be committed to building sound, long-term Company growth.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition and especially in conjunction with the annual Board and Committee evaluations, the Governance, Public Policy and Corporate Responsibility Committee works with the Board to determine the appropriate mix of professional experiences, areas of expertise, educational backgrounds and other qualifications that are particularly desirable for our directors to possess in light of our current and future business strategies. The input gathered is then used by the Governance, Public Policy and Corporate Responsibility Committee in its planning and director search process.

In addition to meeting the criteria specified by the Policies of the Board, as listed above, the Board has also identified the following experiences, qualifications and skills as important and desirable to be represented on the Board based on the Company’s current needs and business priorities:

Experience, Qualifications & Skills
• Leadership	• Health Care Delivery Systems
• Finance and Accounting	• Regulatory
• Business Operations and Strategic Planning	• Corporate Governance
• Global Business Perspective	• Expertise in Technology and Related Trends
• Medicine, Science, Research and Development	• Talent Management

Diversity

Diversity is a factor considered when identifying prospective nominees for our Board, although the Governance, Public Policy and Corporate Responsibility Committee does not have a formal diversity policy. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster the Company’s business success as well as a diversity of personal characteristics, including gender, race, ethnic origin and national background. From time to time and including in 2015, the Committee has retained independent search firms to assist in identifying candidates that reflect these diversity objectives.

Shareholder Recommendation and Nomination of Directors

In addition to being able to recommend candidates for nomination by the Board, shareholders may themselves nominate a candidate or candidates for election as directors. For a shareholder to nominate a candidate or candidates for election as a director at the 2016 Annual Meeting, the shareholder must deliver to the Secretary of the Company by January 27, 2016, a written notice of the shareholder’s intention to nominate the candidate or candidates. As set forth in our By-Laws, the notice of nomination must contain the following information:

(a)	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)	a description of all arrangements or understandings between the shareholder and each nominee and any other person

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or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(d)	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

(e)	the consent of each nominee to serve as a director of the Company if so elected.

Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidates. If a proposed or recommended candidate continues to be of interest to the Governance, Public Policy and Corporate Responsibility Committee, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

All the Director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Governance, Public Policy and Corporate Responsibility Committee for election by shareholders at this Annual Meeting.

2015 Nominees for Director

The Board has recommended twelve nominees for election as Directors at this Annual Meeting, Mr. Leslie A. Brun, Dr. Thomas R. Cech, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Mr. C. Robert Kidder, Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Ms. Patricia F. Russo, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. All nominees, other than Mr. Frazier, a Company employee, satisfy the NYSE independence requirements.

Each of the nominees currently serves on the Board and was elected by the shareholders at the 2014 Annual Meeting. If elected, each nominee will hold a term expiring at the 2016 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified. The Governance, Public Policy and Corporate Responsibility Committee believes that each nominee possesses the qualifications and personal characteristics that would contribute to a diverse and well-functioning Board. All of the nominees hold, or have held, senior leadership positions in large, complex organizations including muti-national corporations, educational institutions and/or charitable organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities as Director. Their roles in these organizations also permit them to offer quality advice and counsel to the Company’s management.

A Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election, will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors. Under the Incumbent Director Resignation Policy (the “Resignation Policy”) of the Policies of the Board, an incumbent director who is not re-elected will be required to submit his or her resignation and the Governance, Public Policy and Corporate Responsibility Committee will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board. Under the Resignation Policy, the Board will be required to act on the recommendation of the Governance, Public Policy and Corporate Responsibility Committee no later than 90 days following certification of the shareholder vote.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Following the biographical information for each director nominee below, we describe the key experience and some of the qualifications and skills our Directors bring to the Board that, for reasons discussed above, are important in light of our current needs and business priorities.

The Board of Directors recommends that Shareholders vote FOR the election of each of the Director nominees.

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LESLIE A. BRUN Independent Director Age: 62	Director since:		2008
	Committees:	•	Audit (Chair)
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Automatic Data Processing, Inc. (2003), Non-executive Chairman (2007); Broadridge Financial Solutions, Inc. (2007), Non-executive Chairman (2011); CDK Global, Inc. (2014), Non-executive Chairman (2014)

Career Highlights:

Sarr Group, LLC, an investment holding company

– Chairman and Chief Executive Officer (2006-present)

CCMP Capital Advisors, LLC, global private equity firm

– Managing Director and Head of Investor Relations (2011-2013)

Hamilton Lane, private equity firm

– Chairman and Chief Executive Officer (1991-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Brun, the Board considered his extensive finance, management, investment banking, commercial banking and financial advisory experience in a highly-regulated industry, as well as his demonstrated success throughout his tenure as the Chairman and CEO of Sarr Group, LLC and Chairman and founder of Hamilton Lane. Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank and as Vice President in the Corporate Finance Division of E.F. Hutton & Co. In addition, his directorships at other public companies, including service as their Non-executive Chairman, provide him with extensive experience on corporate governance issues.

THOMAS R. CECH, PH.D. Independent Director Age: 67	Director since:		2009
	Committees:	• •	Audit Research
	Other Current Public Directorships: None

Career Highlights:

University of Colorado

– Distinguished Professor, Chemistry and Biochemistry (1990-present)

– Director, BioFrontiers Institute (2009-present)

Howard Hughes Medical Institute, non-profit medical research organization

– President (2000-2009)

– Investigator (1988-present)

Awards:

– National Medal of Science (1995)

– Nobel Prize in Chemistry (1989)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Cech, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry, including being a Nobel Prize winning chemist and a Professor at the University of Colorado. In addition, his role as the former President of the Howard Hughes Medical Institute provides Dr. Cech with extensive managerial experience with direct relevance to scientific research.

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KENNETH C. FRAZIER Management Age: 60	Director since:	2011
Other Current Public Directorships: Exxon Mobil Corporation (2009)

Career Highlights:

Merck & Co., Inc.

– Chairman and Chief Executive Officer (2011-present)

– President (2010-present)

– Executive Vice President and President, Global Human Health (2007-2010)

– Executive Vice President and General Counsel (2006-2007)

– Senior Vice President and General Counsel (1999-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Frazier, the Board considered Mr. Frazier’s broad managerial and operational expertise and deep institutional knowledge, as well as his track record of achievement, integrity and sound judgment demonstrated throughout his career with Merck & Co., Inc. and prior to joining Merck. In addition, his role as the Chair of the Board Affairs Committee of Exxon Mobil Corporation has provided him with important experience on governance issues facing public companies.

THOMAS H. GLOCER Independent Director Age: 55	Director since:		2007
	Committees:	•	Compensation and Benefits (Chair)
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Morgan Stanley (2013)
	Former Directorships Held During the Past 5 Years: Thomson Reuters Corporation (2008-2011)

Career Highlights:

Thomson Reuters Corporation, multinational media and information firm

– Chief Executive Officer (2008-2011)

– Chief Executive Officer, Reuters Group PLC (2001-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Glocer, the Board considered his extensive management, operational, technology and international business expertise, and his history of accomplishment and executive ability as CEO and a director at Thomson Reuters Corporation. In addition, his directorships at other public companies provide him with valuable experience on governance issues facing public companies.

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WILLIAM B. HARRISON, JR. Independent Lead Director Age: 71	Director since:		1999
	Committees:	•	Governance, Public Policy and Corporate Responsibility (Chair)
		•	Compensation and Benefits
	Other Current Public Directorships: None
	Former Directorships Held During the Past 5 Years: Cousins Properties Incorporated (2006-2012)

Career Highlights:

JPMorgan Chase & Co., multinational banking and financial services holding company

– Chairman and Chief Executive Officer (2001-2007)

– President and Chief Executive Officer (1999-2001)

– Chief Executive Officer, Chase Manhattan Corporation (1991-1999)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Harrison, the Board considered his extensive management, operational, financial and investment banking experience as well as his leadership and record of achievement and sound judgment in a highly-regulated industry during his tenure as Chairman and CEO of JPMorgan Chase & Co. He also has significant Board experience as a former director of Cousins Properties Incorporated and a current director of charitable and civic organizations.

C. ROBERT KIDDER Independent Director Age: 70	Director since:		2005
	Committees:	•	Audit
		•	Research
	Other Current Public Directorships: Advanced Drainage Systems, Inc. (2014), Morgan Stanley (1993)
	Former Directorships Held During the Past 5 Years: Chrysler Group LLC (2009-2011)

Career Highlights:

Chrysler Group LLC, automobile manufacturer

– Non-Executive Chairman (2009-2011)

3Stone Advisors LLC, private investment firm

– Chairman and Chief Executive Officer (2006-2011)

Stonehenge Partners, Inc., private investment firm

– Principal (2004-2006)

Borden Chemical, Inc., forest products and industrial chemical company

– Chairman of the Board (1995-2004)

– Chief Executive Officer (1995-2002)

Duracell International Inc., batteries and smart power systems manufacturer

– President (1988-1991) and Chief Executive Officer (1988-1994)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Kidder, the Board considered his extensive management, operational and financial expertise as well as his experience and demonstrated success holding corporate leadership roles in multiple industries. In addition, his directorships at other public companies provide him with valuable experience on governance issues facing public companies.

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ROCHELLE B. LAZARUS Independent Director Age: 67	Director since:	2004
	Committees:	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: The Blackstone Group L.P. (2013), General Electric (2000)

Career Highlights:

Ogilvy & Mather, global advertising and marketing communication company

– Chairman Emeritus (2012-present)

– Chairman, Ogilvy & Mather Worldwide (2008-2012)

– Chairman and Chief Executive Officer (1996-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Lazarus, the Board considered her extensive management (including talent management), marketing, communications expertise, as well as her track record of achievement and sound judgment as demonstrated by her history as Chairman and CEO of Ogilvy & Mather. Her role as Trustee of New York Presbyterian Hospital has enabled her to obtain experience in overseeing the management of medical providers, a key stakeholder group of the Company. In addition, her role as the Chair of the Governance and Public Affairs Committee of General Electric provides her with deep experience on governance issues facing public companies. She also has extensive experience as a director of charitable and civic organizations.

CARLOS E. REPRESAS Independent Director Age: 69	Director since:		2009
	Committees:	•	Compensation and Benefits
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Bombardier Inc. (2004), Swiss Re Group (2010)

Career Highlights:

Bombardier Inc., aerospace and transportation company

– Non-Executive Chairman, Bombardier Latin America (2011-present)

– Chairman, Advisory Board, Bombardier Mexico (2007-present)

Swiss Re Group, a reinsurance and financial services group

– Director (2010-present)

Swiss Re America Holding Corporation, a reinsurance and financial services group

– Director (2010-present)

Nestlé, S.A, multinational food and beverage company

– Chairman, Nestlé Group Mexico (1983-2011)

– Executive Vice President and Head of the Americas (1994-2004)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Represas, the Board considered his extensive management, operational and international business experience as well as his past performance and sound leadership demonstrated throughout his tenures as the Chairman, CEO and President of Nestlé Group Mexico and Executive Vice President—Head of the Americas, Nestlé S.A. Mr. Represas worked for Nestlé for 36 years in the United States, Brazil, Spain, Ecuador, Venezuela, Mexico and Switzerland. In addition, his role as the Chair of the Corporate Governance and Nominating Committee of Bombardier Inc. provides him with important experience on corporate governance.

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PATRICIA F. RUSSO Independent Director Age: 62	Director since:		1995
	Committees:	•	Compensation and Benefits
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Alcoa Inc. (2008), General Motors Company (2009), Hewlett-Packard Company (2011), KKR Management LLC (the managing partner of KKR & Co., L.P.) (2011)

Career Highlights:

Alcatel-Lucent, global telecommunications equipment company

– Chief Executive Officer and Director (2006-2008)

– Chairman, Lucent Technologies Inc. (2003-2006)

– President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Russo, the Board considered her extensive management, operational, international business and financial expertise, broad understanding of the technology industry, as well as her career achievements and demonstrated ability during her history as the former CEO and a director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her role as the Lead Independent Director of Hewlett-Packard and the Chair of the Directors and Corporate Governance Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

CRAIG B. THOMPSON, M.D. Independent Director Age: 62	Director since:	2008
	Committees:	Research (Chair)
	Other Current Public Directorships: Charles River Laboratories International, Inc. (2013)

Career Highlights:

Memorial Sloan-Kettering Cancer Center, cancer treatment and research institution

– President and Chief Executive Officer (2010-present)

The University of Pennsylvania

– Director, Abramson Cancer Center (2006-2010)

– Associate Vice President, Cancer Services, University of Pennsylvania Health System (2006-2010)

– Professor of Medicine, University of Pennsylvania Medical School (1999-2011)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Thompson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as President and CEO of Memorial Sloan-Kettering Cancer Center and past experience as a Professor of Medicine at the University of Pennsylvania School of Medicine, Director of the Abramson Cancer Center and Associate Vice President for Cancer Services of the University of Pennsylvania Health System. The Board also considered Dr. Thompson’s extensive experience in managing a cutting-edge cancer hospital and consequent deep understanding of the complexities of U.S. healthcare delivery system and policy environment.

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WENDELL P. WEEKS Independent Director Age: 55	Director since:		2004
	Committees:	•	Audit
		•	Research
	Other Current Public Directorships: Corning Incorporated (2000)

Career Highlights:

Corning Incorporated, materials science and specialty glass company for the consumer electronics, telecommunications, transportation, and life sciences industries

– Chairman, Chief Executive Officer and President (2010-Present)

– President and Chief Executive Officer (2005-2007)

– President and Chief Operating Officer (2002-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Weeks, the Board considered his extensive management, commercial, operational, and financial expertise, as well as his track record of success evidenced by his history at Corning Incorporated. Mr. Weeks possesses broad industry experience based on Corning’s diverse businesses and a demonstrated ability to manage effectively through market volatility. In addition, he brings unique insight into managing innovation, based on his experience with new product development.

PETER C. WENDELL Independent Director Age: 64	Director since:		2003
	Committees:	•	Compensation and Benefits
		•	Research
	Other Current Public Directorships: None

Career Highlights:

Sierra Ventures, technology-oriented venture capital firm

– Managing Director (1982-present)

Stanford University

– Faculty, Stanford University Graduate School of Business (1991-present)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Wendell, the Board considered his extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the $21 billion Princeton University endowment.

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DIRECTOR COMPENSATION

Directors who are not Merck employees are compensated for their service as a director as shown in the chart below:

Schedule of Director Fees
Compensation Element*	Director Compensation Program
Annual Retainer	$100,000, which may be deferred, at the Director’s option
Annual Mandatory Deferral	$150,000 in credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$25,000 for the Audit Committee
$15,000 for the Governance, Public Policy and Corporate Responsibility Committee
$15,000 for the Compensation and Benefits Committee
$15,000 for the Research Committee
Audit Committee Member Retainer	$10,000
Lead Director Retainer	$30,000
Stock Ownership Guideline	Ownership of common stock or shares held in the Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation equal to five times the annual cash retainer to be achieved by each director within five years of joining the Board or as soon thereafter as practicable**
*	All annual retainers are paid in quarterly installments.
**	Each of our non-employee Directors met this guideline as of December 31, 2014.

Directors’ Deferral Plan. Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in any of the investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash in installments or as a lump sum beginning with the year after termination of service as a Director.

In addition to the annual retainer, on the first Friday following the Annual Meeting of Shareholders, each Director receives a deferred stock unit—that is, a credit to his/her Merck common stock account under the Directors’ Deferral Plan—of $150,000. Directors who join the Board after that date are credited with a pro-rata portion.

Other. We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for a director participant in the Program is $30,000 in any calendar year.

Director Stock Ownership Guidelines. On joining the Board, each Director must own at least one share of stock, with a target Merck common stock ownership level equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck common stock account under the Directors’ Deferral Plan will be included in the target goal. Upon the request of a Director, the Governance, Public Policy and Corporate Responsibility Committee will consider if modification of the target ownership level is appropriate in view of a Director’s personal circumstances.

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2014 Director Compensation

As described more fully below, this chart summarizes the annual compensation for our non-employee directors during 2014.

Director Compensation for Fiscal Year Ended December 31, 2014
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Leslie A. Brun	$125,000	—	$180,000	$305,000
Thomas R. Cech	110,000	—	156,532	266,532
Thomas H. Glocer	115,000	—	155,000	270,000
William B. Harrison, Jr.	145,000	—	180,000	325,000
C. Robert Kidder	110,000	—	150,000	260,000
Rochelle B. Lazarus	100,000	—	196,000	296,000
Carlos E. Represas	100,000	—	150,000	250,000
Patricia F. Russo	100,000	—	170,000	270,000
Craig B. Thompson	115,000	—	150,000	265,000
Wendell P. Weeks	110,000	—	180,000	290,000
Peter C. Wendell	100,000	—	180,000	280,000
(1)	Beginning in 2011, no further grants will be made under the 2010 Non-Employee Directors Stock Option Plan, subject to the Board’s right to further amend the Plan. Stock options previously issued to directors under the 2010 Non-Employee Directors Stock Option Plan and any predecessor plans become exercisable in substantially equal installments on the first, second and third anniversaries of the grant date. All options expire on the day before the tenth anniversary of their grant. The exercise price of the options is the closing price of our common stock on the grant date as quoted on the New York Stock Exchange.

On December 31, 2014, the aggregate number of option awards outstanding for Directors who served during 2014 was:

Director Name	Outstanding Option Awards at 12/31/14
L.A. Brun	10,000
T.R. Cech	5,000
T.H. Glocer	15,000
W.B. Harrison, Jr.	30,000
C.R. Kidder	5,000
R.B. Lazarus	20,000
C.E. Represas	0
P.F. Russo	5,000
C.B. Thompson	5,000
W.P. Weeks	25,000
P.C. Wendell	30,000
(2)	Represents Company credits (in the form of deferred stock units) to the Plan for Deferred Payment of Directors’ Compensation.

Also includes charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors as follows:

Director Name	Matched Charitable Contribution
L.A. Brun	$30,000
T.R. Cech	$6,532
T.H. Glocer	$5,000
W.B. Harrison, Jr.	$30,000
R.B. Lazarus	$46,000
P.F. Russo	$20,000
W.P. Weeks	$30,000
P.C. Wendell	$30,000
For Mr. Brun, Dr. Cech, Mr. Glocer, Mr. Harrison, Ms. Lazarus and Mr. Weeks, matching contributions include 2013 contributions that were paid in calendar year 2014. For Ms. Lazarus, includes contributions for calendar year 2013 and 2014.

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PROPOSAL 2.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables beginning on the following page.

As described in the Compensation Discussion and Analysis, our executive compensation programs are designed to reward executives based on the achievement of company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our Named Executive Officers is also designed to enable us to attract, engage, and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our Named Executive Officers is allocated to annual cash and long-term equity incentives which are directly linked to Company and/or stock price performance. For 2014, 89% and 82%, respectively, of the CEO’s and other Named Executive Officers’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

The Named Executive Officers received above target payouts under our 2014 annual incentive plan and our long-term incentive plan for the three-year performance period ended December 31, 2014. The Company’s operating performance was above target in 2014, and the operation of our variable incentives demonstrates strong linkage between pay and performance and fosters alignment between executive compensation and the degree to which we achieve our operating objectives and successfully create value for shareholders over time.

In addition, management and the Compensation and Benefits Committee of the Board of Directors (the “C&B Committee”) continually review the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of reinforcing senior management’s alignment with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 40 to further align pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking.

We are asking shareholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2015 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 37 to 67 of this proxy statement, is hereby APPROVED.”

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. However, the Board of Directors and the C&B Committee value the opinions of our shareholders as expressed through their votes and other communications. For example, in 2014, shareholders continued their support of our executive compensation programs with approximately 96% of the votes cast for approval of a similar proposal. In addition, this year we are providing shareholders the opportunity to cast binding votes on the plans under which the variable compensation is provided — see Proposals 4 (Proposal to Amend and Restate the 2010 Incentive Stock Plan) and 5 (Proposal to Amend and Restate the Executive Incentive Plan). We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur in 2016.

The Board of Directors recommends that Shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In 2014, Merck made significant progress bringing forward exciting new products that will make a meaningful difference in people’s lives. We continued to execute on our multi-year initiative to sharpen our commercial and R&D focus, redesign our operating model and reduce our cost base in order to transform Merck into a more competitive and innovative company with a platform for sustainable growth.

We are operating more efficiently and effectively across the enterprise while redeploying resources to invest in our pipeline of potential new medicines and vaccines. We strengthened our portfolio through strategic partnerships, acquisitions and divestitures, and are better positioned to drive innovation in all areas of our business. Given the long-term nature of value creation in the biopharmaceutical industry, it is important to recognize that investments in research and development made today will not necessarily be reflected in the Company’s near-term operating performance and share price.

Merck delivered revenue consistent with expectations and earnings per share (“EPS”) at the high end of our 2014 guidance range largely due to the continuing reduction of the Company’s cost structure. Merck’s Research Laboratories made major strides in advancing the pipeline, with six new product approvals in the U.S., including KEYTRUDA, and several important programs progressing into clinical studies.

We continue to be excited about the potential of our near- and long-term pipeline where Merck is focused on many of the world’s most urgent global health challenges, including cancer, Hepatitis C, cardio-metabolic disease, antimicrobial resistance and Alzheimer’s disease.

•	Positioned for Long-Term Growth through Innovation
•	Focused Commercial Strategy for Growth
•	Reduced Cost Base Driving Profitability and Investment in R&D

Select Business Highlights for 2014
TOP LINE / BOTTOM LINE RESULTS:
•	Met our financial goal for revenue and delivered non-GAAP EPS at the high end of our 2014 guidance range
•	Strong growth of key brands including JANUVIA/JANUMET, REMICADE, SIMPONI and ISENTRESS
SHAREHOLDER VALUE CREATION:
•	Returned $12.9 billion to shareholders through dividends and share repurchases
•	Increased the dividend paid by 2.3% during 2014
•	Drove a total shareholder return of 17%
•	Strengthened product portfolio by acquiring Cubist Pharmaceuticals, a global leader in antibiotics (deal closed January 2015)
•	Divested Consumer Care business to Bayer for more than $14 billion
CLINICAL & REGULATORY:
•	Received six product approvals in the U.S., more than in any previous year at Merck, including novel medicines such as KEYTRUDA (first anti-PD-1 therapy approved in the U.S.), BELSOMRA, ZONTIVITY and GARDASIL 9
•	Accelerated KEYTRUDA and Hepatitis C virus (HCV) clinical development programs
	–	Received Breakthrough Therapy Designation from the FDA for advanced melanoma and non-small cell lung cancer; studies continue in more than 30 cancers and in 20 combination settings
	–	Positioned to file a New Drug Application with the FDA in the first half of 2015 for our investigational oral, once daily combination regimen for the treatment of chronic HCV infection
•	Strengthened our hepatitis and oncology pipelines by acquiring Idenix and Oncoethix, respectively
•	Initiated Phase III trials for MK-1439, our investigational HIV medicine
•	Working with NewLink Genetics on the development of an investigational Ebola vaccine
MANAGING COSTS AND OPERATING EFFICIENCIES:
•	Through disciplined cost management and increased focus on key priorities, Merck reduced non-GAAP operating expenses by approximately $1.3 billion compared to 2013 while continuing to invest for future growth
•	On track to meet our goal of realizing $2.5 billion in annual net cost savings, compared to 2012, by the end of 2015

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Results of 2014 Shareholder Advisory Vote on Executive Compensation

Each year, the C&B Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of the executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) and our executive compensation programs and policies.

In 2014, shareholders continued their support of our executive compensation programs with approximately 96% of the votes cast for approval of the “say on pay” proposal at the Annual Meeting of Shareholders. The C&B Committee believes that the voting results conveyed our shareholders’ support of the philosophy, strategy and objectives of our executive compensation programs.

Furthermore, we continue to engage in direct dialogue with our shareholders regarding our executive compensation programs and policies to ensure that investors understand the manner in which our policies support our long-term strategic objectives. Through our proactive shareholder engagement process, we held discussions with many of our largest shareholders during the spring and fall of 2014 about various corporate governance and executive compensation-related issues.

Pay for Performance Alignment

Based on feedback from our largest investors and discussions with the C&B Committee and senior management, Merck implemented design changes in 2014 to better align our incentive plans with our long-term business strategy. The Company’s operating performance was above target in 2014 and our variable incentives demonstrate a strong linkage between pay and performance, reinforcing alignment between executive compensation and the degree to which we achieve our operating objectives and successfully create value for shareholders over time.

Annual Incentive – The Company Scorecard, which was streamlined for 2014 to create a sharper focus on our most critical business drivers—revenue, EPS and pipeline—is described in more detail beginning on page 42. Our performance during 2014 resulted in above-target achievement (135 points vs. a target of 100 points) of the financial and research-based objectives of our 2014 Company Scorecard. These results, combined with individual performance, determine annual incentive payouts to the majority of our employees, including the NEOs. Strong Company performance in 2014 as compared to 2013 (135 points vs. 72 points) along with NEO individual performance that ranged from 100% to 125% resulted in average annual incentive payouts for the NEOs of 148% of target in 2014 vs. 71% of target in 2013.

Long-Term Incentive (“LTI”) – The Performance Share Units (“PSUs”) granted for the 2012-2014 performance period provided senior executives the opportunity to earn share awards based on EPS performance measured over each of the three years during the period, modified by a three-year total shareholder return (“TSR”) ranking versus our peer group. Based on the annual achievement of EPS results during the 2012-2014 performance period, the preliminary payout was 113.7% of target. However, notwithstanding that our three-year annualized TSR was 21.7%, we ranked 9 of 12 among our industry peers, which reduced the payout by 10% based on the schedule that was established by the C&B Committee at the time of grant. As a result, the final payout of the 2012-2014 PSU award cycle was 102% of target. Additional details about our PSU program and the 2012-2014 PSU award cycle are provided beginning on page 46.

As described in last year’s proxy, Merck introduced a new PSU program design for awards granted in 2014 and beyond to create a stronger linkage to operational excellence and shareholder value over the long term. Performance is now measured using equal components of relative TSR and adjusted operating cash flow, both over a cumulative three-year period, as opposed to measuring EPS in three separate 12-month periods with a 3-year TSR modifier under the prior design. The use of operating cash flow and relative TSR in the PSU program complements the revenue and EPS financial measures used to fund the annual incentive plan.

The redesign described above improves pay-for-performance alignment in support of longer-term Company and shareholder interests. In the short term, the changes have increased PSU accounting value disclosures. While several factors contributed to the increase in the disclosed compensation of our NEOs in 2014, the primary driver was the change to our PSU program design, as described in more detail on the following page.

Continued our strong pay-for-performance alignment of incentive plans

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Understanding the Increase in Disclosed Compensation

The C&B Committee, and in the case of Mr. Frazier, the full Board of Directors, determined that no increases would be made to any of the NEOs’ 2014 annual target direct compensation. While target compensation was unchanged, the revision to the PSU program design creates an accounting and disclosure impact, but not an actual cash or value impact, which is the primary reason that the Summary Compensation Table (“SCT”) shows a significant increase in total NEO compensation for 2014.

•	The increase in PSU accounting value was due to 1) the 2014 design change, which requires recognition of the full 3-year value of the 2014 grant, plus the annual value of the two 2014 performance periods from the 2012 and 2013 grants, and 2) the incremental per-unit appreciation since the grant date.

•	The increase in the annual incentive was due to above-target performance in 2014 vs. below-target performance in 2013.

To illustrate, the charts below provide further detail of Mr. Frazier’s target, earned and disclosed compensation, focusing on salary, annual incentive and stock components.

2013 vs. 2014 CEO Compensation
($ millions)

Pay for Performance vs. Target Pay
Target
Earned
SCT Disclosure
Total $13.8
Total $13.8
Total $13.1
Total $14.8
Total $12.2
Total $21.2
Target
$25
$20
$15
$10
$5
$0
2013
2014
2013
2014
2013
2014
Performance Share Units
Stock Options
Annual Incentive
Base Salary

Target

No change from 2013 to 2014

- Same base salary
- Same target annual incentive
- Same target LTI value at grant (PSUs & Stock Options)

Earned

Increase of $1.7 million entirely driven by:

- Annual incentive increase due to stronger business performance (note that base salary and LTI grant value did not change)

Disclosed

Increase of $9.0 million, as disclosed in the Summary Compensation Table, primarily driven by:

- PSU accounting value increase due to plan design change requiring recognition of both the full 3-year value of 2014 grant plus the annual 2014 performance periods included in the 2012 & 2013 grants, and stock price appreciation (+$7.9 million) [see table below for details]
- Annual incentive increase due to stronger business performance (+$1.7 million)

The most significant increase in disclosed compensation is driven by the change in the PSU plan design from measuring performance over three separate one-year periods to measuring performance over one cumulative three-year period, which has an estimated impact of $5.0 million. The table below provides more detail and illustrates the total PSU accounting value change of $7.9 million for Mr. Frazier from the 2013 to the 2014 proxy disclosures.

2013 vs. 2014 CEO Performance Share Unit Award Disclosure Valuation ($ millions)
Components of Disclosure Requirement	2013 Disclosed Value	2014 Disclosed Value		Change in SCT Disclosure Value Attributable To:
A. 33.3% of 2011 PSU Award	$1.1	$–		2011 PSU Award fully vested prior to 2014
B. 33.3% of 2012 PSU Award	2.0	2.9		Increase in per-unit valuation due to stock price appreciation
C. 33.3% of 2013 PSU Award	2.0	2.8		Increase in per-unit valuation due to stock price appreciation
D. 100% of 2014 PSU Award	–	7.3	(1)	Requirement to recognize full award value in year of grant
TOTAL	$5.1	$13.0		$7.9 million increase

(1)	Actual value on grant date was $6.0 million. Increase of $1.3 million attributable to per-unit accounting valuation of $69.15 (vs. $56.77 on grant date).

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Key 2015 Compensation Actions

As noted, there were significant changes to the Company Scorecard and PSU program for 2014. The new Scorecard approach and PSU program remain in effect for 2015 and no other major program or policy changes have been adopted. However, several changes have been made to NEO compensation levels as outlined below.

•	2015 CEO Annual Target Compensation Opportunity - Based on the Board’s assessment of Mr. Frazier’s strong business results and leadership, experience and relative position of his target compensation versus industry peers, the Board approved a $2 million increase to his target long-term incentive opportunity. In support of the Company’s pay-for-performance philosophy and to focus on long-term results, the Board delivered the entire increase in Mr. Frazier’s annual target compensation opportunity through equity awards, maintained his base salary at $1.5 million, which has not increased since he became CEO in 2011, and kept his target annual incentive unchanged at 150% of base salary.

•	2015 Named Executive Officer Annual Target Compensation Opportunity - Due to below-target results in 2013, the C&B Committee froze the Named Executive Officers’ annual target direct compensation opportunity (base salary, target annual cash incentive and target long-term incentive) for 2014. Given the Company’s strong performance in 2014, the C&B Committee determined that merit increases and other selective adjustments would resume in 2015. Mr. Frazier recommended, and the C&B Committee approved, base salary increases for the NEOs effective in April 2015 ranging from 1.75% to 3%, consistent with the merit budget approved for all other U.S. salaried employees. In addition, the C&B Committee decided that annual incentive targets and long-term incentives would remain the same for 2015, with the exception of a $500,000 increase to Dr. Perlmutter’s annual target long-term incentive opportunity based on 2014 pipeline achievements, his experience and the continued importance of his role to Merck’s long-term success.

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices over time:

•	Include double trigger vesting of equity in the event of a change in control (i.e., both a change in control and an involuntary termination)
•	Utilize a total shareholder return metric in the PSU program to align with long-term stock performance
•	Provide dividend equivalents only on earned RSUs or PSUs
•	Monitor LTI program share utilization regularly relative to both historic standards and versus our industry peers
•	Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
•	Offer only limited perquisites supported by business interests
•	Include caps on annual cash incentive and PSU program payouts
•	Retain an independent compensation consultant that does not do other work for the Company
•	Maintain robust stock ownership guidelines and share retention policies
•	Maintain an incentive recoupment policy
•	Conduct assessments to identify and mitigate risk in compensation programs
•	Prohibit the hedging or pledging of Company stock
•	Avoid the use of time-vested restricted stock units for NEOs as part of the annual LTI program
•	Prohibit re-pricing of underwater stock options without shareholder approval
•	Prohibit excise tax gross ups in the event of a change in control
•	Avoid employment and severance agreements

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Detailed Discussion and Analysis

This Compensation Discussion and Analysis or “CD&A” describes the material elements of compensation for the Named Executive Officers.

Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Robert M. Davis	Executive Vice President and Chief Financial Officer
Bruce N. Kuhlik	Executive Vice President and General Counsel
Roger M. Perlmutter, M.D., Ph.D	Executive Vice President and President, Merck Research Laboratories
Adam H. Schechter	Executive Vice President and President, Global Human Health
Peter N. Kellogg	Former Executive Vice President and Chief Financial Officer

The C&B Committee makes all decisions relative to the total direct compensation (base salary, annual cash incentives, and long-term incentive awards) of our executive officers other than for the CEO. The C&B Committee’s recommendations for the total direct compensation of the CEO are subject to approval by the Board. Additional details regarding the roles and responsibilities of the C&B Committee are provided beginning on page 20.

In April 2014, Mr. Robert M. Davis was appointed Executive Vice President and Chief Financial Officer, replacing Peter N. Kellogg. In connection with his offer, Mr. Davis was provided with a compensation and benefits package that is aligned with the external market for executives in comparable roles and with the requisite experience. Mr. Davis also received cash and stock sign-on incentives to secure his employment with Merck, more than 70% of which was to compensate him for equity awards that he forfeited upon leaving his prior employer. Additional details are provided beginning on page 64.

The Elements of 2014 Compensation

This section describes the elements of our NEOs’ 2014 compensation, which consisted of the following:

Direct Compensation	Indirect Compensation
• Base Salary	• Other Employee Benefits
• Annual Cash Incentive
• Long-Term Equity Incentives

Under our executive compensation program, a significant portion (89% and 82%, respectively) of the CEO’s and other NEOs’ annual target total direct compensation is variable based on our operating performance and/or our stock price, as shown below:

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Base Salary

The C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier), determines base salaries for the NEOs each year based on the following factors:

•	Evaluation of individual performance;

•	Breadth, scope and complexity of the role;

•	Review of survey data to ensure competitive compensation against our pharmaceutical peer group (as described in more detail on page 49); and

•	Comparison of non-CEO executive officers’ base salaries to ensure reasonable internal equity.

Since Mr. Frazier became CEO in 2011, the Board has maintained his base salary at $1.5 million. In addition, a substantial majority of his compensation is variable (89%) and tied to longer-term operating and stock price performance measured on both an absolute and relative basis.

In addition, Mr. Frazier recommended, and the C&B Committee reviewed and approved, that no base salary increases would be made for any of the other NEOs in 2014.

Annual Cash Incentive

The NEOs participate in the Executive Incentive Plan (“EIP”). The EIP was previously approved by shareholders and is being resubmitted this year for re-approval as described on page 76. Award amounts under the EIP are determined based upon achievement of company performance measures as reflected by the Company Scorecard and individual performance against pre-established objectives. The EIP provides for an award fund of up to 2.5% of the Company’s adjusted net income (which is the Company’s non-GAAP earnings after certain adjustments). The CEO may receive a maximum award equal to 10% of the award fund, and the maximum award for the other EIP participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO.

For 2014, the maximum awards for the CEO and other NEOs were $25.6 and $17.7 million, respectively. Using a process commonly referred to as negative discretion, the maximum awards are adjusted down to the actual amounts paid to each NEO based primarily on performance against the Company Scorecard, as described in the following section.

2014 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that outline how we will track and measure the achievement of our key objectives during the year. As compared to 2013 and prior years, we decreased the number of Scorecard measures used to fund the annual incentive pool from eight to three, creating a sharper focus on our most important business drivers: (1) revenue, (2) earnings per share, and (3) pipeline milestones. The revenue and earnings metrics are equally weighted because the C&B Committee believes they are the key financial measures of our success during the year, and the pipeline metric is included because it is a leading indicator of the Company’s ability to create sustainable value for shareholders over the long term. The streamlined approach more effectively measures the key drivers of our success and tightens the alignment of pay to performance. As described in more detail below, these three elements, taken together, are intended to measure our progress and performance against both annual operating goals and critically important long-term strategic drivers of sustainable value creation that are tied to our research and development processes and outcomes.

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The Company Scorecard is calibrated so that results will range between 50% and 200% of the target award opportunity established for each participant. The stretch (200%) and threshold (50%) goals are set in relation to the Board-approved financial plan and the expectations of shareholders. Failure to achieve threshold performance goals (i.e., the level at which 50% of the target award opportunity is payable) results in forfeiture of the entire opportunity. The C&B Committee may adjust the results of individual measures to exclude charges or items from the measurement of performance relating to restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or nonrecurring charges and/or events. Similarly, the C&B Committee may determine that no annual cash incentives be paid if it determines, on a qualitative basis, that overall performance on the Company Scorecard is too low. Moreover, the Company Scorecard achievements are also evaluated in the context of compliance, health and safety outcomes. The Scorecard structure and results supporting the final 2014 Company score of 135 points are summarized below.

2014 Merck Company Scorecard Results

Measure	Results	Target Points	Final Score
Top Line		40	40
Revenue vs. Plan	Revenue of $42.2 billion was consistent with expectations. For purposes of the Scorecard, reported revenue was adjusted upward to $43.1 billion to account for approximately $300 million in unrealized revenue for divestitures not included in the annual plan (primarily Consumer Care 4Q revenue) and for the Company’s portion (50%) of joint venture sales, which were achieved at target, but not reported externally as Merck revenue.
Bottom Line		40	62
EPS vs. Plan	Reported non-GAAP EPS of $3.49 exceeded our planned non-GAAP EPS goal of $3.41. For purposes of the Scorecard, reported non-GAAP EPS was adjusted upward $0.07 for divestitures not included in the annual plan (primarily Consumer Care).
Pipeline Milestones		20	33
U.S. Approval of KEYTRUDA for Melanoma	U.S. approval of KEYTRUDA for treatment of advanced melanoma was achieved ahead of schedule, making it the first anti-PD-1 therapy approved in the U.S.	5	8.2
Other Approvals and Submissions	Received approval of six other products, including GARDASIL 9, GRASTEK, RAGWITEK, ZONTIVITY and BELSOMRA in the U.S., and VANIHEP in Japan. Submitted BRIDION for approval in the U.S.	5	7.5
Late-Stage Development	Progressed late-stage drugs through various stages of clinical trials, including products for Hepatitis C, HIV, Alzheimer’s disease and cardiovascular disease.	5	10.0
Early Development/ Discovery Research and Business Development	Augmented pipeline through agreements with Bayer (cardiovascular), Idenix (Hepatitis C), Oncoethix (oncology) and NewLink Genetics (Ebola). Exceeded goals relative to advancing products in early development.	5	7.5
		100	135

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2014 Named Executive Officer Performance

Each of the NEO’s 2014 annual incentive awards reflects the achievement of the Company Scorecard result at 135% of target, coupled with his individual performance versus objectives, including leadership, with final payouts not to exceed the maximum amount determined under the EIP as described on page 42.

Mr. Frazier’s award reflects Merck’s significant achievements during 2014 as evidenced by the overall Company scorecard result of 135 points. Merck continued to execute in R&D with six new product approvals in the U.S. and several key programs advancing into Phase 3 clinical trials. Mr. Frazier was instrumental in executing on multiple business development transactions, including the divestiture of the Consumer Care business, and the acquisitions of Idenix, Cubist and Oncoethix, which have strengthened the pipeline and refined the portfolio in key therapeutic areas. Mr. Frazier effectively led the executive team, including developing leadership talent and recruiting a new Chief Financial Officer. The Board considered these accomplishments, along with Mr. Frazier’s strong leadership in continuing to transform Merck into a more competitive and innovative company positioned for sustainable growth in both the near- and longer-term.

Mr. Davis’ award reflects Merck’s solid financial performance, disciplined capital allocation and overall business development strategy and execution. Under Mr. Davis’ leadership, Merck maintained a rigorous focus on expense discipline resulting in operating expense reductions of 7% while returning cash to shareholders through dividends and share repurchases of approximately $12.9 billion. Mr. Davis developed a fully integrated 2015 business plan that more clearly defined operating priorities and interdependencies across the business. In addition, Mr. Davis was instrumental in executing on Merck’s business development transactions, namely Idenix and Cubist.

Mr. Kuhlik’s award reflects his leadership and counsel on important global business development transactions and litigation matters that served to strengthen our pipeline and address litigation risks. Mr. Kuhlik supported the Consumer Care sale to Bayer, acquisitions of Idenix and Cubist, the NewLink agreement for Ebola and numerous immuno-oncology licensing agreements. Mr. Kuhlik was also instrumental in ensuring a smooth and successful transition of the Global Public Policy, Communications and Security organizations to new leadership teams.

Dr. Perlmutter’s award reflects the significant progress in advancing Merck’s pipeline while building a strong senior team to help transform the Merck Research Laboratories. Under Dr. Perlmutter’s leadership, six drugs were approved in the U.S., more than in any previous year at Merck, and several pipeline enhancing transactions were closed, including Idenix and Oncoethix. The Company gained accelerated approval for KEYTRUDA, which is the first FDA-approved anti-PD-1 therapy in the U.S., initiated studies in more than 30 cancers and in 20 combination settings, and achieved breakthrough designation for non-small cell lung cancer.

Mr. Schechter’s award reflects Global Human Health’s solid operating performance and expense management, which, despite global economic challenges and increased competitiveness, contributed to Merck’s on-target revenue and above-target earnings. Under Mr. Schechter’s leadership, the commercial business returned the diabetes franchise of JANUVIA and JANUMET to growth and delivered strong growth in the Immunology area. The business launched KEYTRUDA in the U.S. and drove growth in China and emerging markets. Mr. Schechter also played a major role in the acquisition of Cubist and the divestiture of non-core products during 2014.

2014 Annual Incentive Payouts

The table below shows the 2014 annual cash incentives paid to the Named Executive Officers. The total annual incentive paid to each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Annual Base Salary	X	Target Annual Incentive %	X	Company Performance %	X	Individual Performance %	=	Final Award

Named Executive Officer 2014 Annual Incentive Payments(1)
		Target		Actual
Named Executive Officer	Annual Base Salary (as of 12/31/14)	Target Annual Incentive %	Target Annual Cash Incentive $	Company Performance %	Individual Performance %	Final Award $	Final Award as % of Target
K.C. Frazier	$1,500,000	150%	$2,250,000	135%	110%	$3,341,250	149%
R.M. Davis(2)	950,000	95	601,667	135	100	812,250	135
B.N. Kuhlik	807,492	95	767,117	135	100	1,035,608	135
R.M. Perlmutter	1,000,000	105	1,050,000	135	125	1,771,875	169
A.H. Schechter	962,388	105	1,010,507	135	105	1,432,934	142
(1)	Mr. Kellogg was not eligible for a 2014 Annual Incentive award due to his employment end date of May 16, 2014.
(2)	Mr. Davis’ award is pro-rated based on his April 2014 employment start date.

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Long-Term Equity Incentives

2014 Award Mix

We make grants under the Merck & Co., Inc. 2010 Incentive Stock Plan (the “ISP”), which is being submitted for shareholder approval (see Proposal 4, Proposal to Amend and Restate the 2010 Incentive Stock Plan) beginning on page 70.

Under the ISP, we use the following long-term incentive (“LTI”) vehicles in order to ensure that our LTI program remains balanced, sustainable and supportive of its objectives over a multi-year period:

•	Performance Share Units (“PSUs”) support the objectives of linking realized value to the achievement of critical financial and operational objectives and shareholder alignment because the earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by absolute and relative stock price performance and dividend yield.

•	Stock options support the shareholder alignment objective because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

The 2014 LTI award mix for the NEOs is shown in the following chart:

2014 LTI Grants

The C&B Committee and, in the case of Mr. Frazier, the full Board (not including Mr. Frazier) determines the value of 2014 annual LTI grants for the NEOs based on competitive market data, the executives’ future potential contributions, sustained performance, degree of importance of their contributions to Merck, tenure and experience in the role, and skill set relative to industry peers and other executives of a comparable level. There were no changes to NEO target LTI values for 2014.

While we do not grant time-based restricted stock awards to our NEOs as part of the normal annual program, we do occasionally use such awards as part of new hire offer packages and to enhance the retentive power of the overall compensation system for select executives. For example, in addition to the amounts shown below, Mr. Davis received a grant of Restricted Stock Units with a grant date fair market value of $5,000,000 as part of his new-hire package to compensate him for equity grants he forfeited upon leaving his prior employer.

The 2014 annual LTI grant values for the Named Executive Officers are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 54.

Named Executive Officer 2014 Annual LTI Grant Values
Named Executive Officer	PSUs(1)	Stock Options(2)	Total LTI Value
K.C. Frazier	$6,000,000	$4,000,000	$10,000,000
R.M. Davis	2,100,000	1,400,000	3,500,000
B.N. Kuhlik	1,380,000	920,000	2,300,000
R.M. Perlmutter	2,100,000	1,400,000	3,500,000
A.H. Schechter	2,280,000	1,520,000	3,800,000
P.N. Kellogg	1,920,000	1,280,000	3,200,000
(1)	PSU dollar values were converted to a number of units using the fair market value as calculated in accordance with FASB ASC Topic 718 on the grant date, March 31, 2014, which was $56.77 (May 9, 2014, $58.22 fair market value per share for Mr. Davis). The 2014 PSU values shown in the Summary Compensation Table, beginning on page 52, and Grants of Plan-Based Awards table, beginning on page 54, will be different from what is shown above as the amounts in those tables are calculated pursuant to SEC disclosure rules.

(2)	Stock option dollar values were converted to a number of shares using the Black-Scholes value as of May 2, 2014 of $7.27 per share.

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PSU Program

For PSUs granted before 2014, which are reflected in the Outstanding Equity Awards and Option Exercises and Stock Vested tables on pages 56 and 58, executives received a target award opportunity at the beginning of a three-year performance cycle denominated in units of our common stock and paid in actual shares. The number of shares ultimately earned varies based on performance against earnings per share (“EPS”) goals, further modified for relative total shareholder return over the performance period. The C&B Committee selected EPS as the performance measure because it incorporates aspects of growth, profitability and capital efficiency, all of which are critical to our long-term financial success. Failure to attain the minimum performance goal would result in forfeiture of the shares applicable to the respective award opportunity. For more information on the PSU program, see “Narrative Information Relating to the Grants of Plan-Based Awards Table” starting on page 55.

Payouts under the 2012-2014 PSU Award Cycle

For the 2012-2014 award cycle, preliminary payouts were 113.7% based on the average annual achievement of a pre-established EPS goal for each year during the performance period (2012, 2013 and 2014). For purposes of the award, EPS is defined as the Company’s diluted earnings per share adjusted to exclude charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or non-recurring charges and/or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; and (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), or other significant legislative changes.

The preliminary award was then adjusted downward to 102% based on our three-year (2012-2014) annualized total shareholder return (“TSR”) ranking against our eleven pharmaceutical peers (see page 49 for additional details on our peer group). The C&B Committee believes that having this TSR modifier helps to ensure that final awards are aligned with the relative return delivered to our shareholders for the three-year performance period.

The following table shows the calculation of the average annual EPS results.

2012-2014 PSU Award Cycle - EPS Results and Preliminary Payout
	Threshold	Target	Stretch	Actual		Payout
2012 EPS:	$3.42	$3.80	$4.37	$3.82		104.2%
2013 EPS:	3.25	3.61	3.90	3.49		82.7%
2014 EPS:	3.07	3.41	3.68	3.49	(1)	154.2%
Preliminary Payout: (3-yr average)						113.7%
TSR Modifier: (see derivation below)						90%
FINAL PAYOUT:						102%

(1)	EPS approved by the C&B Committee for PSU award determination is reported non-GAAP EPS of $3.49 plus $0.07 for divestitures not included in the annual plan.

The tables below show our TSR ranking and resulting modifier for 2012-2014 PSU award cycle:

Company	Annualized TSR[1,2]	TSR Percentile		Rank
Amgen	42.42%	100	th	1
Eli Lilly	25.53%	91	st	2
Bristol-Myers Squibb	24.80%	82	nd	3
Roche	24.58%	73	rd	4
Novartis	23.87%	64	th	5	TSR Percentile	Rank	Payout Modifier
AstraZeneca	22.70%	55	th	6	81% to 100%	1,2,3	120%
Johnson & Johnson	21.79%	45	th	7	61% to 80%	4,5	110%
Abbott	21.74%	36	th	8	41% to 60%	6,7	100%
Merck	21.73%	27	th	9	21% to 40%	8,9	90%
Pfizer	18.72%	18	th	10	0% to 20%	10,11,12	80%
Sanofi	13.78%	9	th	11
GlaxoSmithKline	4.41%	0		12
(1)	TSR as reported by Bloomberg. Assumes reinvestment of dividends.
(2)	TSR calculated using the average closing price of Merck common stock for December 2011 and December 2014.

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Based on the final payout of 102%, the NEOs received the following number of shares of Merck common stock:

Named Executive Officer PSU Distribution(1)
Named Executive Officer	Target Award (# of shares)	Final Award (# of shares)
K.C. Frazier	148,438	151,407
P.N. Kellogg(2)	33,333	26,444
B.N. Kuhlik	23,958	24,437
A.H. Schechter	39,583	40,375
(1)	Dr. Perlmutter and Mr. Davis were not participants in this PSU award cycle.
(2)	Mr. Kellogg’s Final Award reflects actual performance and is pro-rated based on the number of months he was employed during the performance period.

Additional information regarding the payouts under the 2012-2014 PSU award cycle is provided in the Option Exercises and Stock Vested table on page 58.

Other Employee Benefits

Similar to other salaried, U.S.-based employees of Merck, the Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Additionally, the NEOs, along with other senior management employees, are provided a limited number of other benefits, which the C&B Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy. The primary purposes of these other benefits are to minimize distractions from the executives’ attention to important company initiatives and to ensure their safety and security.

The following benefits described are reflected in the “All Other Compensation” column of the Summary Compensation Table.

•	Reimbursement for financial counseling and tax preparation. The value is taxable to executives, and is limited to $10,000 per year. This benefit is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning. It supports our objectives by helping to ensure that executives understand the compensation and benefit plans in which they participate and are not unnecessarily distracted from Company responsibilities to attend to personal financial matters.

•	Limited personal use of company aircraft and company cars. We believe that these benefits provide better security for executives and allow them to devote additional time to Company business.

•	Reimbursement for the installation, maintenance and remote access of residential security systems. We believe that providing this benefit allows us to ensure that our executives have appropriate security. We do not reimburse executives for monthly security monitoring fees.

Executive Compensation Program Objectives and Strategy

Objectives

Our executive compensation program is designed to:

•	Align the interests of our senior executives with those of our shareholders to ensure prudent, short-term actions that will benefit Merck’s long-term value;

•	Reward our executives based on the achievement of sustained financial and operating performance as well as demonstrated leadership;

•	Attract, engage, and retain high-performing executives who help us achieve immediate and future success and maintain our position as an industry leader in the development of innovative medicines; and

•	Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

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How our business environment impacts our executive compensation objectives and strategy:
The pharmaceutical industry is science-focused and driven by innovation. Other characteristics of the pharmaceutical industry include:
•	Enormous impact—drugs discovered through scientific innovation save and improve the quality of lives;
•	The inherently risky nature of the complex and dynamic science of human and animal health—even if every step of the discovery and development process is executed flawlessly, there is an ever-present risk of failure;
•	The need to achieve a balance between benefits and risks for every drug. Society’s increasing demand for innovation to treat and cure illness is offset by society’s increasing awareness of and aversion to risk;
•	A highly regulated industry environment, including uncertainties in the political environment that impact the regulatory framework;
•	A lengthy 5- to 15-year new drug cycle for research-based drug discovery and development;
•	The high and often unpredictable cost of drug discovery and development; and
•	The dynamics of the industry environment, which include intellectual property laws that evolve as governments change, competitive and reimbursement pressures, and regulatory/science developments, often limit the effective commercial life of a drug to a few years and put pressure on replenishing the product portfolio through successful research and development.
As a result of these challenges and complexities, we believe executives with certain specific, relevant skills and experience, including but not limited to pharmaceutical industry experience, are more likely to excel. At the same time, there is a small pool of superior executives with the desired relevant experience. These factors can complicate the process of attracting and retaining a top-performing management team with the right extensive industry and other experience. As such, our executive compensation program is designed to balance its attraction and retention objectives carefully with pay-for-performance objectives. Each element of the compensation program is structured to support these critical objectives and, as a whole, designed to ensure that we are able to retain the talent critical to our long-term success. Our executives are rewarded commensurate with the degree to which they are able to achieve our short- and long-term strategic and operational objectives and enhance shareholder value.

Strategy

Our mission is to discover and provide innovative products and services that save and improve lives around the world. It is therefore critical that we attract, engage and retain the best talent and thought leaders globally from academia and industry to leverage diverse experiences and cutting-edge thinking. Each compensation element has a specific purpose in furthering the executive compensation program objectives described above.

Compensation Element	Purpose
Base Salary	Attract and retain high-quality executives over time and mitigate pressures that might otherwise exist to support high-risk business strategies.
Annual Cash Incentive	Motivate executives to achieve financial and non-financial performance objectives that are key to our annual operating and strategic plans.
Long-Term Equity Incentives	•	Align the interests of executives with shareholders by tying the value of awards to the performance of our common stock over the long term;
	•	Encourage executives to achieve multi-year strategic and financial objectives; and
	•	Enhance the retention of key talent.
Employee Benefits (Retirement, Health and Welfare)	•	Assist employees, especially long-service employees, to save and prepare financially for retirement; and
	•	Help ensure that we have a productive and focused workforce.
Perquisites	Minimize distractions from the executives’ attention to important company initiatives and to ensure their safety and security.
Post-Employment Benefits	Provide temporary income to employees following an involuntary termination of employment. These benefits fit into our overall compensation structure by enhancing our ability to attract, retain, and motivate highly talented individuals in a highly competitive marketplace where such protections are commonly offered.

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Other Compensation Practices

Merck’s Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Towers Watson, an independent consulting firm. In setting compensation levels for 2014, the C&B Committee used the survey, which consisted of the following peer companies with which Merck competes to attract talented, high-performing executives:

Merck’s Pharmaceutical Peer Group
AbbVie	Johnson & Johnson
Amgen	Novartis
AstraZeneca	Pfizer
Bristol-Myers Squibb	Roche
Eli Lilly	Sanofi
GlaxoSmithKline

Our overarching strategy is to position our executives’ target total direct compensation (base salary, target cash incentive and target long-term incentive) at the 50th percentile, on average, with variability by individual executive based on scope of responsibility, market availability of proven talent, the critical need to retain the executive, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

In addition to the pharmaceutical peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a reference for other compensation-related practices (for example, share usage and dilution, change in control policy design and share ownership and retention guidelines).

Current LTI Grant Practices

All grants to executive officers are approved by the C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier). Annual stock option and RSU grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to employees on the third business day following the announcement of second, third, and fourth quarter earnings. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&B Committee reserves the right to change the date when grants are made, in view of its responsibility to take into account all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives. For example, in 2014, our annual grant date was scheduled to be made when the announcement of the Company’s sale of our Merck Consumer Care division was imminent. We therefore delayed the grant to our senior executives for one week until after the announcement was made and granted based on the higher of the Merck stock price on the originally scheduled grant date and the later grant date. Using the higher stock price (and the resulting Black-Scholes value) increased the exercise price of options and decreased the number of options, RSUs and PSUs granted on that date.

Stock options are granted at no less than fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan (“ISP”) without prior shareholder approval.

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Stock Ownership Requirements

The C&B Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU distributions (100% for the CEO and 75% for the other Named Executive Officers). The following table sets forth the stock ownership requirements and current holdings for the CEO and other NEOs as of February 28, 2015.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board of Directors will seek reimbursement for the portion of the annual cash incentive and/or PSUs paid to the executive in excess of the amount that would have been paid if the financial results were reported accurately. Additionally, for incentive compensation awarded in and after 2014, an incentive recoupment policy applies to senior executives in instances of material violations of company policy that cause significant harm to Merck and instances of a failure to manage or monitor conduct or risks appropriately.

Tax Deductibility of Compensation

In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including the application of Section 162(m) of the Internal Revenue Code. We believe 1) annual cash incentives paid to executive officers under the shareholder-approved EIP and 2) PSUs, stock options and RSUs granted under the shareholder-approved ISP may be granted in a manner that qualifies as performance-based compensation under Section 162(m) and, if so, would generally be deductible by the Company for federal income tax purposes. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the C&B Committee may authorize compensation that is not deductible if it is determined to be appropriate.

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Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&B Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and has adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the chart on page 40.

We last performed a formal assessment of our global compensation programs, including our executive compensation program and policies in late 2013. The results of the assessment were reviewed and discussed with the C&B Committee in February 2014. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis.

Compensation and Benefits Committee Report

The C&B Committee, comprised of independent directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&B Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Benefits Committee
Thomas H. Glocer
(Chairperson)
William B. Harrison, Jr.	Patricia F. Russo
Carlos E. Represas	Peter C. Wendell

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2014, 2013 and 2012. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2014, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the Company’s fiscal year.

									Change in
									Pension
									Value and
								Non-Equity	Nonquali-
								Incentive	fied Deferred
								Plan	Compen-	All Other
						Stock	Option	Compensa-	sation	Compen-
			Salary	Bonus		Awards	Awards	tion	Earnings	sation	Total
Name and Principal Position	Year		($)(2)	($)		($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
Kenneth C. Frazier,	2014		$1,500,000	$0		$13,025,313	$3,323,244	$3,341,250	$3,642,161	$197,402	$25,029,370
Chairman, President	2013		1,500,000	0		5,105,338	3,999,998	1,620,000	917,774	232,825	13,375,935
and Chief Executive Officer	2012		1,500,000	0		3,284,997	3,799,998	2,500,000	4,316,762	57,850	15,459,607
Robert M. Davis,	2014		650,384	2,500,000	(8)	7,294,765	1,163,135	812,250	35,771	306,213	12,762,518
Executive Vice President	2013	(9)	—	—		—	—	—	—	—	—
and Chief Financial Officer	2012	(10)	—	—		—	—	—	—	—	—
Bruce N. Kuhlik,	2014		807,492	0		2,798,568	764,344	1,035,608	695,678	71,192	6,172,882
Executive Vice President	2013		804,281	0		1,049,879	919,999	552,325	206,277	86,477	3,619,238
and General Counsel	2012		791,664	0		1,236,796	919,999	898,270	732,748	21,250	4,600,727
Roger M. Perlmutter, M.D., Ph.D.,	2014		1,000,000	500,000	(8)	3,538,245	1,163,135	1,771,875	178,536	91,663	8,243,454
Executive Vice President and	2013		711,538	500,000	(8)	2,699,987	1,400,001	623,700	34,439	16,459	5,986,124
President, Merck Research
Laboratories	2012	(10)	—	—		—	—	—	—	—	—
Adam H. Schechter,	2014		962,388	0		4,623,673	1,262,831	1,432,934	1,941,516	103,994	10,327,336
Executive Vice President	2013		957,306	0		1,813,702	1,520,003	691,187	0	160,359	5,142,557
and President,
Global Human Health	2012		938,886	0		1,858,845	1,519,998	1,254,248	2,115,949	42,977	7,730,903
Peter N. Kellogg,	2014		$381,858	$0		$3,893,645	$1,063,439	$0	$0	$54,608	$5,393,550
Former Executive	2013		988,881	0		1,565,331	1,279,999	611,187	352,575	100,401	4,898,374
Vice President and
Chief Financial Officer(1)	2012		973,362	0		1,818,176	1,280,002	1,056,416	598,085	19,282	5,745,323
(1)	Mr. Kellogg served as Executive Vice President and Chief Financial Officer of the Company until April 23, 2014 and ended his employment on May 16, 2014.

(2)	Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded savings plan.

During 2014, Mr. Frazier deferred $675,000 into the Merck Deferral Program. For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 62.

(3)	The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2014, 2013 and 2012, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year; please refer to page 39 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2014.

The maximum value of the PSU awards granted to the Named Executive Officers during 2014 and the 2014 performance period tranches from the 2013 and 2012 grants, assuming achievement of the highest level of performance (200% of target for 2014 awards and 240% of target for 2013 and 2012 awards), was:

Maximum Value
NEO	of PSU Awards
K.C. Frazier	$ 28,337,365
R.M. Davis	4,589,547
B.N. Kuhlik	6,044,177
R.M. Perlmutter	7,468,618
A.H. Schechter	9,985,935
P.N. Kellogg	8,409,259

For more information on the awards granted during 2014, see the Grants of Plan-Based Awards table and related narrative and footnotes.

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(4)	The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2014, 2013 and 2012, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. The stock option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2014.

For more information on stock options granted during 2014, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(5)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(6)	Amounts shown are solely an estimate of the change in actuarial present value of the Named Executive Officer’s accrued benefit under the Company’s pension plans from December 31, 2013 to December 31, 2014. These plans are the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). For more information about those plans, see the Pension Benefits table and accompanying narrative beginning on page 59.

The Merck Deferral Program, an unfunded savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 62.

(7)	See the All Other Compensation table below for additional details on amounts. In accordance with SEC disclosure rules, we calculated the cost of personal benefits provided to the Named Executive Officers as the incremental cost of providing those benefits. We believe that there is a business purpose for the few personal benefits provided only to executives.

(8)	Sign-on bonus.

(9)	Was not a Named Executive Officer during 2013.

(10)	Was not a Named Executive Officer during 2012.

All Other Compensation

			Financial/Tax			Installation,		Savings Plan
			Counseling &		Company	Maintenance and		Company
			Tax Preparation	Company	Car and	Remote Access	Relocation	Match and
Named Executive Officer	Year		Services(3)	Aircraft(4)	Driver(5)	of Home Security(3)	Expense	Credits(6)	TOTAL
K.C. Frazier	2014		$ 10,000	$ 0	$ 39,816	$ 7,186	$ 0	$ 140,400	$197,402
	2013		10,000	0	37,955	5,130	0	179,740	232,825
	2012		10,000	0	30,253	6,347	0	11,250	57,850
R.M. Davis	2014		0	0	0	0	298,569	7,644	306,213
	2013	(1)	—	—	—	—	—	—	—
	2012	(2)	—	—	—	—	—	—	—
B.N. Kuhlik	2014		10,000	0	0	0	0	61,192	71,192
	2013		10,000	0	0	0	0	76,477	86,477
	2012		10,000	0	0	0	0	11,250	21,250
R.M. Perlmutter	2014		0	0	18,596	0	0	73,067	91,663
	2013		0	0	14,728	0	0	1,731	16,459
	2012	(2)	—	—	—	—	—	—	—
A.H. Schechter	2014		10,000	0	15,803	3,780	0	74,411	103,994
	2013		10,000	0	27,857	23,145	0	99,357	160,359
	2012		10,000	0	21,067	660	0	11,250	42,977
P.N. Kellogg	2014		$ 9,921	$ 0	$ 0	$ 0	$ 0	$ 44,687	$54,608
	2013		8,532	0	0	0	0	91,869	100,401
	2012		8,032	0	0	0	0	11,250	19,282
(1)	Was not a Named Executive Officer during 2013.

(2)	Was not a Named Executive Officer during 2012.

(3)	Financial planning, tax preparation, and installation, maintenance and remote access of home security are valued at actual costs billed by outside vendors.

(4)	The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit generally is taxable to the Named Executive Officers.

(5)	The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Named Executive Officers.

The incremental cost calculation for personal use of the car and driver by the Named Executive Officers included driver overtime, meals and travel pay, maintenance and fuel costs. Company cars also provided business transportation to other executives and non-executive Company personnel. Since the cars were used primarily for business travel, the calculation excludes the fixed costs that do not change based on personal usage, such as drivers’ salaries and the purchase costs of the cars.

(6)	The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Merck Deferral Program.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made in 2014 to the Named Executive Officers under any plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2014
										All Other	All Other
										Stock	Option
				Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
				Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	or Base	Fair Value
				Plan Awards			Plan Awards			of Shares	Securities	Price of	of Stock
		Board		Thres-			Thres-			of Stock	Underlying	Option	and Option
	Grant	Approval	Award	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	Type	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($ / Sh)(4)	($)(5)
K.C. Frazier	03/31/2014	02/24/2014	PSUs				0	105,690	211,380				$13,025,313	(2)
	05/09/2014	02/24/2014	Options								550,206	$58.22	3,323,244	(4)
			EIP	$0	$2,250,000	$5,625,000
R.M. Davis	05/09/2014	02/24/2014	PSUs				0	36,070	72,140				2,294,773	(2)
	05/09/2014	02/24/2014	RSUs							85,881			4,999,992	(3)
	05/09/2014	02/24/2014	Options								192,572	58.22	1,163,135	(4)
			EIP	0	601,667	1,504,167
B.N. Kuhlik	03/31/2014	02/24/2014	PSUs				0	24,309	48,618				2,798,568	(2)
	05/09/2014	02/24/2014	Options								126,547	58.22	764,344	(4)
			EIP	0	767,117	1,917,794
R.M. Perlmutter	03/31/2014	02/24/2014	PSUs				0	36,991	73,982				3,538,245	(2)
	05/09/2014	02/24/2014	Options								192,572	58.22	1,163,135	(4)
			EIP	0	1,050,000	2,625,000
A.H. Schechter	03/31/2014	02/24/2014	PSUs				0	40,162	80,324				4,623,673	(2)
	05/09/2014	02/24/2014	Options								209,078	58.22	1,262,831	(4)
			EIP	0	1,010,507	2,526,269
P.N. Kellogg	03/31/2014	02/24/2014	PSUs				0	33,821	67,642				$ 3,893,645	(2)
	05/09/2014	02/24/2014	Options								176,066	$58.22	1,063,439	(4)
			EIP	$0	$943,190	$2,357,976
(1)	Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2014. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The payout of PSUs can range from zero at threshold to a maximum of 200% of target (a maximum of 240% of target for grants made prior to 2014), depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the “PSU Program” section on page 46 and the Narrative to the Grants of Plan Based Awards table on page 55.
(3)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant provided the individual remains continuously employed through that date. Beginning with grants made in 2010, dividend equivalents are accrued and paid on shares earned at the end of the restricted period.
(4)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date.
The exercise price of all stock options granted in 2014 is the closing price of Merck common stock, as traded on New York Stock Exchange on May 2, 2014. For more information on stock options granted to the Named Executive Officers in 2014, please see “Current LTI Grant Practices” on page 49.
(5)	This column represents the full grant date fair value of PSUs, RSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2014.

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Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the Executive Incentive Plan (“EIP”)

The EIP is a shareholder-approved plan that is administered by the C&B Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934. Compensation paid under this plan is intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards are based on an objective formula defined in the plan that provides for a maximum award fund equal to 2.5% of adjusted net income. The CEO may receive an award not to exceed 10% of the maximum award fund. The maximum individual award for all other plan participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO. The C&B Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers. In prior years, it has been the C&B Committee’s practice to reduce the maximum awards to the amount actually paid using the following process.

Using negative discretion, the C&B Committee adjusts the maximum awards payable under the EIP to the actual amounts paid to executive officers with the following methodology:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The target award opportunity is determined based on Company performance as reflected by the Company Scorecard. The Company performance component can range between 50% and 200% of target.

•	The award can be adjusted higher or lower based on the assessment of the individual’s performance against pre-established objectives, including leadership.

No annual cash incentive will be paid to an individual if the Company or individual performance is below the minimum performance expectations as determined by the C&B Committee.

General Information Regarding Long-Term Incentives

Stock Options. Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the New York Stock Exchange on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

•	RSUs

Restricted Stock Units (“RSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock on the third anniversary of the grant date. For RSUs granted in and after 2010, dividend equivalents are accrued and paid out in cash if and when the RSUs vest.

•	PSUs

Performance Share Units (“PSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock following a three-year performance cycle provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. All PSU awards and performance goals are approved by the C&B Committee within the first 90 days of the applicable performance cycle.

For PSUs granted prior to 2014, final payouts are determined by the following:

–	Average achievement of EPS results vs. target for the three performance years in the performance cycle.

–	Further modified by the three-year Total Shareholder Return (“TSR”) ranking as compared to our pharmaceutical peer group, which increases or decreases the final award by up to 20%.

–	Payouts can range from zero at threshold to a maximum of 240% of target.

Beginning with PSUs granted in 2014, final awards will be determined over a three-year cumulative performance period, determined by the following:

–	50% of the award will be determined by the Company’s Adjusted Operating Cash Flow performance vs. target for the three-year performance period.

–	50% of the award will be determined by the Company’s three-year TSR result relative to the median TSR of our pharmaceutical peers.

–	Payouts can range from zero at threshold to a maximum of 200% of target.

Payouts will first be made under the new design following the 2014-2016 performance period.

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OUTSTANDING EQUITY AWARDS

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2014.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2014
			Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
K.C. Frazier	10,623	(1)				02/25/05	$31.84	02/25/06	02/24/15
	27,999	(1)				03/03/06	35.09	03/03/07	03/02/16
	131,040	(1)				03/02/07	44.19	03/02/08	03/01/17
	60,000	(1)				08/01/07	51.02	08/01/08	07/31/17
	252,000	(1)				02/29/08	44.30	02/28/09	02/28/18
	280,000	(1)				04/24/09	23.45	04/24/10	04/23/19
	228,091	(1)				05/07/10	33.49	05/07/11	05/06/20
	559,701	(1)				05/04/11	36.56	05/04/12	05/03/21
	463,132	(1)	231,566	(1)		05/02/12	39.29	05/02/13	05/01/22
	214,707	(1)	429,415	(1)		05/06/13	44.98	05/06/14	05/05/23
			550,206	(1)		05/09/14	58.22	05/09/15	05/08/24
													375,684	(3)	$21,335,094
													211,380	(4)	12,004,270
R.M. Davis			192,572	(1)		05/09/14	$58.22	05/09/15	05/08/24
										85,881	(2)	$4,877,182
													72,140	(4)	$4,096,831
B.N. Kuhlik	44,776	(1)				05/04/11	$36.56	05/04/12	05/03/21
	112,126	(1)	56,064	(1)		05/02/12	39.29	05/02/13	05/01/22
	49,382	(1)	98,766	(1)		05/06/13	44.98	05/06/14	05/05/23
			126,547	(1)		05/09/14	58.22	05/09/15	05/08/24
										11,708	(2)	$664,897
													86,407	(3)	$4,907,054
													48,618	(4)	2,761,016
R.M. Perlmutter	75,147	(1)	150,296	(1)		05/06/13	$44.98	05/06/14	05/05/23
			192,572	(1)		05/09/14	58.22	05/09/15	05/08/24
										44,464	(2)	$2,525,111
													129,629	(3)	$7,361,631
													73,982	(4)	4,201,438
A.H. Schechter	5,000	(1)				02/01/06	$34.47	02/01/07	01/31/16
	19,200	(1)				03/03/06	35.09	03/03/07	03/02/16
	50,000	(1)				03/02/07	44.19	03/02/08	03/01/17
	50,000	(1)				02/29/08	44.30	02/28/09	02/28/18
	65,335	(1)				05/07/10	33.49	05/07/11	05/06/20
	261,194	(1)				05/04/11	36.56	05/04/12	05/03/21
	185,252	(1)	92,627	(1)		05/02/12	39.29	05/02/13	05/01/22
	81,589	(1)	163,178	(1)		05/06/13	44.98	05/06/14	05/05/23
			209,078	(1)		05/09/14	58.22	05/09/15	05/08/24
										19,343	(2)	$1,098,489
													142,759	(3)	$8,107,284
													80,324	(4)	4,561,600

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Outstanding Equity Awards at Fiscal Year Ended December 31, 2014
			Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
P.N. Kellogg	175,000				11/13/07	$57.49	11/13/08	05/16/16
	62,400	(1)			02/29/08	44.30	02/28/09	05/16/16
	93,600	(1)			04/24/09	23.45	04/24/10	05/16/16
									10,859	(2)	$616,683

												53,429	(3)	$3,034,233
(1)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversary of grant, and expire on the day before the tenth anniversary of grant. Stock options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments on the first, second and third anniversary of grant. Since 2013, grants for retirees that otherwise would have vested within 12 months following retirement become exercisable in accordance with their original schedule.
(2)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant.
(3)	Maximum (240% of target) of PSUs granted during 2013 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2015.
(4)	Maximum (200% of target) of PSUs granted during 2014 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2016.
(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $56.79, the closing price of Merck common stock on December 31, 2014.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock options that were exercised and stock units that vested during 2014.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2014
	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)
K.C. Frazier	160,878		$1,355,305		151,407	(a)	$8,827,028
					41,028	(b)	2,380,650
R.M. Davis	—		—		—		—
B.N. Kuhlik	195,225		2,949,235		24,437	(a)	1,424.677
					9,847	(b)	573,292
R.M. Perlmutter	—		—		—		—
A.H. Schechter	18,000		143,230		40,375	(a)	2,353,863
					19,147	(b)	1,114,738
P.N. Kellogg	673,598	(4)	$15,318,140	(4)	26,444	(a)	$1,541,685
					17,505	(b)	1,019,141
(1)	This column represents the values realized upon stock option exercises during 2014 which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2014 of the following:

(a) PSUs granted in 2012 that were paid on February 23, 2015; and

(b) RSUs granted in 2011.

(3)	The value realized for PSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on February 23, 2015. The value realized for RSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on May 4, 2014.

(4)	These options were exercised following Mr. Kellogg’s termination of employment.

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PENSION BENEFITS

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from two defined benefit pension plans—the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2014
Name	Plan Name	Number of Years Credited Service (#)(3)	Number of Years Cash Balance Service (#)(4)	Present Value of Accumulated Benefit ($)(5)	Payments During Last Fiscal Year ($)
K.C. Frazier(1)	Qualified Plan	22.50	22.58	$1,114,054	$0
	SRP	22.50	22.58	16,412,212	0
R.M. Davis	Qualified Plan	—	0.67	14,300	0
	SRP	—	0.67	21,471	0
B.N. Kuhlik	Qualified Plan	9.50	9.58	423,126	0
	SRP	9.50	9.58	2,603,174	0
R.M. Perlmutter	Qualified Plan	3.50	5.58	136,069	0
	SRP	3.50	5.58	407,106	0
A.H. Schechter	Qualified Plan	26.50	26.50	933,768	0
	SRP	26.50	26.50	7,606,283	0
P.N. Kellogg(2)	Qualified Plan	6.33	7.33	224,398	$0
	SRP	6.33	7.33	0	1,496,798
(1)	As of December 31, 2014, Mr. Frazier was eligible for early retirement subsidies under the Qualified Plan and SRP.

(2)	Mr. Kellogg ended his employment on May 16, 2014. The SRP pension benefit was distributed as a lump sum on December 1, 2014. As of December 31, 2014, Mr. Kellogg has yet to commence his Qualified Plan benefit.

(3)	This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and SRP.

Credited Service begins with the January or July coincident with or next following a participant’s hire date and ends with his last full month of employment for employees actively employed on December 31, 2012, and eligible for prior formula transition provisions of the Qualified Plan and SRP. A maximum of 35 years of Credited Service may be earned. For rehires after December 31, 2012 (Dr. Perlmutter), Credited Service for benefit accrual purposes ends at the prior date of termination and for eligibility purposes at the full last month of employment. Mr. Davis does not have Credited Service since he entered the Plans after December 31, 2012.

(4)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance Formula of the Qualified Plan and SRP.

Cash Balance Service begins on a participant’s first day of employment and includes all years and completed months of service and ends on the participant’s date of termination of employment. Cash Balance Service is projected to December 31 to determine benefit accrual under the Cash Balance Formula under the Qualified Plan and SRP.

(5)	For the Qualified Plan and SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is age 62 and 10 years of eligibility service. For all the Named Executive Officers shown, this is age 62 except for Dr. Perlmutter for whom it is age 65:

• Discount rate equals 4.2% for the Qualified Plan and 4.1% for the SRP;

• RP2014 Mortality Table, sex based; the mortality table in accordance with Sec. 417(c)(3)(A)(ii)(I) of the Internal Revenue Code for lump sums; and

• Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity.

The Named Executive Officers participate in two defined benefit plans as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP (collectively, the “Retirement Plans”) are based on several formulas.

Benefit Formulas. Beginning in 2013, a Cash Balance Formula was added to replace the Final Average Pay Formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the better benefit under the Cash Balance or Final Average Pay Formula through December 31, 2019, or the date the participant terminates employment or loses Retirement Plan eligibility, if earlier. All Named Executive Officers except Dr. Perlmutter and Mr. Davis are eligible for transition benefits.

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•	Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated under the Final Average Pay Formula, which shows Retirement Plan benefits as a single life annuity normally payable on the first of the month coincident with or following age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

•	Cash Balance Formula: For service starting January 1, 2013, benefits are calculated under the Cash Balance Formula, which shows Retirement Plan benefits as an account that grows with annual pay credits and annual interest credits from Merck according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than
	40	4.5%
40	50	5.5%
50	60	6.5%
60	70	8.0%
70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay (FAP). For the FAP Formula, for participants who initially terminated employment before January 1, 2013, FAP is the average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she initially terminated employment. For participants who were actively employed on December 31, 2012, FAP is a participant’s highest five consecutive calendar years of pay for the 10 years before January 1, 2013, or as of the earlier of December 31, 2019, or the date the participant terminates employment, if eligible for the prior formula transition provisions. For this purpose FAP means the greater of (a) or (b):

(a)	Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the savings plan or elective deferrals to our flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.

(b)	Actual cash earnings. Cash earnings are determined before any pre-tax deductions for the savings plan or elective deferrals to our flexible spending accounts. Also included are overtime pay, bonuses, commissions, special awards (prior to 2013 only), shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. The following amounts are excluded: grants under the ISP, any distribution of a previously deferred award under any of our incentive plans, and any other form of compensation.

Total Pay. For the Cash Balance Formula, Total Pay for NEOs generally means base pay and Executive Incentive Plan amounts but excludes other amounts, such as LTI and other bonuses.

Vesting. A participant generally vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when he or she has at least three years of vesting service. All NEOs are vested except for Mr. Davis, who will be vested in April 2017.

A participant who is vested but terminates employment before being eligible for early retirement subsidies under the Final Average Pay Formula is referred to as a “terminated vested” participant and can commence receiving benefits from the Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. However, with respect to benefits that accrued after 2004 under the SRP, payment will be made as of the first day of the month after the later of (a) the month in which the participant attains age 55 or (b) separates from service (as defined by the Internal Revenue Service). The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies (under the Final Average Pay Formula). If a participant terminates employment at or after age 55 when he or she has at least 10 years of eligibility service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3% per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under the “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of eligibility service) could receive an unreduced immediate benefit. In addition, a Social Security Bridge Benefit represented an additional benefit

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for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995, and were then at least age 40. Mr. Frazier’s transition percentage is 5.39—that is, 5.39% of the enhancement continues to apply. Other Named Executive Officers do not have these transition benefits.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code (“IRC”). The SRP is an unfunded plan maintained to provide benefits to highly compensated employees impacted by the IRC limits and provides benefits according to the formula described above which exceed those limits, as well as benefits that are payable because compensation deferred into the Merck Deferral Program prior to 2013 is excluded from the definition of final average compensation in the Qualified Plan (and so are payable solely from the SRP).

In addition, for employees who were, prior to January 1, 1995, subject to the Company’s mandatory age 65 retirement policy due to their exemption from the Age Discrimination in Employment Act, an additional benefit is payable upon retirement from active service at age 65. The additional benefit is an amount calculated under the benefit formula in the Qualified Plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) minus: (i) the minimum benefit, where applicable, or the supplemental benefit; (ii) the Qualified Plan benefit; and (iii) any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995, to prospectively eliminate this additional benefit. Further, in 2009, the Company revised its mandatory retirement policy to cover only the CEO. As a result of his appointment to CEO, Mr. Frazier is eligible to receive this benefit provided that he remains subject to the mandatory retirement policy at least until age 64 (i.e., until December 17, 2018) and retires from the Company once he reaches age 65. If those requirements are met, Mr. Frazier will have 30 years of credited service (as compared to 27.5, without benefit of this provision). The provision does not affect any other Named Executive Officer.

Forms of Benefit. Participants in the Qualified Plan generally can choose among single, joint and term certain annuities and a lump sum. All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9% interest rate except for the lump sum which uses interest rates based on a yield curve of corporate debt instruments, as provided by the Internal Revenue Code. The interest rate used to determine the lump sum changes quarterly: during 2014, the blended 3-tiered interest rates ranged between 1.21% and 5.57%.

SRP Payments. Payments under the SRP of benefits accrued and vested prior to 2005 generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the Qualified Plan, may choose any other form of benefit described above for his or her pre-2005 SRP benefit. Post-2004 SRP balances are payable as a lump sum. A participant may elect this benefit to be paid in 5 or 10 annual installments. This election must be made at least 12 months prior to the later of termination or age 55 and payment generally is subject to a five year delay. For top-50 compensated employees of the Company, payments of the post-2004 SRP benefit generally are made at the later of age 55 or 6 months after separation from service.

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NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, unsecured deferred compensation plan. The Deferral Program allows participants who are executive officers to defer the following:

•	All or a portion of their annual bonuses (but not less than $3,000); and/or

•	Up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2014
				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance at
	in 2014	in 2014	in 2014	in 2014	12/31/14
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
K.C. Frazier	$675,000	$128,700	$354,860	$0	$10,113,394
R.M. Davis	0	0	0	0	0
B.N. Kuhlik	0	49,492	6,102	0	127,154
R.M. Perlmutter	0	61,367	2,100	0	63,467
A.H. Schechter	0	62,711	47,350	0	491,321
P.N. Kellogg	$0	$32,987	$115,640	0	$1,852,211

(1)	The amount disclosed in this column consist of $675,000 of base salary deferred by Mr. Frazier in 2014 (this amount is included in the “Salary” column of the Summary Compensation Table for 2014).

(2)	The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation Table for each applicable named executive for 2014.

(3)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2014 to December 31, 2014.

(4)	This column includes deferred compensation earned in earlier years which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements as follows: Frazier, $672,404 for 2013 and $675,000 for 2012.

Deferral Program Investments: Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan. Prior to 2011, RSUs and PSUs could be deferred into the Merck Deferral Program instead of being paid upon vesting. Deferrals of RSUs and PSUs were required to be made to the Merck common stock fund and may not be reallocated into any other investment alternative.

Distributions: When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The section below describes the payments that may be made to the Named Executive Officers upon separation, pursuant to individual agreements, or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see Pension Benefits table and related narrative beginning at page 59.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the Named Executive Officers, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2014, certain management level employees, including the Named Executive Officers, were eligible to receive the following severance pay, payable in lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay
Less than 1 year	26
1 – 4 years	40
5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Health and Welfare Continuation. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

Outplacement Assistance. Under the Separation Plan, certain management level employees, including the Named Executive Officers, are eligible for up to 12 months of Company-provided executive outplacement services from our outplacement vendor.

EIP Awards

As part of our standard practice for separated employees, we may pay an amount in lieu of a bonus payout under the EIP, depending on the date of separation.

•	If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separated, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•	If employment terminates after June 30 and on or before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year. This amount is payable in a lump sum at a time that complies with Section 409A of the Internal Revenue Code.

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Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other plans as described below. In general, the benefits are only provided in exchange for a valid release of claims and depend upon whether an employee is “retirement eligible,” “bridged,” or “other separated,” as the terms are defined below.

Retirement eligible employees are separated employees who, as of their separation date, are at least age 55 with at least 10 years of Cash Balance Service under the Qualified Plan or are at least age 65 without regard to years of Cash Balance Service. Under the Final Average Pay Formula, for retirement eligible employees, a transition Rule of 85 is provided if the employee is within two years of attaining eligibility for the benefit on his or her separation date. This transition benefit is described under the Pension Benefits table and related narrative beginning at page 59. Payments may be made from the Qualified Plan and SRP at the time and in the form described under the Pension Benefits table and related narrative.

Bridged employees generally are separated employees who are not retirement eligible but who, as of December 31 of the year in which their separation occurs, are or would have been at least age 50 with at least 10 years of Cash Balance Service under the Qualified Plan. All separated bridged employees receive the following benefits:

•	Retirement Plans. Under the Final Average Pay Formula, bridged employees receive a portion of the benefit that would be payable if they were at least age 55 with at least 10 years of Credited Service, but who are younger than age 65 on their separation date. Benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro-rata portion of the enhancement provided by these early retirement subsidies. This pro-rata portion equals the percentage of the employee’s Credited Service on his/her separation date divided by the Credited Service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree.

•	Medical, Dental and Life Insurance Plans. In 2014, all separated employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

If the separated employee is at least age 51 with 10 years of Cash Balance Service as of December 31, 2014, at the end of their benefits continuation period, the employee is treated as eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees as they may be amended from time to time. In 2015 and future years, the separated employee must be at least age 52 with 10 years of Cash Balance Service as of December 31 of the year of separation in order to be treated as eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees as they may be amended from time to time.

•	Options, RSUs and PSUs. In 2014, all separated bridged employees are eligible to be treated in accordance with plan provisions applicable to retired employees with respect to options, RSUs and PSUs granted to them before 2013. For options, RSUs and PSUs granted to them in 2013 and 2014, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits; if they are not also eligible for subsidized retiree medical benefits, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to involuntarily terminated employees.

Other separated employees are separated employees who are not retirement eligible or bridged employees. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time. In addition, these employees are also treated under the provisions applicable to involuntarily terminated employees with respect to their options, RSUs and PSUs.

Individual Agreements and Arrangements

On March 25, 2014, we agreed with Mr. Kellogg, our former Executive Vice President and Chief Financial Officer, that effective as of April 23, 2014, his term as the Company’s Chief Financial Officer would end after seven years of service and significant contributions to the Company. To support the Company’s business needs and to facilitate a smooth transition, the C&B Committee and Mr. Kellogg agreed that he would remain with the Company until May 16, 2014. We also agreed to extend the severance terms of Mr. Kellogg’s June 18, 2007 offer letter which provides for a lump sum severance payment equal to 18 months of base salary, contingent upon his execution of an agreement containing a general waiver and release of claims against the Company and other terms and conditions.

On March 25, 2014, the Board appointed Robert M. Davis to succeed Mr. Kellogg as Executive Vice President and Chief Financial Officer, effective as of April 23, 2014 making him the Company’s principal financial officer. Pursuant to the Company’s offer letter dated March 17, 2014 (the “Offer Letter”), Mr. Davis would be provided with the following:

•	Annual Base Salary of $950,000, subject to annual review by the C&B Committee;

•	Eligibility to participate in the Company’s Executive Incentive Plan with a target bonus for the 2014 performance year of 95% of his Annual Base Salary;

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•	Eligibility to receive an annual equity-based grant beginning in 2014 pursuant to the Company’s Long-Term Incentive Program with a target value of $3,500,000;

•	Sign-On Bonus of $5,000,000 payable in three installments, where (i) $2,500,000 is payable on the first regularly scheduled paycheck following his start date, (ii) $1,250,000 is payable on the first anniversary of his start date, and (iii) $1,250,000 is payable on the second anniversary of his start date. Mr. Davis’ right to receive and retain each payment is conditioned on his continued employment for 24 months after his start date (the “Sign-On Bonus Period”). However, if Mr. Davis’ employment is terminated during the Sign-On Bonus Period by the Company for reasons other than cause or as the result of his death or disability, then he would be entitled to retain the portion of his Sign-On Bonus which has already been paid. If his employment is terminated by the Company for reasons other than cause before an installment due date, then the installments will remain payable in accordance with the original payment schedule;

•	A grant of Restricted Stock Units (“RSUs”) valued at approximately $5,000,000 to be made on the first quarterly grant date immediately following his start date. The RSUs will fully vest on the third anniversary of his start date. The RSUs also vest on the last date of employment if Mr. Davis’ employment is involuntarily terminated by the Company other than for cause;

•	Eligibility to receive a cash payment of $2,000,000 within 90 days of the termination of his employment at the Company other than for cause, provided that the termination occurs on or after the tenth anniversary of his employment start date and he has experienced no breaks in service with the Company. This payment is intended to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer;

•	Reimbursement for certain expenses associated with Mr. Davis’ move of his residence in accordance with the Company’s Relocation Program; and

•	Participation in other benefit plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan.

Change in Control

Participants in the Change in Control Plan include the Named Executive Officers as well as certain other senior executives. With respect to the Named Executive Officers, the severance benefits described below would be provided upon qualifying terminations of employment in connection with or within two years following a change in control. The C&B Committee on November 26, 2012, adopted a number of changes to the Change in Control Plan that, among other things, (1) reduce the size of the participant population; (2) reduce the cash severance multiples for participants other than the CEO; (3) eliminate additional age and service credits under the supplemental pension plan; and (4) raise certain thresholds, thereby increasing the requirements that must be met to trigger the occurrence of a change in control. Any changes to the terms described below are reflected in this discussion.

•	Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three for the CEO, two for the other Named Executive Officers, times the sum of his or her base salary plus the lesser of (a) his or her target bonus amount and (b) the average of the actual bonuses paid to the Named Executive Officer in the three years immediately preceding his or her termination while the Named Executive Officer was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•	Subject to the Named Executive Officer’s timely election under COBRA, continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO (but not beyond the CEO’s 65th birthday) and for up to two years for the Named Executive Officers other than the CEO. These benefits are reduced by benefits obtained from a subsequent employer.

•	If the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active rates described above.

If the Named Executive Officer is a participant in our pension plan, he or she will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for a limited time.

Terminations of employment that entitle a Named Executive Officer to receive severance benefits under the plan consist of (1) a termination without cause or (2) a resignation by the Named Executive Officer for good reason, in each case within two years following a change in control. A Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

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•	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

–	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

–	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

–	no person owns 30% or more of the voting securities of the Company or the successor; or

•	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

A “termination for good reason” for the Named Executive Officers generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level) other than:

–	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice;

–	a change in the person to whom (but not the position to which) he or she reports;

–	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

–	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

•	Reducing annual base salary or level of bonus opportunity;

•	Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•	Failing to continue any compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue his or her level of participation in those plans;

•	Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the change in control plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries, which is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “cause” generally includes:

•	Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

•	Willful misconduct or gross negligence by the executive which is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

–	a felony or

–	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Named Executive Officer must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the Named Executive Officer not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Named Executive Officer may be entitled under other arrangements. The severance benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Named Executive Officer of the restrictive covenants and other obligations under the release.

The Named Executive Officers are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•	In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•	If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•	Upon a change in control, a portion of PSUs generally will become vested as determined by reference to the holder’s period of employment during the performance cycle:

–	based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of the change in control; or

–	otherwise, based on target performance.

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In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the additional payments and benefits the Named Executive Officers would have been entitled to receive under applicable plans and/or arrangements, assuming the applicable triggering event occurred on December 31, 2014. These amounts are in addition to what would otherwise be payable in the event the Named Executive Officer retired. As of December 31, 2014, Mr. Frazier is retirement eligible (i.e., he is at least age 55 and has completed at least 10 years of Credited Service).

		Involuntary Termination		Involuntary Termination
Name	Type of Payment or Benefit	Before Change in Control	Change in Control	After Change in Control
K.C. Frazier	Severance Pay(1)	$2,192,308	—	$11,250,000
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	11,443	—	22,886
	Stock Option Accelerated Vesting(3)	—	—	1,088,566
	PSU Accelerated Vesting(4)	—	—	6,759,182
	RSU Accelerated Vesting	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	2,248,751	—	19,170,634
R.M. Davis	Severance Pay(1)	$475,000	—	$3,705,000
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	9,246	—	36,983
	Stock Option Accelerated Vesting(3)	—	—	—
	PSU Accelerated Vesting(4)	751,086	—	2,048,415
	RSU Accelerated Vesting(5)	4,877,182	—	4,877,182
	Outplacement, Financial Planning	45,000	—	50,000
	Sign-on Bonus	2,500,000	—	2,500,000
	Total	8,657,514	—	13,217,580
B.N. Kuhlik	Severance Pay(1)	$776,435	—	$3,149,219
	Supplemental Pension and Retiree Medical(2)	—	—	1,274,374
	Welfare Benefits Continuation	15,709	—	41,891
	Stock Option Accelerated Vesting(3)	—	—	2,147,546
	PSU Accelerated Vesting(4)	1,585,741	—	3,283,359
	RSU Accelerated Vesting(5)	590,817	—	664,897
	Outplacement, Financial Planning	45,000	—	50,000
	Total	3,013,702	—	10,611,286
R.M. Perlmutter	Severance Pay(1)	$769,240	—	$4,100,000
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	12,351	—	49,403
	Stock Option Accelerated Vesting(3)	—	—	762,001
	PSU Accelerated Vesting(4)	2,389,820	—	4,955,391
	RSU Accelerated Vesting(5)	1,392,846	—	2,525,111
	Outplacement, Financial Planning	45,000	—	50,000
	Total	4,609,257	—	12,441,906
A.H. Schechter	Severance Pay(1)	$1,443,582	—	$3,945,791
	Supplemental Pension and Retiree Medical(2)	3,176,284	—	4,217,872
	Welfare Benefits Continuation	29,335	—	39,113
	Stock Option Accelerated Vesting(3)	152,835	—	980,147
	PSU Accelerated Vesting(4)	2,619,898	—	5,424,629
	RSU Accelerated Vesting(5)	1,098,489	—	1,098,489
	Outplacement, Financial Planning	45,000	—	50,000
	Total	8,565,423	—	15,756,041

(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Merck & Co., Inc. U.S. Separation Benefits Plan as described on page 63.
(2)	SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2014.
(3)	Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2014, multiplied by the difference between the closing price of Merck common stock on December 31, 2014, of $56.79 and the exercise price of the option.
(4)	Each PSU annual tranche that has been completed for 90 days pays out based on actual performance; otherwise, the payout is based on target performance. The value equals the total number of accelerated shares as of December 31, 2014, multiplied by the closing price of Merck common stock on December 31, 2014, which was $56.79.
(5)	The value related to these awards equals the total number of accelerated shares as of December 31, 2014, multiplied by the closing price of Merck common stock on December 31, 2014, of $56.79.

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PROPOSAL 3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2015, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since the merger between Merck & Co., Inc. and Schering-Plough Corporation (the “Merger”), and for Merck Sharp & Dohme Corp. since its retention in 2002 through the Merger, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In conjunction with the mandated rotation of the lead audit partner, the Audit Committee and its Chairman will continue to be directly involved in the selection of PwC’s lead audit partner. A new lead audit partner was designated in 2013. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

The Audit Committee’s Report for 2014 follows.

Audit Committee’s Report

The Audit Committee is comprised entirely of independent directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heighted independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2014, at each of its regularly scheduled meetings, the Audit Committee met as a group with senior members of the Company’s financial management, the independent registered public accounting firm (the independent auditors) and internal auditors. In addition, at each meeting the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to assure that all were carrying out their respective responsibilities. The Audit Committee has received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates as well as other matters that are required to be discussed by the statement on Auditing Standards No. 61, as adopted by the PCAOB. The Audit Committee reviewed and

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discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities and Exchange Commission.

Additional information about the Audit Committee and its responsibilities may be found on page 20 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

Audit Committee
Leslie A. Brun, Chair	C. Robert Kidder
Thomas R. Cech, Ph.D.	Wendell P. Weeks

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by Independent Registered Public Accounting Firm

Fees for all services provided by PwC, our independent auditors, for 2014 and 2013 are as follows:

	2014 ($ in millions)	2013 ($ in millions)
Audit Fees(1)	$28.9	$28.7
Audit-Related Fees(2)	10.1	5.5
Tax Fees(3)	6.6	7.0
All Other Fees(4)	1.8	2.8
Total Fees	$47.4	$44.0
(1)	Fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.
(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.
(3)	Fees for tax services reported above included approximately $0.4 and $0.8 million, in 2014 and 2013, respectively, for tax compliance services.
(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2014 and 2013 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the U.S. Securities and Exchange Commission.

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PROPOSAL 4.	PROPOSAL TO AMEND AND RESTATE THE 2010 INCENTIVE STOCK PLAN

We are asking our shareholders to re-approve the 2010 Incentive Stock Plan (the “2010 ISP”), the operative terms of which are identical to the terms shareholders approved in 2010. We are seeking shareholder approval so that grants of Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”) to the Named Executive Officers (other than the CFO) may be eligible to qualify as “qualified performance-based compensation” that can be deductible for federal income tax purposes under Section 162(m) of the Tax Code. If we do not receive shareholder approval, we will not make future grants of Performance Awards or Restricted Stock Grants to the Company’s employees who are officers as defined in Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”).

The Board of Directors believes stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging eligible employees to have a greater financial investment in the Company. The 2010 ISP is designed to allow us to grant any of the following Incentives:

•	Incentive and Nonqualified Stock Options (“Stock Options”)
•	Restricted Stock Grants
•	Performance Awards
•	Phantom Stock Awards
•	Stock Appreciation Rights (“SARs”)
•	Share Awards
•	Other Share-Based Awards

The Board approved the 2010 ISP and directed that it be submitted to shareholders for approval. A summary follows, subject to the terms set forth in Appendix A.

Outstanding and Unissued Grants: As of December 31, 2014, under the 2010 ISP, stock options with respect to 76.1 million shares of common stock were outstanding with a weighted average exercise price of $39.05 and a weighted average remaining term of 3.85 years. In addition, there were 15.6 million shares subject to unvested restricted stock or restricted stock units and 2.2 million shares subject to unvested Performance Awards outstanding as of that date and approximately 139.4 million shares were available for grant as of December 31, 2014. The closing price of the common stock on December 31, 2014 was $56.79 per share.

Plan term: Effective May 1, 2010. No new Incentives may be granted on or after May 1, 2020, or earlier if terminated by the Board. However, the term and exercise of Incentives granted before then may extend beyond that date.

Eligibility for grants: Grants may be made to “Eligible Employees” who are regular full-time and part-time employees employed by the Company or its subsidiaries, its affiliates and its joint ventures. Officers, whether or not directors of the Company, non-employee directors, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with the partner or affiliate are also included as eligible. The Compensation and Benefits Committee of the Board of Directors (the “C&B Committee”), all of whom must be independent, determines which Eligible Employees actually receive grants. As of December 31, 2014, there are approximately 70,000 Eligible Employees.

Shares Available: Shareholders approved 185 million shares of common stock of Merck & Co., Inc. (“Common Stock”) in 2010, of which approximately 139.4 million shares remain available. The shares are counted as described below subject to certain adjustments.

Share Counting Method: For purposes of determining the number of shares of Common Stock remaining available for issuance:

•	Only Incentives payable in shares of Common Stock will be counted. Shares of Common Stock relating to Incentives that are settled in cash in lieu of shares under the 2010 ISP will not be counted as issued.
•	Shares of Common Stock that are tendered or withheld in payment of all or part of the exercise price of a Stock Option (or an option under Schering-Plough’s 1997, 2002 and 2006 Stock Incentive Plans (the “S-P Plans”)) are added back to the remaining shares.
•	Shares of Common Stock that are tendered or withheld in satisfaction of the withholding obligations of an Incentive or an award under the S-P Plans are also added back.
•	Shares of Common Stock for Incentives (or awards under the S-P Plans) that expire, are forfeited, are cancelled or terminate for any reason without issuance of shares are added back.
•	Shares of Common Stock issued in connection with Incentives granted in assumption, conversion or substitution of previous awards granted by another entity as the result of the Company’s acquisition of the entity or the combination of the Company with another entity are not counted as issued under the 2010 ISP.
•	Shares of Restricted Stock that are forfeited and returned to the Company upon a participant’s termination of service are added back.
•	Shares covered by a SAR settled in stock that are not issued upon exercise of the right (or a SAR under the S-P Plans) are added back.
•	Shares under a pre-existing, shareholder-approved plan of an entity acquired by the Company (or any subsidiary or affiliate) or an entity with which the Company (or any subsidiary or affiliate) combines may be used for Incentives and will not be counted as issued; such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company (or any subsidiary or affiliate) prior to the acquisition or combination.

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Individual Limitations: In any calendar year, no individual may receive Incentives covering more than 3 million shares of Common Stock, which amount may be adjusted as described below. For Incentives denominated in cash, the limit for all Incentives per individual is $10 million in any calendar year.

Adjustments: In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination of or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spin off, split off, split up, change in corporate structure or other event identified by the C&B Committee, the C&B Committee will make the equitable adjustments in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the number and kind of shares that may be granted to an Eligible Employee in any calendar year, (iv) the option price of Stock Options, and (v) the grant value of SARs, in a manner it may deem appropriate.

General Limitations on Vesting and Exercisability: Incentives generally may not be granted with a vesting period shorter than one year from the grant date. Stock Options and SARs may not be exercisable earlier than one year from grant date; however, where there is an intervening event, vesting and exercisability may be accelerated. For example, under the terms of the 2010 ISP, unless determined otherwise by the C&B Committee on the date of grant, acceleration may occur for all Incentives, upon the grantee’s death or retirement or a change in control (as described below).

Additional Provisions Regarding Stock Options:

Number granted. Determined by the C&B Committee or its delegate (the Board for CEO, as discussed below).

Exercise Price. Not less than 100% of fair market value of a share of stock on the grant date.

•	The fair market value currently is, generally, the closing price of the Common Stock as quoted on the New York Stock Exchange on the grant date.

•	However, the exercise price may be higher (not lower) in certain countries in consideration of local law.

Vesting and Exercise Periods. As determined by the C&B Committee. However:

•	If a grantee’s service is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option expire immediately.

•	The term of a Stock Option, generally, may not exceed ten years. However, in the event of the death of a grantee prior to the expiration of a Nonqualified Option, the C&B Committee may permit exercise for up to 11 years.

Repricing Prohibited. No adjustment or reduction of the exercise price of any outstanding Stock Options in the event of a decline in stock price is permitted without approval by Company’s shareholders or as otherwise specifically provided under the 2010 ISP (such as an adjustment as described below). The prohibition includes:

•	Reducing the exercise price of outstanding Incentives,

•	Canceling outstanding Incentives in connection with regranting Incentives at a lower price to the same individual, and

•	Canceling a Stock Option or SAR in exchange for a cash payment.

Limits on Incentive Stock Options. In general, Incentive Stock Options (“ISO”) must satisfy requirements prescribed by the Internal Revenue Code of 1986, as amended (the “Code”) to qualify for special tax treatment, including the limit of 100 million shares of Common Stock to be issued as ISOs during the term of the Plan. Therefore:

•	No person may receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year.

•	If any grant is made in excess of the limits provided in the Code, the grant automatically becomes a Nonqualified Option.

Dividend Equivalents. No dividends or dividend equivalents may be paid or accumulated during the period of the Option.

Additional Provisions Regarding SARs:

Type of SAR. SARs may be issued singly (“Stand Alone SAR”) or in combination with a Stock Option (“Tandem SAR”). SARs may be paid in shares, cash or a combination of shares and cash as determined by the C&B Committee.

•	A Tandem SAR entitles its grantee to surrender the Stock Option which is then exercisable and receive an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which is surrendered.

•	A Stand Alone SAR grantee is entitled to an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender it is received by the Company over the fair market value of the Common Stock on the date of grant, multiplied by the number of shares covered by the Stand Alone SAR being exercised.

Number granted. Determined by the C&B Committee or its delegate (the Board for CEO, as discussed below).

Dividend Equivalents. No dividends or dividend equivalents may be paid or accumulated in connection to the SAR.

Repricing Prohibited. As described above with respect to options, no adjustment or reduction of the exercise price of any outstanding Stock Appreciation Right in the event of a decline in stock price is permitted without approval by Company’s shareholders or as otherwise specifically provided under the 2010 ISP (such as an adjustment as described below).

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Additional Provisions Regarding Restricted Stock Awards:

Types of Restricted Stock Awards. “Restricted Stock Grants”—either actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”)—may be granted subject to the terms and conditions as the C&B Committee prescribes.

Number granted. Determined by the C&B Committee or its delegate (the Board for CEO as discussed below).

Vesting. Grantees generally must continue service during a period designated by the C&B Committee (“Restricted Period”) in order to receive the shares, cash or combination under the Restricted Stock Grant. The Restricted Period generally may not be shorter than three years.

•	If service ends before the Restricted Period ends, the Restricted Stock Grant will terminate. However, the C&B Committee may, at the time of the grant, provide for the service restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The C&B Committee may, in its discretion, also provide for complete or partial exceptions to the service restriction as it deems equitable.

•	All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the Restricted Period if the conditions described above have been met.

Form of Grant. Restricted Stock Grants are shares of actual Common Stock. Payouts of Restricted Stock Units may be in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the C&B Committee.

Dividend Equivalents. The C&B Committee may, at the time of grant, provide that dividends (or dividend equivalents for Restricted Stock Units) during the Restricted Period are paid, accumulated, or neither paid nor accumulated. For Restricted Stock Grants that are payable upon attainment of performance goals, dividends or dividend equivalents may be accumulated, or neither paid nor accumulated, and may only be paid out to the extent the Restricted Stock Grant is earned.

Section 162(m) compliance. Restricted Stock Grants to Section 16 Officers are intended to constitute “performance-based compensation” under Section 162(m) of the Code to qualify for deduction for federal income tax purposes. The maximum value of Restricted Stock Grants to Section 16 Officers in any year is based on the Company’s performance in the calendar year prior to the year when they are granted to Section 16 officers. In the aggregate, Restricted Stock Grants to Section 16 Officers may not exceed 5% of the Company’s net income for the prior year. No Restricted Stock Grants may be granted to Section 16 Officers unless the Company has net income for the prior year. The Chief Executive Officer of the Company may receive Restricted Stock Grants not to exceed 15% of the maximum value and all other Section 16 Officers may receive Restricted Stock Grants not to exceed 85% of the maximum value, divided by the number of Section 16 officers other than the Chief Executive Officer. The C&B Committee may grant to the Chief Executive Officer, and the Section 16 Officers, Restricted Stock Grants less than those maximum amounts.

Additional Provisions Regarding Performance Awards:

Award Period. The C&B Committee will determine the period for which a Performance Award is made (“Award Period”) and the Performance Goals. The Award Period generally may not be shorter than one year.

Number granted. Determined by the C&B Committee or its delegate (the Board for CEO, as discussed below).

Performance Goals. May include goals based on any or a combination of the following measures relating to the Company, or a subsidiary, division, business unit or joint venture:

•	Share price
•	Revenue
•	Operating income
•	Net operating profit after taxes
•	Operating profit before tax
•	Pre-tax profits
•	Earnings per share
•	Return on shareholders’ equity
•	Return on assets or net assets
•	Return on investment
•	Cash flow
•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
•	Sales
•	Return on Sales
•	Net earnings
•	Net income
•	Net income per share
•	Total shareholder return relative to assets
•	Total shareholder return relative to peers or index
•	Economic value added
•	Growth in assets
•	Share performance
•	Relative share performance
•	Market penetration goals
•	Geographic business expansion goals
•	Strategic business criteria
•	Drug discovery, scientific (including clinical and pre-clinical) goals or regulatory filings or approvals
•	Pipeline value
•	Cost reduction targets
•	Enterprise value based on share price, total shares outstanding and EBITDA
•	Market Share
•	New product launch performance

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•	Compliance goals

•	Customer satisfaction

•	Customer growth

•	Employee satisfaction

•	Earnings before taxes or before interest and taxes

•	Return on capital, including return on total capital or return on invested capital

•	Cash flow return on investment

•	Improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

•	Operating margin

•	Gross margin

•	Year-end cash

•	Cash margin

•	Debt reduction

•	Strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)

•	Establishing relationships with commercial entities with respect to marketing, distribution and sale of Company products (including with group organizations, distributors and other vendors)

•	Supply chain achievements (including establishing relationships with manufacturers and suppliers of component materials and manufacturers of Company products)

•	Financial ratios, including those measuring liquidity, activity, profitability or leverage

•	Cost of capital or assets under management

•	Financing and other capital raising transactions (including sales of the Company’s equity or debt securities factoring transactions)

•	Sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally or through partnering transactions

•	Implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures

•	Factoring transactions

•	Recruiting and maintaining personnel

•	Inventory turnover

•	Days of sales outstanding over a collection period

For a Performance Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, measures may include any other financial or other measurement established by the C&B Committee.

Performance Award Payouts. The C&B Committee will establish the method of calculating the amount of payment to be made under a Performance Award if Performance Goals are met, including any maximum payment. After the completion of an Award Period, the relevant performance will be measured against the Performance Goals, and the C&B Committee will determine whether all, none or a portion of Performance Award is paid. Payment may be made in shares, cash or a combination.

Dividend Equivalents. The C&B Committee may at the time of grant provide that dividends or dividend equivalents during the Award Period are accumulated, or neither paid nor accumulated. Dividends or dividend equivalents may only be paid out to the extent the Performance Award is earned.

Other Share-Based Awards:

Actual shares of common stock or phantom shares of common stock may be granted in the amounts and according to the terms and conditions as the C&B Committee determines, and may be subject to the achievement of the Performance Goals described above. If the vesting of an Other Share-Based Award depends on the achievement of performance goals, the dividends (or dividend equivalents) may only be paid to the extent that the Award has been earned.

Other Information:

Plan Administration. The 2010 ISP is administered by the C&B Committee which is comprised of non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and outside directors (within the meaning of Section 162(m) of the Code). The C&B Committee establishes the terms and conditions of awards, subject to certain limitations in the 2010 ISP plan document. The C&B Committee may delegate to the Chief Executive Officer or other senior management of the Company (or subsidiary) certain authority, including the authority to grant awards to Eligible Employees who are not directors or Section 16 Officers.

Change in Control. Upon a change in control of the Company, with respect to Incentives issued to Eligible Employees in the United States, the 2010 ISP and the Incentives will continue in accordance with their terms, and, except as otherwise determined by the C&B Committee at the time of grant, certain actions will be taken with respect to each type of Incentive, including:

•	Stock Options

–	Stock Options will become fully vested and exercisable upon the option holder’s involuntary termination without cause within 24 months of the change in control.

–	In general, vested stock options may be exercised for five years following termination of the option holder’s service following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

–	If the Stock Option is not continued by the surviving company following the change in control and is not converted into an option for shares of the surviving company, the option holder will be entitled to receive a cash payment in an amount at least equal to the difference between the price per share paid to shareholders in the change in control and the exercise price of such Stock Option.

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–	Performance-based stock options held by key research and development personnel also continue under their terms unless these stock options are, generally, cancelled in the transaction, in which case a portion of the performance-based stock options will vest and become exercisable based on the performance goals that have been met at the time of the change in control.

•	Restricted Stock Grants

–	Upon the grantee’s involuntary termination without cause within 24 months after the change in control, Restricted Stock Grants will continue to vest as if the grantee’s service had continued and will, generally, become payable under its original terms in shares of the surviving company’s stock.

–	If Restricted Stock Grants are not continued by the surviving company following the change in control and are not converted into a substantially similar restricted stock grant with respect to shares of the surviving company, the grantee will be entitled to receive a cash payment for all of the grantee’s outstanding Restricted Stock Grants.

•	Performance Awards

–	Upon the grantee’s involuntary termination without cause within 24 months after the change in control of the Company, Performance Awards generally will continue to vest as if the grantee’s service had continued and will, generally, become payable under its original terms in shares of the surviving company’s stock.

–	If Performance Awards are not continued by the surviving company following the change in control and are not converted into a substantially similar performance awards, the Performance Awards will be paid out in cash.

During the 24 months after a change in control, no amendment to the material terms of the 2010 ISP is permitted if it would be materially adverse to participants. The 2010 ISP also provides for payment of participants’ legal fees in the event of disputes after a change in control.

A “change in control” for purposes of the 2010 ISP has the same meaning that it has under the Company’s Change in Control Separation Benefits Plan, except as to awards that are deferred compensation subject to Section 409A of the Code, in which event the definition permitted under Section 409A of the Code will apply.

Limited Transferability. Except as provided in the next sentence, Incentives are not transferable and may not be subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the grantee only by the grantee or the grantee’s guardian or legal representative. The C&B Committee may permit a grantee to make a gift of Nonqualified Options to members of the grantee’s immediate family (spouse, parent, children, stepchildren and grandchildren), spouses of immediate family members, and trusts for the benefit of one or more of them, or a partnership, family partnerships and similar entities for the benefit of immediate family members.

Plan Amendment and Termination. The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes. However, it may not, without the consent of affected grantees, revoke or alter outstanding Incentives in a manner unfavorable to them. The Board also may not amend the Plan without shareholder approval where the absence of approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code.

Federal Income Tax Consequences. An explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the United States follows. This summary is not intended to be complete and does not describe any gift, estate, social security or state, local or non-U.S. tax consequences. It is not intended as tax guidance to grantees in the 2010 ISP.

•	Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or a deduction for the Company. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

•	SARs and Performance Awards. The grant of a SAR or a Performance Award would not result in income for the grantee or a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

•	Restricted Stock Grants. The grant of Restricted Stock would not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares

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transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

•	Share Awards. If Share Awards are in the nature of shares of Merck Common Stock (as opposed to phantom stock), they generally would be taxable as ordinary income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. If in the form of phantom stock, Share Awards generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. In all events, the Company would be entitled to a deduction for the amount included in the grantee’s income.

•	Restricted Stock Units. The grant of Restricted Stock Units would not result in income for the grantee or in a deduction for the Company. Upon the receipt of shares or cash under the award of grant of Restricted Stock Units, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

•	Section 162(m). As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve the Company’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to our Chief Executive Officer and three most highly compensated executive officers (other than our Chief Financial Officer). To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” Although it is our intent to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the Committee may authorize compensation that is not deductible if it is determined to be appropriate.

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity compensation plans as of the close of business on December 31, 2014. The table does not include information about tax qualified plans such as the Merck U.S. Savings Plan.

	Number of			Number of
	securities to be			securities remaining
	issued upon		Weighted-average	available for future
	exercise of		exercise price of	issuance under equity
	outstanding		outstanding	compensation plans
	options, warrants		options, warrants	(excluding securities
	and rights		and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	76,135,293	(2)	$39.05	139,363,369
Equity compensation plans not approved by security holders	—		—	—
Total	76,135,293		$39.05	139,363,369

(1)	Includes options to purchase shares of Company Common Stock and other rights under the following shareholder-approved plans: the Merck Sharp & Dohme 2004, 2007 and 2010 Incentive Stock Plans, the Merck & Co., Inc. 2006 and 2010 Non-Employee Directors Stock Option Plans, and the Merck & Co., Inc. Schering-Plough 2002 and 2006 Stock Incentive Plans.

(2)	Excludes approximately 15,634,028 shares of restricted stock units and 2,153,873 Performance Awards (assuming maximum payouts) under the Merck Sharp & Dohme 2004, 2007 and 2010 Incentive Stock Plans. Also excludes 299,571 shares of phantom stock deferred under the MSD Employee Deferral Program and 496,492 shares of phantom stock deferred under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation.

The Board of Directors recommends a vote FOR this proposal.

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PROPOSAL 5.	PROPOSAL TO AMEND AND RESTATE THE EXECUTIVE INCENTIVE PLAN

We ask that our shareholders approve an amended and restated Executive Incentive Plan (the “EIP”), which was last submitted to shareholders in 1994. The EIP is intended to continue to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, which permits us to deduct from our federal income tax payments made under it to our Named Executive Officers other than the CFO. Therefore, if the EIP is not approved by shareholders, no further awards will be made under it.

The EIP is set forth in Appendix B. Subject to those terms, a brief summary follows.

The EIP provides performance-based awards to employees who are officers as defined in Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”) or are key employees in a position to have a direct and significant impact on the Company’s long-term objectives. As of February 23, 2015, 13 employees were participants in the EIP. The EIP is administered by the Compensation and Benefits Committee of the Board of Directors (the “C&B Committee”).

The amount available for awards (the “Award Fund”) in any calendar year is 2.5% of the Company’s net income. If there is no net income, no awards are paid. The maximum amount which may be awarded to the Company’s Chief Executive Officer may not exceed 10% of the Award Fund for that year. All other participants may receive an award not to exceed 90% of the maximum Award Fund for that year divided by the number of participants other than the Chief Executive Officer. The C&B Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers.

In determining the amount of a participant’s actual award, the C&B Committee will consider the short-term and long-term goals and performance of the Company and the individual executive. In prior years, it has been the C&B Committee’s practice to reduce the maximum awards to the amount actually paid as described in the General Information Regarding the Executive Incentive Plan section on page 55. The Company intends to continue to exercise negative discretion in the future.

Before the beginning of each award year, each participant may elect that all or part of the award for that year be deferred and distributed at a later date under the Merck Deferral Program. Any awards not deferred are paid in cash by March 15 of the year following the award year.

The Board amended and restated the EIP, subject to shareholder approval, to make relatively minor changes. Compared to the EIP prior to the amendment and restatement, we

•	Removed our ability to pay awards in the form of common stock. The Company now believes that equity grants should be made under the 2010 Incentive Stock Plan, which is also submitted for shareholder approval as described beginning on page 70;

•	Specified that where awards are not deferred, payment will be made no later than March 15 of the year following the award year (formerly, as soon as administratively feasible following the C&B Committee’s approval of the award);

•	Deleted reference to employees of a corporate entity that has been dissolved; and

•	Specified that independent contractors and similar other non-employees cannot participate.

The EIP may be amended or discontinued by the Board of Directors or the shareholders at any time subject to applicable law. However, no amendment may materially adversely affect any award already made. In addition, shareholder approval is required to amend the EIP in a manner that substantially increases its cost to the Company. Shareholder approval is also required where necessary for continued compliance with Section 162(m).

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New Plan Benefits

The amounts to be granted in the future are not determinable under either the ISP or the EIP. The table below shows the amounts that were granted as options, RSUs and PSUs under the ISP, and non-equity incentive plan compensation under the EIP during 2014.

	INCENTIVE STOCK PLAN						EXECUTIVE INCENTIVE PLAN
	Option	Option	RSU	RSU	PSU	PSU
	Dollar Value	Number	Dollar Value	Number	Dollar Value	Number	Dollar Value
Name and Position	($)(1)	of Units	($)(2)	of Units	($)(3)	of Units	($)(4)
Kenneth C. Frazier, Chairman, President and Chief Executive Officer	$3,999,998	550,206	$0	0	$6,000,021	105,690	$3,341,250
Robert M. Davis, Executive Vice President and Chief Financial Officer	1,399,998	192,572	4,999,992	85,881	2,099,995	36,070	812,250
Bruce N. Kuhlik, Executive Vice President and General Counsel	919,997	126,547	0	0	1,380,022	24,309	1,035,608
Roger M. Perlmutter, M.D., Ph.D., Executive Vice President and President, Merck Research Laboratories	1,399,998	192,572	0	0	2,099,979	36,991	1,771,875
Adam H. Schechter, Executive Vice President and President, Global Human Health	1,519,997	209,078	0	0	2,279,997	40,162	1,432,394
Peter N. Kellogg, Former Executive Vice President and Chief Financial Officer	1,280,000	176,066	0	0	1,920,018	33,821	0
Executive Group	$10,519,988	1,447,041	$4,999,992	85,881	$15,780,032	277,043	$8,393,377
Non-Executive Director Group	$0	0	$0	0	$0	0	$0
Non-Executive Officer Group	$3,119,993	429,160	$299,949	5,152	$4,379,976	77,153	$5,094,428

(1)	The amounts shown in this column represent the full grant date fair market value, using a Black-Scholes value of $7.27 per share, for stock options granted on May 9, 2014 in accordance with FASB ASC Topic 718.
(2)	The amounts shown in this column represent the full grant date fair market value of $58.22 per share of the RSUs granted on May 9, 2014 in accordance with FASB ASC Topic 718.
(3)	The amounts shown in this column represent the full grant date fair market value of $56.77 per share on March 31, 2014 ($58.22 on May 9, 2014 for Mr. Davis) of the number of target PSUs granted in accordance with FASB ASC Topic 718.
(4)	Amounts shown are the amounts awarded for the 2014 performance period.

The Board of Directors recommends a vote FOR this proposal.

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SHAREHOLDER PROPOSALS

The text of the shareholder proposals and supporting statements appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The shareholder proposals may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The address of each of the proponents is available upon request. Requests may be sent to Merck & Co., Inc., Office of the Secretary, 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A.

PROPOSAL 6.	SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT

William Steiner, of Piermont, New York, owner of at least 100 shares of common stock of the Company as of December 31, 2014, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 6 — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal empowers shareholders by giving them the ability to effect change without being forced to wait until the annual meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a shareholder meeting between annual meetings to consider urgent matters.

A study by Harvard professor Paul Gompers supports the concept that shareholder disempowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

It may be possible to adopt this proposal by simply adding such brief words as these to our governance documents:

“Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.”

Please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 6

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Board of Directors’ Statement in Opposition to the Proposal

Although the Board of Directors does not support the ability of shareholders to act by consent without a meeting, the Board has sought to afford shareholders with a greater ability to call and express their views at special shareholders meetings. In that connection, after substantial Company outreach to shareholders and consideration of feedback received from them, the Board amended the By-Laws of the Company in 2014 to allow holders of as little as 15% of the Company’s stock to call for a special shareholder meeting. In addition, under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholder meeting, which the court may order upon a showing of good cause.

The Restated Certificate of Incorporation of the Company requires that all shareholder action be taken at an annual or special meeting to which all shareholders are invited, rather than by written consent. This is to ensure that all shareholders have a voice in critical matters affecting the Company as well as a meaningful and structured opportunity to exchange views with the Board before acting. If a subset of the Company’s shareholders could act by written consent without a meeting, amendments to the Company’s By-Laws and other corporate actions could be taken without all shareholders having an opportunity to provide input on the decision. Moreover, allowing shareholders to act by written consent can potentially expose the Company to numerous consent solicitations which would force the Company to incur significant expense and could cause disruption to its operations.

The Board of Directors believes that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at relatively low thresholds, best protects the interests of all shareholders in a fair and balanced manner.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 7.	SHAREHOLDER PROPOSAL CONCERNING ACCELERATED VESTING OF EQUITY AWARDS

Kenneth Steiner, of Great Neck, New York, owner of at least 500 shares of common stock of the Company as of November 25, 2014, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 7 — Limit Accelerated Executive Pay

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board’s executive pay committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be broken if such pay is made on an accelerated schedule. Accelerated equity vesting allows executives to obtain pay without necessarily having earned it through strong performance.

Please vote to protect shareholder value:

Limit Accelerated Executive Pay — Proposal 7

Board of Directors’ Statement in Opposition to the Proposal

The Board believes that it is in shareholders’ best interest to retain the Company’s current change in control equity vesting provisions, which require a “double trigger” for vesting of outstanding stock option, restricted stock unit (“RSU”) and performance share unit (“PSU”) awards in connection with a change in control (unless the change in control results in the Company no longer being a public company or the awards are not assumed by the successor entity, in which case the grantees receive cash based on the price paid to shareholders in the change in control). For vesting of such equity awards to be accelerated, a change in control must occur and the executive’s employment must be involuntarily terminated within two years following the change in control. PSUs are deemed to be earned at target due to the challenges of determining the performance measures following a change in control and are distributed at the same time and in the same manner as for active grantees whether or not employment continues.

The Board believes the Company’s current policy appropriately aligns the interests of senior executives and shareholders. This is because a change in control creates uncertainty surrounding the plans of new ownership and whether, through loss of employment, executives will forfeit their ability to realize value from unvested equity awards. The risk of that loss creates a disincentive for the executives responsible for consideration, negotiation and implementation of a transaction that would lead to a change in control to support such a transaction. The current equity award treatment eliminates that disincentive by providing for acceleration of vesting in the event of a qualifying employment termination.

The Board believes that its current practices are common in a majority of companies. Adoption of the proposal would therefore place the Company at a competitive disadvantage in attracting and retaining highly qualified and talented executives relative to competing companies that employ the more common “double trigger” provision without proration in the event of a qualifying termination of employment following a change in control. Further, in the event of a potential transaction, the retentive power of the compensation program could be diminished if executives were to forfeit a portion of their equity grants, and the potential loss of key executives could mitigate the ability of the Company to deliver an intact management team and achieve critical performance goals. Such an outcome could reduce the value of the Company to an acquirer and thereby negatively affect the amount current shareholders would realize in the transaction.

The Board believes that our current treatment of equity grants following a change in control is consistent with our overarching goals of providing pay for performance and attracting and retaining highly talented executives in a competitive marketplace where similar benefits are common. We believe the equity treatment works well as an integrated aspect of related severance and other change in control protections. The Board does not believe the proposal would be in the best interest of shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 31, 2015, the record date, and are entitled to vote at the meeting.

This proxy statement and 2014 Annual Report on Form 10-K (the “Proxy Material”), along with either a proxy card or a voting instruction form, are being mailed to shareholders beginning April 13, 2015. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan.

What constitutes a quorum?

As of the record date, 2,828,453,353 shares of Merck common stock were issued and outstanding. A majority of the outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	Via the internet. You may vote via the internet at www.proxyvote.com.You will need the 16-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 25, 2015.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 25, 2015.

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. Please see admission requirements for the Annual Meeting on page 7. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting. Please see admission requirements for the Annual Meeting on page 7.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

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What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the nominees named on pages 28 through 33 of this proxy statement;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015;

•	FOR the approval of the proposed amendment and restatement of the 2010 Incentive Stock Plan;

•	FOR the approval of the proposed amendment and restatement of the Executive Incentive Plan; and

•	AGAINST each of the shareholder proposals.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you hold your shares though a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote”. For your vote to be counted, you will need to communicate your voting decision to your broker, bank or nominee before the date of the shareholder meeting.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Material in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Proxy Material at the same address, additional copies will be provided upon written or oral request. If you are a shareholder of record, you may contact us by writing to Merck Stockholder Services, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A. or by calling our toll-free number 1-877-602-7615. Eligible shareholders of record receiving multiple copies of the Proxy Material can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or you can request householding by notifying your broker, bank or nominee.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the meeting. Additionally, shareholders may call 1-800-CALL-MRK (1-800-225-5675) beginning on Friday, May 29, 2015.

Can I access the Proxy Material on the internet instead of receiving paper copies?

The Proxy Material is available on Merck’s website at http://www.merck.com/finance/proxy/overview.html. Shareholders of record may choose to stop receiving paper copies of Proxy Material in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Material on the internet, you will receive an e-mail message next year that will provide a link to those documents on the internet. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Material on the internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the internet address for access to the Proxy Material.

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How much did this proxy solicitation cost?

Morrow & Co., LLC has been hired by the Company to assist in the distribution of these proxy materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company may also solicit proxies by telephone or in-person meetings. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the shareholders.

REQUIREMENTS FOR SUBMITTING PROXY PROPOSALS AND TRANSACTION OF BUSINESS AT ANNUAL MEETING

Date for Receipt of Shareholder Proposals for Inclusion in the Proxy Statement for the 2016 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with the rules of the SEC, shareholder proposals must be submitted in writing to Geralyn S. Ritter, Senior Vice President, Corporate Secretary and Assistant General Counsel, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A. and received at this address by December 15, 2015.

Procedure for Transaction of Business at Annual Meeting

Under provisions of our By-Laws, in order for a shareholder to present a proposal or other business for consideration by our shareholders at the 2016 Annual Meeting of Shareholders, the Secretary of the Company must receive by January 27, 2016, a written notice containing the following information:

(a)	the name and address of the shareholder who intends to present the business at the meeting of the shareholders, a brief description of the business intended to be presented, the reasons for conducting this business at the meeting and any material interest of the shareholder in the business;

(b)	a representation that the shareholder is a holder of record of stock of the Company entitled to vote on the business at that meeting and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

(c)	a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) with respect to the business to be presented; and

(d)	such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such business been presented, or intended to be presented, by the Board of Directors.

This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the notice provisions of our By-Laws as described begnning on page 26.

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FORWARD LOOKING STATEMENTS

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2014, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

April 13, 2015

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APPENDIX A	MERCK & CO., INC. 2010 INCENTIVE STOCK PLAN

(As Amended and Restated Effective June 1, 2015)

1. PURPOSE

The Plan, effective as of May 1, 2010, is established to encourage employees of the Company, its subsidiaries, its affiliates and its joint ventures to acquire common stock in the Company. The Plan shall be available to provide Incentives, including cash incentives, to Eligible Employees of the Company, its subsidiaries, its affiliates and its joint ventures, as provided under the terms of the Plan. It is believed that the Plan will serve the interests of the Company and its stockholders because it allows employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire the Company’s Common Stock and to earn cash incentives based on the achievement of performance goals, which in turn will stimulate employees’ efforts on the Company’s behalf, and maintain and strengthen their desire to remain with the Company. It is believed that the Plan also will assist in the recruitment and retention of employees of the Company, its subsidiaries, its affiliates and its joint ventures.

2. DEFINITIONS

“Award Period” has the meaning set forth in Section 10(a).

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 24(e).

“Chief Executive Officer” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Benefits Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors.

“Common Stock” means the common stock, $0.50 par value per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Company” means Merck & Co., Inc. (formerly Schering-Plough Corporation) following the merger transactions completed on November 3, 2009.

“Director” means a director of the Company.

“Eligible Employee” shall have the meaning set forth in Section 4(a).

“Employee” shall have the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Person” shall have the meaning set forth in Section 4(b).

“Incentive Stock Option” or “ISO” means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incentive” means a grant of Stock Options, Stock Appreciation rights, Restricted Stock Grants, Performance Awards, Share Awards, Phantom Stock Awards, and cash or any or all of them.

“Nonqualified Option” means a stock option that is not an Incentive Stock Option.

“Performance Shares” means an award denominated in shares granted to an Eligible Employee under Section 10.

“Performance Awards” means Performance Units or Performance Shares or either or both of them.

“Performance Goals” has the meaning set forth in Section 10(a).

“Performance Units” means an award denominated in shares of Common Stock or cash granted to an Eligible Employee under Section 10.

“Phantom Stock Award” means an award of phantom shares of Common Stock granted to an Eligible Employee under Section 12.

“Plan” means the Merck & Co., Inc. 2010 Incentive Stock Plan, (Amended and Restated as of June 1, 2015) as further amended from time to time.

“Prior Plan” means any of the Merck & Co., Inc. Schering -Plough 1997, 2002 and 2006 Stock Incentive Plans.

“Restricted Period” has the meaning set forth in Section 11(a).

“Restricted Stock” means shares of Common Stock issued or transferred to an Eligible Employee under Section 11.

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“Restricted Stock Grants” has the meaning set forth in Section 11.

“Restricted Stock Units” means a right granted to an Eligible Employee under Section 11 representing a number of phantom shares of Common Stock.

“Section 16 Officer” means an individual who serves as an “officer” of the Company as such term is defined in Rule 16(a)-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an award of actual shares of Common Stock granted to an Eligible Employee under Section 12.

“Spread” shall have the meaning set forth in Section 9(b).

“Stand Alone SAR” means a Stock Appreciation Right granted without an underlying Stock Option as provided in Section 9.

“Stock Appreciation Right” means a right to receive the appreciation in the fair market value of shares of Common Stock, as provided in Section 9.

“Stock Option” means a Nonqualified Option or an Incentive Stock Option, or either or both of them.

“Substitute Incentive” means an Incentive granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or affiliate with which the Company or any subsidiary or affiliate combines.

“Tandem SAR” means a Stock Appreciation Right granted with respect to an underlying Stock Option as provided in Section 9.

“Successor Option” shall have the meaning set forth in Section 24(a).

3. ADMINISTRATION

The Plan shall be administered by the Committee. A Director may serve on the Committee only if he or she (i) is a “Non-Employee Director” of the Company for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” of the Company for purposes of Section 162(m) of the Code. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Employees receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan and any instrument or agreement relating to the Plan, including but not limited to, the right to correct any defect or supply any omission, construe disputed or doubtful Plan (or related instrument or agreement) provisions, reconcile any inconsistency in the Plan or in any related instrument or agreement, and of establishing, amending, rescinding and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan, related instrument or agreement. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan, related instrument or agreement, and the Plan’s rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee.

The Committee, as permitted by applicable state law, may delegate any or all of its power and authority hereunder to the Chief Executive Officer or such other senior member of management of the Company or one of its subsidiaries as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting a Section 16 Officer or non-employee director and that no such delegation shall be made in the case of Incentives intended to be qualified under Section 162(m) of the Code; and provided further, that the Chief Executive Officer or other senior member of management may further delegate such authority in accordance with the Company’s policy on delegation of authority.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

4. ELIGIBILITY

(a)	Employees. Regular full-time and part-time employees employed by the Company, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, non-employee directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an “Employee”) shall be eligible to participate in the Plan if designated by the Committee (“Eligible Employees”).

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(b)	Non-employees and other Excluded Persons. The term “Employee” shall not include any of the following (collectively, “Excluded Persons”): a person who is an independent contractor, or agrees or has agreed that he/ she is an independent contractor of the Company; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee or an Eligible Employee, even if he/she previously had been an employee or Eligible Employee; or a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; a “leased employee” as defined under Section 414 (n) of the Code. An Excluded Person is not an Eligible Employee and cannot receive Incentives even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.
(c)	No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any person at any time, nor confer upon any person the right to continue in the employ of the Company, its subsidiaries, its affiliates or its joint ventures. No Eligible Employee shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

5. TERM OF THE PLAN

This Plan became effective May 1, 2010. This amendment and restatement is effective June 1, 2015, contingent on the approval of the Plan by a majority of the votes cast at the Annual Meeting of stockholders of the Company on May 26, 2015. No Incentive shall be granted under the Plan on or after May 1, 2020, (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Incentives granted theretofore may extend beyond that date.

6. INCENTIVES

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, (b) Nonqualified Options, (c) Stock Appreciation Rights, (d) Restricted Stock Grants, (e) Performance Awards, (f) Share Awards, (g) Phantom Stock Awards, and (h) cash. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. In general, Incentives may not become non-forfeitable, and Stock Options and Stock Appreciation Rights may not be exercisable, earlier than one year from their grant date except in case of an intervening event, such as for example, a change in control of the Company, or the grantee’s death, retirement or as required by applicable law. Notwithstanding anything to the contrary, any Incentives granted to an individual who is not an Eligible Employee or otherwise in error shall be void ab initio.

7. SHARES AVAILABLE FOR INCENTIVES

(a)	Shares Available. Subject to adjustment as described in subsection (c), the maximum number of shares of Common Stock that may be issued under the Plan is 185 million reduced by one share for each share granted after December 31, 2009 under the Prior Plans or the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan. No more than an aggregate of 100 million shares may be issued as Incentive Stock Options during the term of the Plan.

	(1)	The following shares of Common Stock shall be added to the maximum share limitation described in the first sentence paragraph (a): (i) shares tendered or withheld by the Company in payment of all or part of the exercise price of a Stock Option or, after December 31, 2009 a stock option granted under a Prior Plan; (ii) shares tendered or withheld by the Company to satisfy all or part the tax withholding obligation of an Incentive or a Prior Plan award, on the vesting or exercise of the Incentive or, after December 31, 2009, a Prior Plan award; and (iii) shares not issued upon exercise of all or a portion of a Stock Appreciation Right, or after December 31, 2009 a stock appreciation right granted under a Prior Plan, that is settled in shares.

	(2)	Incentives and similar awards issued by an entity that is merged into or with the Company, acquired by the

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Company or otherwise involved in a similar corporate transaction with the Company are not considered issued under this Plan. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan.

(3)	For purposes of determining the number of shares of Common Stock remaining available for issuance under the Plan, only Incentives payable in shares of Common Stock shall be counted. Shares of Common Stock relating to Substitute Incentives are not counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a). In addition, in the event that a company acquired by the Company or any subsidiary or affiliate or with which the Company or any subsidiary or affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentives and shall not be counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a); provided that such Incentives shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary or affiliate prior to such acquisition or combination.

(4)	The following shares of Common Stock relating to Incentives, or, after December 31, 2009, Prior Plan awards, are not counted as issued for purposes of determining the number of shares remaining available for issuance:

	(i)	Shares of Common Stock that are settled in cash in lieu of shares;

	(ii)	Shares of Common Stock that expire, are forfeited, are cancelled or terminate for any reason without issuance of shares;

	(iii)	Shares of Common Stock issued in connection with Incentives that are assumed, converted or substituted as the result of the Company’s acquisition of an acquired company or the combination of the Company with another company; and

	(iv)	Shares of Restricted Stock (or restricted stock under a Prior Plan) that are forfeited and returned to Company upon a participant’s termination of employment.

(b)	Limit on an Individual’s Incentives. In any calendar year, no Eligible Employee may receive (i) with respect to Incentives denominated with respect to shares of Common Stock, Incentives covering more than 3 million shares of Common Stock (such number of shares shall be adjusted in accordance with Section 7(c)), or (ii) with respect to Incentives denominated in cash, Incentives exceeding $10 million determined as of the date such Incentive is granted.

(c)	Adjustment of Shares. In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spin off, split off, split up, change in corporate structure, or other event identified by the Committee, the Committee shall make such equitable adjustments in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the number and kind of shares that may be granted to an Eligible Employee in any calendar year, (iv) the option price of Stock Options and (v) the grant value of Stock Appreciation Rights, in a manner it may deem appropriate. Any such determination shall be final, binding and conclusive on all parties.

8. STOCK OPTIONS

The Committee may grant options qualifying as ISOs and Nonqualified Options. Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date the Stock Option is granted other than Stock Options that are Substitute Incentives, as determined by the Committee.

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(b)	Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, in the event of the death of an Optionee prior to the expiration of a Nonqualified Option, such Nonqualified Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date (eleven in case of a grantee’s death).

(c)	Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock (by tendering previously acquired Shares, either actually or by attestation, or by the Company withholding shares otherwise issuable in connection with the exercise of the Option), a combination of cash and shares of Common Stock, or through a cashless exercise procedure that allows grantees to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options.

(d)	First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or non-forfeitable and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e)	Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

(f)	Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g)	Limits on ISOs. Except as may otherwise be permitted by the Code, an Eligible Employee may not receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Option.

(h)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options.

9. STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Time and Period of Grant. If a Stock Appreciation Right is granted as a Tandem SAR, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted as a Stand Alone SAR the period for exercise of the Stock Appreciation Right shall be set by the Committee. The maximum term of a Stand Alone SAR shall not exceed ten years from the grant, provided further, however, that, in the event of the death of the grantee prior to the expiration of such Stand Alone SAR, such Stand Alone SAR may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant.

(b)	Value of Stock Appreciation Right. The grantee of a Tandem SAR will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price

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(the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. The grantee of a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stand Alone SAR is received by the Company in accordance with exercise procedures established by the Company over the fair market value of the Common Stock on the date of grant multiplied by the portion being exercised of the number of shares covered by the grant of the Stand Alone SAR. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c)	Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.

10. PERFORMANCE AWARDS

The Committee may grant Performance Awards, including Performance Shares or Performance Units, if the performance of the Company or its parent or any subsidiary, division, business unit, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee. Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Award Period and Performance Goals. The Committee shall determine and include in the terms and conditions of a Performance Award the period of time for which a Performance Award is made (“Award Period”), which generally may not be shorter than one year. The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include:

•	Share price
•	Revenue
•	Pre-tax profits
•	Earnings per share
•	Operating income
•	Net operating profit after taxes
•	Operating profit before taxes
•	Return on stockholders’ equity
•	Return on assets or net assets
•	Return on investment
•	Cash flow, including free cash flow
•	Earnings before interest, taxes, depreciation and amortization (EBITDA)
•	Sales
•	Return on sales
•	Net earnings
•	Net income
•	Net income per share
•	Total shareholder return relative to assets
•	Total shareholder return relative to peers or index
•	Economic value added
•	Growth in assets
•	Share performance
•	Relative share performance
•	Market penetration goals
•	Geographic business expansion goals
•	Strategic business criteria
•	Drug discovery, scientific (including pre-clinical or clinical) goals or regulatory filings or approvals
•	Pipeline value
•	Cost reduction targets
•	Enterprise value based on share price, total shares outstanding and EBITDA
•	Market share
•	New product launch performance
•	Compliance goals
•	Customer satisfaction, customer growth
•	Employee satisfaction
•	Earnings before taxes or before interest and taxes
•	Return on capital (including return on total capital or return on invested capital)
•	Cash flow return on investment
•	Improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

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•	Operating margin
•	Gross margin
•	Year-end cash
•	Cash margin
•	Debt reduction
•	Strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)
•	Establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)
•	Supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products)
•	Financial ratios, including those measuring liquidity, activity, profitability or leverage
•	Cost of capital or assets under management
•	Financing and other capital raising transactions (including sales of the Company’s equity or debt securities factoring transactions)
•	Sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally or through partnering transactions
•	Implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures
•	Factoring transactions
•	Recruiting and maintaining personnel
•	Inventory turnover
•	Days of sales outstanding over a collection period
•	Or any combination of the foregoing.

Solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, Performance Goals may include any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives. For an Award to constitute “performance-based compensation under Section 162(m) of the Code, the Performance Goals with respect to an Award Period shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Award Period has elapsed or (y) the date which is 90 days after the commencement of the Award Period, and in any event while the performance relating to the Performance Goals remains substantially uncertain.

(b)	Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. As to any Performance Award intended to constitute “performance-based compensation” under Section 162(m) of the Code made to an Eligible Employee who is subject to Section 162(m) of the Code, prior to the vesting, payment, settlement or lapsing of any restrictions with respect to the Performance Award, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as “performance-based compensation” and the amount of such Award may be reduced at any time before payment or lapsing of restrictions. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment of an award measured relative to Common Stock shall be based on the fair market value of shares of Common Stock on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the attainment of a Performance Award.

(c)	Revision of Performance Goals. As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made. To constitute “performance-based compensation” under Section 162(m) of the Code, the Committee may, to the extent permitted under Section 162(m) of the Code and the regulations thereunder, provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(d)	Requirement of Employment. A grantee of a Performance Award must remain in the employ of the Company, its subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

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(e)	Dividends. The Committee may, in its discretion, at the time of the Performance Award grant, determine if any dividends declared on the Common Stock during the Award Period which would have been paid with respect to Performance Shares had they been owned by a grantee or dividend equivalents be either (i) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee, or paid as cash, at the end of the Award Period or (ii) not paid or accumulated. Notwithstanding the foregoing, such dividends or dividend equivalents shall only be payable following the end of the Performance Period to the extent that the Performance Shares have been earned.

11. RESTRICTED STOCK GRANTS

The Committee may grant Restricted Stock or Restricted Stock Units to an Eligible Employee, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grants”). Such grants shall not be free from restriction during the period designated by the Committee (the “Restricted Period”), which generally shall not be shorter than three years.

(a)	Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during the Restricted Period in order to receive the shares, cash or combination thereof under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restricted Period, the Restricted Stock Grant shall terminate and any shares of Common Stock shall be returned immediately to the Company, provided that the Committee may provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(b)	Restrictions on Transfer and Legend on Stock Certificates. During the Restricted Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Grant, including but not limited to any shares of Common Stock. Any certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)	Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that any certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)	Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restricted Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Units may be paid in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the expiration of the Restricted Period.

(e)	Dividends. The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on Common Stock during the Restricted Period or dividend equivalents be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restricted Period or (iii) not paid or accumulated. However, if Restricted Stock Grants are performance based as provided below, then dividends or dividend equivalents shall be either (i) accumulated for the benefit of the grantee and used to increase the number of shares of the grantee, or paid as cash, at the end of the Restricted Period or (ii) not paid or accumulated; and shall only be payable following the expiration of the Restricted Period to the extent that the Restricted Stock Grant has been earned.

(f)	Performance-Based Restricted Stock Grants. All Restricted Stock Grants to Section 16 officers are intended to constitute “performance-based compensation” under Section 162(m) of the Code. The maximum value of Restricted Stock Grants to Section 16 Officers shall be based on the Company’s performance in the calendar year prior to the year when the Restricted Stock Grants are granted to Section 16 officers. The maximum value of all Restricted Stock Grants to Section 16 Officers in any year may not exceed 5% of the Company’s net income for the prior year. No Restricted Stock Grants may be granted to Section 16 Officers unless the Company has net income for the prior year. The Chief Executive Officer of the Company may receive Restricted Stock Grants not to exceed 15% of the maximum value. All other Section 16 Officers may receive Restricted Stock Grants not to exceed that amount which is 85% of the maximum value, divided by the number of Section 16 officers other than the Chief Executive Officer. The Committee may grant to the Chief Executive Officer Restricted Stock Grants less than 15% of the maximum value, and to the other Section 16 officers Restricted Stock Grants less than that amount which is 85% of the maximum value divided by the number of Section 16 Officers other than the Chief Executive Officer.

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12. OTHER SHARE-BASED AWARDS

The Committee may grant a Share Award or Phantom Stock Award to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company. Notwithstanding the foregoing, if a Share Award or Phantom Stock Award is performance based as provided below, then dividends or dividend equivalents shall be either (i) accumulated for the benefit of the grantee and used to increase the number of shares of the grantee, or paid as cash, at the end of the performance period applicable to the Share Award or Phantom Stock Award or (ii) not paid or accumulated; and shall only be payable following the expiration of the performance period to the extent that the Share Award or Phantom Stock Award has been earned.

The Committee may designate whether any Share Award or Phantom Stock is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Share Award or Phantom Stock designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 10(a)) and administered in accordance with Sections 10(b) and 10(c), to the extent required by Section 162(m).

13. TRANSFERABILITY

Each Stock Option and Stock Appreciation Right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than ISOs) and Stock Appreciation Right to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option and Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

14. DISCONTINUANCE OR AMENDMENT OF THE PLAN

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code, to ensure compliance with the listing requirements of a national exchange on which such shares are listed, or as may be required or appropriate to comply with changes in applicable laws and regulations. Unless approved by the Company’s stockholders or as otherwise specifically provided under this Plan, no adjustments or reduction of the exercise price of any outstanding Stock Appreciation Rights or Stock Options shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Incentives or through cancellation of outstanding Incentives in connection with regranting of Incentives at a lower price to the same individual, nor may Stock Appreciation Rights or Stock Options be cancelled in exchange for a cash payment to account for a decline in stock price.

15. NO LIMITATION ON COMPENSATION

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

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16. NO CONSTRAINT ON CORPORATE ACTION

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 14, to limit the right or power of the Company, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

17. WITHHOLDING TAXES

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income, excise and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Employee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Employee to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Employee to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

18. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

With respect to Eligible Employees who are Section 16 Officers or non-employee directors, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3 or non-employee directors, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers or non-employee directors is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers or non-employee directors, to the extent permitted by law and deemed advisable by the Plan administrators.

19. COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent applicable, to the extent an Incentive is granted to an Eligible Employee subject to the Code, it is intended that such Incentive is exempt from Section 409A of the Code or is structured in a manner that would not cause the Eligible Employee to be subject to taxes and interest pursuant to Section 409A of the Code.

20. USE OF PROCEEDS

Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

21. GOVERNING LAW

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws. Any action brought under the Plan or pursuant to any Incentive shall be tried and litigated exclusively in the State and Federal courts located in the State of New Jersey.

22. REGISTRATION AND APPROVALS

The obligation of the Company to sell or deliver shares of Common Stock with respect to Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

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Each Incentive is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Incentive or the issuance of shares of Common Stock, no Incentives shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. Notwithstanding anything contained in the Plan, the terms and conditions related to the Incentive, or any other agreement to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to an Incentive granted under the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

23. OFFSET AND SUSPENSION OF EXERCISE

Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Incentive by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Incentive to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.

24. EFFECT OF A CHANGE IN CONTROL – UNITED STATES

(a)	General Authority. With respect to Incentives issued to Eligible Employees employed in the United States, in the event of a Change in Control transaction, the Plan and Incentives shall continue in effect in accordance with their respective terms, and except as otherwise determined by the Committee, the provisions in Sections 24(b) – (e) shall apply to each Incentive, as applicable. Notwithstanding anything to the contrary, the Committee may provide, in its sole discretion, which determination may be provided for in the agreement entered into in connection with a Change in Control Transaction, that following a Change in Control transaction with respect to any or all Incentives that (i) each holder of an Incentive may be entitled to receive with respect to each share of Common Stock subject to any outstanding Incentive, upon exercise of any Stock Option or payment or transfer in respect of other Incentives, as applicable, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Change in Control transaction with respect of each share of Common Stock, (ii) each outstanding Incentive may be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or may be substituted by such corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices (a “Successor Option”) provided that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Incentives prior to such Change in Control transaction, or (iii) with respect to Stock Options, each holder of a Stock Option may be entitled to a cash payment in accordance with Section 24(b)(4) and with respect to Restricted Stock Grants and Performance Awards, each holder of a Restricted Stock Grant or Performance Award may be entitled to a settlement of such Incentives in accordance with Section 24(c)(3).

(b)	Options.

1.	Vesting of Options Other Than Key R&D Options. Except as otherwise determined by the Committee with respect to a particular Stock Option, and notwithstanding any other provision of the Plan to the contrary, in the event a grantee’s employment or service is involuntarily terminated without Cause during the 24 month period following a Change in Control, each unvested Stock Option which is outstanding immediately prior to the Change in Control, other than the Key R&D Options, shall immediately become fully vested and exercisable.

2.	Vesting of Key R&D Options.

(i)	Subject to Section 24(b)(2)(ii), upon the occurrence of a Change in Control, each Key R&D Option shall continue to be subject to the performance-based vesting schedule applicable thereto immediately prior to the Change in Control.

(ii)	Notwithstanding Section 24(b)(2)(i), if the Stock Options do not continue to be outstanding following the Change in Control or are not exchanged for or converted into

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Successor Options, then, upon the occurrence of a Change in Control, all or a portion of each Key R&D Option shall immediately vest and become exercisable in the following percentages: (A) if such Key R&D Option’s first milestone has not been reached before the date of the Change in Control, 14% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; (B) if only such Key R&D Option’s first milestone has been reached before the date of the Change in Control, 42% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; and (C) if such Key R&D Option’s first and second milestones have been reached before the date of the Change in Control, 100% of the then-unvested portion of the Key R&D Option shall vest and become exercisable.

3.	Post-Termination Exercise Period. If Stock Options continue to be outstanding following the Change in Control or are exchanged for or converted into Successor Options, then the portion of such Stock Options or such Successor Options, as applicable, that is vested and exercisable immediately following the termination of employment of the holder thereof after the Change in Control shall remain exercisable following such termination for five years from the date of such termination (but not beyond the remainder of the term thereof) (provided, however, that, if such termination is by reason of gross misconduct, death or retirement (as these terms are applied to awards granted under the Plan), then those provisions of the Plan that are applicable to a termination by reason of gross misconduct, death or retirement shall apply to such termination).

4.	Cashout of Stock Options. If the Stock Options do not continue to be outstanding following the Change in Control and are not exchanged for or converted into Successor Options, (i) any unvested Stock Options shall, immediately prior to the Change in Control, fully vest; and (ii) each holder of a vested Stock Option at the time of the Change in Control, shall be entitled to receive, as soon as practicable following the Change in Control, for each share of Company Common Stock subject to an outstanding Stock Option, an amount of cash determined by the Committee prior to the Change in Control but in no event less than the excess of the Change in Control Price over the exercise price thereof (subject to any existing deferral elections then in effect). If the consideration to be paid in a Change in Control is not entirely shares of common stock of an acquiring or resulting corporation, then the Committee may, prior to the Change in Control, provide for the cancellation of outstanding Stock Options at the time of the Change in Control in whole or in part for cash pursuant to this Section 24(a)(4) or may provide for the exchange or conversion of outstanding Stock Options at the time of the Change in Control in whole or in part, and, in connection with any such provision, may (but shall not be obligated to) permit holders of Stock Options to make such elections related thereto as it determines are appropriate.

(c)	Restricted Stock Grants and Performance Share Awards.

1.	Vesting of Restricted Stock Grants. Except as otherwise determined by the Committee with respect to a particular Restricted Stock Grant, and notwithstanding any other provision of the Plan to the contrary, in the event a grantee’s employment or service is involuntarily terminated without Cause during the 24 month period following a Change in Control, each Restricted Stock Grant which is outstanding immediately prior to the date of such termination will continue in accordance with its terms as if employment had continued through the vesting date of such Restricted Stock Grant.

2.	Vesting of Performance Award. Upon the occurrence of a Change in Control, each unvested Performance Award which is outstanding immediately prior to the Change in Control under the Plan shall immediately become vested in an amount equal to the PSU Pro Rata Amount.

3.	Settlement of Restricted Stock Grants and Performance Awards.

(i)	If the Company Common Stock continues to be widely held and freely tradable following the Change in Control or is exchanged for or converted into securities of a successor entity that are widely held and freely tradable, and Restricted Stock Units and Performance Awards continue to be outstanding following the Change in Control or are converted into substantially similar Restricted Stock Units or Performance Awards with respect to securities of a successor entity, then (A) if the grantee’s employment is involuntary terminated without Cause during the 24 month period following a Change in Control, the Restricted Stock Grants shall be paid in shares of Company Common Stock or such other securities at the same time as such Restricted Stock Grant would have been payable if the grantee had continued employment through the vesting date of such Restricted Stock Grant; and (B) the Performance Awards shall be paid in shares of Company Common Stock or such other securities as soon as practicable after the date of the Change in Control, or in the form of cash with respect to Performance Units (subject to any existing deferral elections then in effect).

(ii)	If the Company Common Stock does not continue to be widely held and freely tradable following the Change in Control and is not exchanged for or converted into securities of a successor entity that are widely held and freely tradable or if Restricted Stock Grants and Performance Awards do not continue to be outstanding following the Change in Control (nor are converted into Restricted Stock Units or Performance Awards with respect to securities of a successor entity), then (A) each unvested Restricted Stock Grant which is outstanding immediately prior to the Change in Control under the Plan shall immediately become fully vested and all outstanding Restricted Stock Grants shall be

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paid in cash as soon as practicable after the date of the of the Change in Control; and (B) the Performance Awards shall be paid in cash as soon as practicable after the date of the Change in Control (subject to any existing deferral elections then in effect).

(d)	Other Provisions.

1.	Except to the extent required by applicable law, for the entirety of the Protection Period, the material terms of the Plan shall not be modified in any manner that is materially adverse to the Qualifying Participants (it being understood that this Section 24(d) shall not require that any specific type or levels of equity awards be granted to Qualifying Participants following the Change in Control).

2.	During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in Section 24(d)(1) and may not be terminated.

3.	The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Qualifying Participant if the Qualifying Participant prevails on his or her claim for relief in an action (x) by the Qualifying Participant claiming that the provisions of Section 24(d)(1) or 24(d)(2) of the Plan have been violated (but, for avoidance of doubt, excluding claims for plan benefits in the ordinary course) and (y) if applicable, by the Company or the Qualifying Participant’s employer to enforce post-termination covenants against the Qualifying Participant.

(e)	Section 24 Definitions. For purposes of this Section 24, the following terms shall have the following meanings:

1.	“Cause” shall have the meaning as set forth in for such term in the Company’s Change in Control Separation Benefits Plan.

2.	“Change in Control” shall have the meaning as set forth for such term in the Company’s Change in Control Separation Benefits Plan; provided, however, that in any event, as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

3.	“Change in Control Price” shall mean, with respect to a share of Common Stock, the higher of (A) the highest reported sales price, regular way, of such share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the NASDAQ National Market during the ten-day period prior to and including the date of a Change in Control and (B) if the Change in Control is the result of a tender or exchange offer, merger, or other, similar corporate transaction, the highest price per such share paid in such tender or exchange offer, merger or other, similar corporate transaction; provided that, to the extent all or part of the consideration paid in any such transaction consists of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.

4.	“Key R&D Options” shall mean those performance-based options granted to employees under the Key Research and Development Program described in the applicable Schedule to the Rules and Regulations for the Plan.

5.	“Protection Period” shall mean the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control.

6.	“PSU Pro Rata Amount” shall mean for each Performance Award, the amount determined by the Committee.

7.	“Qualifying Participants” shall mean those individuals who participate in the Plan (whether as current or former employees) as of immediately prior to the Change in Control.

25. EFFECT OF A CHANGE IN CONTROL – JURISDICTIONS OUTSIDE OF THE UNITED STATES

With respect to Incentives issued to Eligible Employees employed outside of the United States, in the event of a Change in Control transaction, unless otherwise specified at the time of grant by the Committee in the terms and conditions applicable to such Incentive, the provisions of Section 24 shall apply to such Incentive.

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APPENDIX B	MERCK & CO., INC. EXECUTIVE INCENTIVE PLAN

(As Amended and Restated Effective June 1, 2015)

I. PURPOSE

This Plan is designed to provide for awards to selected salaried employees in managerial or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of the Company, and who are in a position to have a direct and significant impact on the growth and success of the Company, thus affording to them a means of participating in that success and an incentive to contribute further to that success. It is intended that the Plan be operated in compliance with the requirements of Section 162(m) of the Code where such compliance and requirements are in accordance with the Company’s compensation strategy.

II. DEFINITIONS

The following words and phrases have the meanings set forth below:

(1)	“Administrative Regulations” means any procedures and regulations established by the Committee pursuant to Section III hereof for the purpose of administering the Plan.

(2)	“Award Fund” means the aggregate amount made available in any given Plan Year pursuant to Section V hereof from which awards determined under Section VI hereof may be made.

(3)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(4)	“Committee” means the Compensation and Benefits Committee of the Board of Directors of the Company, the membership of which shall be members of the Board who are not Employees and all of whom are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code.

(5)	“Company” means Merck & Co., Inc. or any successor thereto.

(6)	“Deferred Award” means that portion of a Participant’s award the payment of which he/she has elected to defer in accordance with the provisions of Section VII hereof.

(7)	“Employee” means any salaried employee of the Company, a Subsidiary or an affiliate, whether full-time or part-time and whether or not an officer or director, excluding, however, any temporary employee or any person serving the Company only in the capacity of director.

“Employee” does not include any person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor, or has any agreement or understanding with the Company, or any of its affiliates that he/she is not an employee or an eligible employee, even if he/she previously had been an employee or eligible employee or is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates, or he/she is a “leased employee” as defined under section 414(n) of the Code, as amended. Such a person is not eligible to participate in the Plan even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.

(8)	“Net Income” means the amount reported by the Company as consolidated income before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount which has been expensed (after taxes) for awards under the Plan in computing such Net Income.

(9)	“Participant” means an Employee who is an officer as defined in Section 16 of the Securities Exchange Act of 1934, as amended, or who has been designated by the Committee to participate in the Plan pursuant to Section IV hereof.

(10)	“Plan” means the Merck & Co., Inc. Executive Incentive Plan as amended from time to time.

(11)	“Plan Year” means the calendar year for which the Award Fund is established.

(12)	“Subsidiary” means any corporation, domestic or foreign (other than the Company), 50% or more of the total voting power of which is held by the Company and/or a Subsidiary or Subsidiaries.

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III. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee may, by majority vote, establish the Administrative Regulations it deems necessary for the proper administration of the Plan and make such determinations and take such action in connection with or in relation to the Plan as it deems necessary. Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company’s independent public accountants.

IV. ELIGIBILITY

Those employees who are officers as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and those employees who are key officers or management employees of the Company, a Subsidiary or affiliate who, in the opinion of the Committee, are in a position to have a direct and significant impact on achievement of the Company’s long term objectives are eligible to participate in the Plan.

V. AWARD FUND

For any Plan Year, an Award Fund shall be established at 2.5% of Net Income. No amounts are paid under the Plan for any Plan Year unless the Company has Net Income. However, the Committee reserves the right under Treas. Reg. Section 1.162-27(e)(2) (iii) to decrease (but not increase) the amount of the Award Fund, in which case such reduction would be applied to all Participants proportionately. For the avoidance of doubt, payouts in the aggregate may not exceed the amount of the Award Fund for any Plan Year.

VI. AWARDS

The Chief Executive Officer of the Company may receive an award not to exceed 10% of the maximum Award Fund for that Plan Year. All other Participants may each receive an award not to exceed that amount which is 90% of the maximum Award Fund for that year divided by the number of Participants other than the Chief Executive Officer, but in no event shall such amount exceed 10% of the maximum Award Fund for that year for any one Participant. The Committee, however, reserves the right under Treas. Reg. Section 1.162-27(e)(2)(iii) to pay to the Chief Executive Officer less than 10% of the maximum Award Fund, and to the other Participants, less than that amount which is 90% of the maximum Award Fund divided by the number of Participants other than the Chief Executive Officer. All such determinations, except in the case of the award for the Chief Executive Officer of the Company, shall be made after considering the recommendations of the Chief Executive Officer and such other matters as the Committee shall deem relevant. In making such determinations, the Committee may, in addition to achievement of short-term business objectives, take into account achievement by key executives of long-term goals of the Company or other performance factors as deemed appropriate by the Committee. In the event the CEO’s or any other Participant’s award is reduced as provided herein, such reduction will not increase or otherwise change the maximum amount of the award available to any other Participant, including the CEO. All awards shall be charged against the Award Fund and shall be paid in cash unless deferred as described below.

VII. DEFERRAL OF AWARDS

A Participant may elect, subject to the approval of, and within limits established by, the Committee, to designate all or any portion of an award as a Deferred Award under the Merck & Co., Inc. Deferral Program. Such election shall be irrevocable and otherwise as required under the Deferral Program and pursuant to the requirements, if any, of Section 409A of the Code. Any portion of a Participant’s award which is not so deferred shall be paid no later than March 15 of the year following the Plan Year.

VIII. LIMITATIONS

Although this Plan sets the maximum amount which may be paid to a Participant in any given Plan Year, the Committee reserves the right to decrease the maximum or eliminate any award to any Participant. No director, officer, employee of the Company nor any other person shall have the authority to enter into any agreement with any person for the making or payment of an award or to make any representation or warranty with respect thereto.

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Neither the action of the Company in establishing the Plan nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company, its Subsidiaries or affiliates.

The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or affiliates from the Participant for any reason.

IX. LIMITATION OF ACTIONS

Every asserted right of action by or on behalf of the Company or by or on behalf of any stockholder against any past, present or future member of the Committee or director, officer or Employee of the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such member director, officer or Employee, cease and be barred upon the expiration of three years (i) from the date of the alleged act or omission in respect of which such right of action arises or (ii) from the date upon which the Company’s Annual Report to stockholders setting forth the aggregate amount of the awards to all or any part of which such action may relate is made generally available to stockholders, whichever date is later; and every asserted right of action by or on behalf of any Employee, past, present or future, or any beneficiary, spouse, child or legal representative thereof, against the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action arises.

X. CLAIMS PROCEDURE

In the case of any Participant (whether active, retired or terminated) or beneficiary whose claim for an award under this Plan has been denied, the Company shall provide adequate notice in writing of such adverse determination setting forth the specific reasons for such denial in a manner calculated to be understood by the recipient thereof. Such Participant or beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.

XI. PLAN AMENDMENT, SUSPENSION OR TERMINATION

The Board of Directors or the stockholders may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan; provided, however, that no such discontinuance, amendment or revision shall materially adversely affect any right or obligation with respect to any award theretofore made. Unless approved by the Company’s shareholders, no amendment of the Plan may be made that would prevent the Plan from complying with the shareholder approval requirements imposed by Section 162(m)(4)(C)(ii) of the Code. Furthermore, any amendment or revision which increases the cost of the Plan by a substantial proportion may be made only by the stockholders. The Plan will continue in operation until discontinued as herein provided.

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WHAT WE DO MATTERS.

OUR GOAL IS TO LEAD THE WAY TO A HEALTHIER FUTURE. BUT WE ALSO CARE ABOUT HOW WE GET THERE TOGETHER.

CORPORATE RESPONSIBILITY IS AT THE HEART OF THE COMPANY'S MISSION TO DISCOVER, DEVELOP AND PROVIDE INNOVATIVE PRODUCTS AND SERVICES THAT SAVE AND IMPROVE LIVES AROUND THE WORLD.

Kenneth C. Frazier
Chairman and Chief Executive Officer

ACCESS TO HEALTH

We aspire to improve the health and wellness of people around the world by expanding access to our medicines and vaccines.

ENVIRONMENTAL SUSTAINABILITY

Our global water strategy aims to achieve sustainable water management within our operations and our supply chain, and to reduce the impact of water-related illness.

EMPLOYEES

We value the diverse contributions of our employees around the world, and are committed to creating a workplace that is open, welcome and respectful of all of our employees.

ETHICS & TRANSPARENCY

We strive to operate openly and transparently in everything we do. Because your trust in us depends on it.

MERCK

Learn more at www.merckresponsibility.com

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M83720-P59785-Z64790

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.

The Board of Directors recommends a vote FOR Items 1 through 5.

1. *Election of Directors* – The Board of Directors recommends a vote FOR the Nominees listed below:

		For	Against	Abstain
1a.	Leslie A. Brun	☐	☐	☐
1b.	Thomas R. Cech	☐	☐	☐
1c.	Kenneth C. Frazier	☐	☐	☐
1d.	Thomas H. Glocer	☐	☐	☐
1e.	William B. Harrison Jr.	☐	☐	☐
1f.	C. Robert Kidder	☐	☐	☐
1g.	Rochelle B. Lazarus	☐	☐	☐
1h.	Carlos E. Represas	☐	☐	☐
1i.	Patricia F. Russo	☐	☐	☐
1j.	Craig B. Thompson	☐	☐	☐
1k.	Wendell P. Weeks	☐	☐	☐
1l.	Peter C. Wendell	☐	☐	☐

		For	Against	Abstain
2.	Advisory vote to approve executive compensation.	☐	☐	☐
3.	Ratification of the appointment of the Company's independent registered public accounting firm for 2015.	☐	☐	☐
4.	Proposal to amend and restate the 2010 Incentive Stock Plan.	☐	☐	☐
5.	Proposal to amend and restate the Executive Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Items 6 and 7.

		For	Against	Abstain
6.	Shareholder proposal concerning shareholders' right to act by written consent.	☐	☐	☐
7.	Shareholder proposal concerning accelerated vesting of equity awards.	☐	☐	☐

	Yes	No
Please indicate if you wish to view future meeting materials electronically via the Internet rather than receiving a hard copy.	☐	☐
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Merck & Co., Inc.
Annual Meeting of Shareholders
Tuesday, May 26, 2015, at 9:00 a.m.
Bridgewater Marriott
700 Commons Way, Bridgewater, New Jersey 08807

287
N
COMMONS WAY
206
BRIDGEWATER COMMONS MALL
BRIDGEWATER MARRIOTT
22

Parking is limited.

Follow Route 287 South to exit 17 (Route 202/206 South). Bear right immediately and make a right at the sign reading Commons Way. At first light, make a left onto Commons Way. Make a left at the fourth light.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M83721-P59785-Z64790

MERCK **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints KENNETH C. FRAZIER, BRUCE N. KUHLIK and GERALYN S. RITTER as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 26, 2015, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder. If no specification is made, the shares will be voted FOR Items 1 through 5 and AGAINST Items 6 and 7.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 25, 2015.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.
(Continued, and to be signed and dated on the reverse side.)